As filed with the U.S. Securities and Exchange Commission December 21, 2021

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	5047 (Primary Standard Industrial Classification Code Number)	82-2619815 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Wolfson

16561 N. 92nd Street, Suite 101

Scottsdale, AZ 85260

(888) 880-7888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mailander Law Office, Inc.

Tad Mailander

4811 49th Street

San Diego, CA 92115

(619) 239-9034

Approximate dates of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☒	Smaller reporting company:	☒

		Emerging growth company	☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (3)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	21,265,393	$0.05	$1,063,269.65	$98.57

(1)	Includes of up to 21,265,393 shares of common stock to be sold to White Lion Capital, LLC, a Nevada limited liability company, under a Common Stock Purchase Agreement dated November 10, 2021.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the closing price of the Company’s common stock of $0.05 on December 1, 2021.

(3)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

THE REGISTRANT HEREBY RESERVES THE RIGHT TO AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THIS REGISTRATION STATEMENT AND THE PROSPECTUS THEREIN COVER THE REGISTRATION OF 21,265,393 SHARES OF COMMON STOCK.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 21, 2021

PRELIMINARY PROSPECTUS

ELECTROMEDICAL TECHNOLOGIES, INC.

16561 N. 92ND Street, Suite 101

Scottsdale, AZ 85260

(888) 880-7888

21,265,393 SHARES OF COMMON STOCK

This Prospectus relates to the offer and resale, from time to time, by the selling stockholders identified herein of up to an aggregate of 21,265,393 shares our Common Stock par value $0.00001 per share (the “Shares”) to be issued to White Lion Capital LLC (“White Lion”), a selling stockholder pursuant to a “Purchase Notice” under an Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), dated November 10, 2021, that we entered into with White Lion. The Common Stock Purchase Agreement permits us to issue Purchase Notices to White Lion, who agreed to invest up to Five Million Dollars ($5,000,000) to purchase the Company’s Common Stock, par value $0.00001 per share. Concurrently, the Company and White Lion entered into a Registration Rights Agreement, as an inducement to White Lion to execute and deliver the Common Stock Purchase Agreement, whereby the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of Common Stock issuable for White Lion’s investment pursuant to the Common Stock Purchase Agreement.

The Common Stock Purchase Agreement terminates on the earlier of (i) the date on which the Investor shall have purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) December 31, 2022.

Pursuant to the Common Stock Purchase Agreement, after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue White Lion an irrevocable Purchase Notice to purchase our registered shares. The number of shares subject to any Purchase Notice shall be the lesser of; (i) 250% of the Average Daily Trading Volume or (ii) the Investment Limit divided by the highest closing price of the Common Stock over the most recent five (5) Business Days including the respective Purchase Date. Notwithstanding the forgoing, White Lion may waive the Purchase Notice Limit at any time to allow the Investor to purchase additional shares under a Purchase Notice. The sale price of the Shares sold to White Lion pursuant to any Purchase Notice is ninety-two percent (92%) of the lowest daily volume weighted average price of the Common Stock during the Valuation Period.

White Lion may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or negotiated prices.

White Lion is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The OTC Markets Group OTCQB tier quotes our common stock under the symbol “EMED.” On December 1, 2021, the closing price of our common stock was $0.05 per share.

We will not receive any proceeds from the sale of shares of our common stock by White Lion. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the irrevocable Purchase Notice right offered by White Lion. We will pay for expenses of this offering, except that White Lion will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE 7 HEREIN, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is December 21, 2021

You should rely only on the information contained or incorporated by reference into this Prospectus in deciding whether to purchase the Shares. We have not authorized anyone to provide you with information different from that contained in this Prospectus. Under no circumstances should the delivery to you of this Prospectus, or any sale made pursuant to this Prospectus, create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. Our business, financial condition, operating results and prospects may have changed since that date. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

Electromedical Technologies, Inc., EMED, the EMED logo, and other trademarks or service marks of Electromedical Technologies, Inc. appearing in this Prospectus are the property of Electromedical Technologies, Inc. This Prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this Prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

GENERAL MATTERS

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this Prospectus, any applicable Prospectus supplement, and any related free writing Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus, any applicable Prospectus supplement, or any related free writing Prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus, any applicable Prospectus supplement, or any related free writing Prospectus. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus, any applicable Prospectus supplement or any related free writing Prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Prospectus or any sale of a security.

White Lion is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this Prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this Prospectus outside the United States. This Prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this Prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This Prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “Commission”), under which White Lion may offer from time to time up to an aggregate of 21,265,393 Shares in one or more offerings. If required, each time White Lion purchases Shares pursuant to an irrevocable Purchase Notice, we will provide you with, in addition to this Prospectus, a Prospectus Supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing Prospectuses to be provided to you that may contain material information relating to that offering. We may also use a Prospectus Supplement and any related free writing Prospectus to add, update or change any of the information contained in this Prospectus or in documents we have incorporated by reference. This Prospectus, together with any applicable Prospectus supplements, any related free writing Prospectuses and the documents incorporated by reference into this Prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a Prospectus Supplement is inconsistent with statements made in this Prospectus, the statements made in this Prospectus will be deemed modified or superseded by those made in a Prospectus Supplement. Please carefully read both this Prospectus and any Prospectus Supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This Prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this Prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise noted or the context indicates otherwise “we,” “us,” “our,” “Company” or “EMED” refers to Electromedical Technologies, Inc.

References to “Management” in this Prospectus mean the senior officers of the Company. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their personal capacities.

We present our Financial Statements (as defined below) in United States dollars. Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars. Reference to “United States” or “U.S.” are references to the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Shares offered by White Lion, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly, and special reports, proxy statements and other information with the Commission. The Commission maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The periodic reports, proxy statements and other information we file with the Commission are available for inspection on the Commission’s website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. We maintain a website at http://www.electromedtech.com where you may also access these materials free of charge. We have included our website address as an inactive textual reference only and the information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our common shares. We are incorporating by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 30, 2021

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 14, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 13, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 15, 2021;

●	The description of our common stock contained in our registration statement on Form 8-A12G (File No. 000-56192) filed with the Commission on August 5, 2020 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered pursuant to this prospectus have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the filing date of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.electromedtech.com. Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus contained in the registration statement of which this prospectus forms a part but not delivered with the prospectus. If you would like a copy of any of these documents, at no cost, please call us at (888) 880-7888.

CAUTIONARY NOTE TO INVESTORS

In March 2020, the World Health Organization declared a novel coronavirus (COVID-19) outbreak as a pandemic worldwide. Many countries, including China and the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on business. These measures have resulted in worldwide work stoppages, absenteeism in the labor workforce, and other disruptions. China started as the center of the COVID-19 epidemic, which is where some of our product supplies are sourced, and our products are assembled and shipped. The pandemic resulted in an increase in the lead time for the manufacturing and delivery of our products. The extent to which the coronavirus and its variants impacts our continuing operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak, the spread and effects of coronavirus variants, and the actions required to contain the coronavirus, its variants, or treat its impact. In particular, the continued spread of the coronavirus and its variants globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

This Prospectus may contain certain “forward-looking” statements as such term is defined by the Securities Exchange Commission in its rules, regulations, and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not historical fact statements may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company, volatility of stock price, federal enforcement, and state enforcement, and any other factors discussed in this Prospectus.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to persons acting on our behalf or to us are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements due to various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

The Prospectus Offering

This Prospectus relates to the resale of up to 21,265,393 shares our Common Stock shares of our Common Stock issuable to White Lion pursuant to an irrevocable “Purchase Notice” under the Common Stock Purchase Agreement.

Pursuant to the Common Stock Purchase Agreement, after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue White Lion an irrevocable Purchase Notice to purchase our registered shares. The number of shares subject to any Purchase Notice shall be the lesser of: (i) 250% of the Average Daily Trading Volume or (ii) the Investment Limit divided by the highest closing price of the Common Stock over the most recent five (5) Business Days including the respective Purchase Date. Notwithstanding the forgoing, White Lion may waive the Purchase Notice Limit at any time to allow it to purchase additional shares under a Purchase Notice. The sale price of the Shares sold to White Lion pursuant to any Purchase Notice is ninety-two percent (92%) of the lowest daily volume weigthed average price of the Common Stock the five (5) Business Day prior to the Closing Date of each Purchase Notice.

Common Stock Offered by the Selling Security Holders	Twenty-one million, two hundred sixty-five thousand, three hundred and ninety-three (21,265,393) shares of common stock subject to our election to issue a Purchase Notice to White Lion.

Common Stock Outstanding Before the Offering	87,725,842 shares of common stock as of December 1, 2021.

Common Stock Outstanding After the Offering	108,991,235 shares of common stock. (1)

Termination of the Offering	The period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) December 31, 2022.

Use of Proceeds	We will receive no proceeds from the sale of shares of common stock by White Lion in this offering. We may receive up to $5,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to White Lion pursuant to the Purchase Agreement after the date of this prospectus. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

OTCQB Markets Symbol	EMED

(1) Assumes our sale, and White Lion’s purchase, of 21,265,393 shares pursuant to the Common Stock Purchase Agreement dated November 10, 2021.

Our Business and Corporate History

The Company was formed in Nevada in August 30, 2002 as IntelSource Group, Inc. and began operations in 2003. Through a series of mergers, the Company began operating as ElectroMedical Technologies, LLC, an Arizona limited liability company on November 9, 2010. The Company converted to a corporation in the State of Delaware on August 23, 2017. On September 20, 2017, the Company filed Form 1-A Regulation “A” Offering (the “Reg A Offer”) Statement under the Securities Act of 1933 issuing up to 15,000,000 common shares. The offering consisted of 7,042,254 shares of common stock at a price of $0.71 per share. The Company’s Reg A Offer was closed on August 27, 2018. Pursuant to the Reg A Offer, the Company sold and issued a total of 724,674 common shares to 46 shareholders with net proceeds of $441,662 which includes costs totaling $72,856. The Company incurred additional costs totaling $194,146, which have been recorded as a reduction in stockholders’ deficit as of December 31, 2018. The Company registered a direct public offering of five million shares of its common stock on Form S-1, at a price of $1.33 per share. The registration was made effective on August 6, 2020 and terminated July 21, 2021.

Electromedical Technologies is a bioelectronics manufacturing and marketing company. We offer U.S. Food and Drug Administration (FDA) cleared medical devices for pain management. Our Wellness Pro product received FDA clearance on July 6, 2007 (FDA K062616) as a Class II Medical Device, under the 510(K) clearance process. Our other unreleased products in research and development have not received FDA clearance. As is more fully discussed in this Prospectus, we plan to apply for FDA clearance for our Wellness Pro Pod product, which is a compact version of our core product technology.

Bioelectronics is a developing field of “electronic” medicine, which uses electrical impulses over the body’s neural circuitry to try to alleviate pain without drugs. The human body is controlled by electrical signals sent through the nervous system, which can become distorted after accidents or as the result of disease. The field of bioelectronic medicine aims to safely correct irregularities in the nervous system, by modifying the electrical language of the body related to pain relief.

Our mission is to improve global wellness for people suffering from various painful conditions by relieving chronic and acute pain using energy, frequency and vibration as an alternative to pharmaceuticals to restore long-term health. We believe our Wellness Pro product is an innovative solution that provides fast and long – lasting pain relief across a broad range of ailments. We engineer simple-to-use bioelectronics therapy devices, which send proprietary sequences of electrical signals that are effective in relieving pain, and also have the technological capability to be used in ongoing medical research in the field of bioelectronics.

Our corporate mission is to offer the public effective alternatives to addictive pain-relieving drugs, including opioids. According to the Society of Actuaries, opioid overdose deaths are now the single largest factor slowing the growth in U.S. life expectancy. Opioid abuse has led to stagnation or decreases in life expectancy three years in a row for the first time since 1915–1918, when the country was facing World War I and the Spanish flu pandemic. The Centers for Disease Control (CDC) reports that overdose deaths involving prescription opioids have quadrupled since 1999, and that drug overdoses now kill more people every year than gun violence or car accidents. From 1999 to 2017, more than 702,000 people died from a drug overdose. In 2017, more than 70,000 people died from drug overdoses, making it a leading cause of injury-related death in the United States. It is our aim to offer effective nontoxic, noninvasive alternatives to pain management, and we believe that we can provide an opioid-free solution to over 100 million people suffering from chronic and acute pain in the US market alone.

The Company is publicly traded on the OTC Markets OTCQB tier under the symbol EMED.

The Company will be registering all common stock under the Exchange Act in connection with this Offering.

For more information about current business operations, please see the section of this Prospectus entitled “Description of Business” beginning on page 29.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this Prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this Prospectus. We derived the summary financial information for the periods ended December 31, 2020 and 2019 from our audited financial statements and related notes appearing elsewhere in this Prospectus. We derived the summary financial information for the periods ended September 30, 2021 and 2020 from our interim unaudited financial statements and related notes appearing elsewhere in this Prospectus. The audited historical results are not necessarily indicative of the results we expect in the future.

The Company sustained continued operating losses during the years ended December 31, 2020 and 2019 and the nine-months ended September 30, 2021. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which have not been successful, and/or obtaining additional financing from its shareholders or other sources, on terms that are unknown and could be unfavorable.

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubts about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Balance Sheet Summary Data

	September 30 2021 (Unaudited)	December 31, 2020 (Audited)
Cash	$164,810	$264,913
Total Current Assets	$449,583	$647,179
TOTAL ASSETS	$1,195,997	$1,416,999
Total Liabilities	$3,026,605	$2,735,602
Stockholders’ Deficit	$(1,830,608)	$(1,318,603)
Total Liabilities and Total Deficit	$1,195,997	$1,416,999

Audited Statement of Operations Summary Data

For the years ended December 31,

	2020	2019
Revenues	$737,958	$829,737
Total Operating Expenses	$3,710,262	$2,259,848
Operating Loss	$(3,166,688)	$(1,668,627)
Net Loss	$(3,871,724)	$(1,744,339)

Unaudited Statement of Operations Summary Data

For nine months ended September 30:

	2021	2020
Revenues	$670,551	$557,476
Total Operating Expenses	$2,822,251	$3,768,196
Operating Loss	$(2,309,765)	$(3,350,612)
Net Loss	$(6,634,722)	$(3,461,749)

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19 and its mutations. Such orders or restrictions have resulted in temporary facility closures (including certain of our third-party VRCs), work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 and its mutations ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 and its mutations ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak, including mutations, is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

RISKS RELATED TO OUR BUSINESS

We are reliant on one main type of product.

We currently rely, and in the future will rely, on sales of our WellnessPro product for our revenues, which may or may not receive the market acceptance needed to achieve our revenue goals. The current version of our product, the WellnessPro Plus, may face resistance in the market and we may not be able to expand the market acceptance of this product. Achieving and maintaining market acceptance of our WellnessPro product could be negatively impacted by many other factors, including, but not limited to:

•	lack of sufficient evidence supporting the benefits of our WellnessPro product over competitive products or other available treatment or lifestyle management;

•	patient resistance to using our WellnessPro product or making required payments;

•	results of clinical studies relating to our WellnessPro product or similar products;

•	claims that our WellnessPro product, or any component thereof, infringes on patent or other intellectual property rights of third parties;

•	perceived risks associated with the use of our WellnessPro product or similar products or technologies;

•	the introduction of new competitive products or greater acceptance of competitive products;

•	adverse regulatory or legal actions relating to our WellnessPro product or similar products or technologies; and

•	problems arising from the outsourcing of our manufacturing capabilities, or our existing manufacturing and supply relationships.

Any factors that negatively impact sales of our WellnessPro product would adversely affect our business, financial condition and operating results.

We are a comparatively early stage company and have not generated profits as of our last reporting period, or during the last two years.

Electromedical Technologies began operations in 2003 and has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with comparatively new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares if our board of directors determines that we are financially able to do so. Electromedical Technologies has incurred a net loss in the last two fiscal years and as of September 30, 2021 and , has incurred $15.8M of accumulated net losses. There is no assurance that we will be profitable in the near future or generate sufficient revenues to pay dividends to the holders of the shares.

We will need to raise substantial capital in order to continue operations and our financial condition raises substantial doubts about our ability to continue as a going concern.

The Company expects to incur additional losses as it executes its business strategy. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to obtain necessary funding from outside sources and through the sales of Company shares. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company.

Our revenues and profits are subject to fluctuations.

It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: general industry trends in the pain management and rehabilitation and physical therapy markets; the perception of the efficacy of our WellnessPro product; our ability to market our WellnessPro product to consumers and medical practitioners; other operating costs; and, general industry and regulatory conditions and requirements. The Company’s operating results may fluctuate from year to year due to the factors listed above. At times, these fluctuations may be significant and could impact our ability to operate our business.

We face significant market competition.

We operate in the pain management, rehabilitation and physical therapy markets. We not only compete with other similar devices that treat pain and other medical ailments, but also with traditional treatment approaches such as drug prescriptions and surgery and rehabilitation therapies. Further, our competitors include several large, diversified companies who have more financial, marketing and other resources, distribution networks and greater name recognition than us. Our ability to be successful will depend on our ability to compete with both device competitors as well as other treatment approaches.

We operate in an industry that is competitive and subject to technological change.

The bioelectronics and electro medicine industries are characterized by competition and technological change, where we compete on a variety of factors, including price, clinical outcomes, product features and services. Potential competitors include large medical device manufacturers and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competitors may be able spend more money on marketing campaigns, respond quicker to new technological changes, or be better adept at attracting customers, employees and partners. If our competition is better able to develop and market products or services that are cheaper, safer, more effective or otherwise more appealing to consumers, we may be unable to effectively compete.

We may receive a significant number of warranty claims or our products that may require significant amounts of service after sale.

Sales of our WellnessPro product will include a three-year warranty to cover issues other than for normal wear and tear. As the possible number and complexity of the features and functionalities of our products increase, we may experience a higher level of warranty claims. If product returns or warranty claims are significant or exceed our expectations, we could incur unanticipated expenditures for parts and services, which could have a material adverse effect on our operating results.

Product and software defects could harm our business.

Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products, can lead to injury or other adverse events, including recalls or safety alerts relating to our WellnessPro product (either voluntary or required by the FDA or similar governmental authorities in other countries). These recalls could lead to significant costs or the removal of our WellnessPro product from the market. Further, even though we rely on third-party manufacturers, their liability is limited contractually; therefore, we could bear the burden of the costs for manufacturing defects. In addition, any defects could subject us to product liability claims, reputational damage and negative publicity, all of which would negatively impact our business.

We manufacture a medical device and, therefore, could be subject to litigation.

Product liability claims are common in the medical device industry. Even though we have not been subject to such claims in the past, we could be a named defendant in a lawsuit alleging product liability claims including, but not limited to, defects in the design, manufacture or labeling of our WellnessPro product. Any litigation, regardless of its merit or eventual outcome, could result in significant legal costs and high damage awards or settlements. Although we currently maintain product liability insurance, the coverage is subject to deductibles and limitations, and may not be adequate to cover future claims. Additionally, we may be unable to maintain our existing product liability insurance in the future at satisfactory rates or at adequate amounts.

We rely on sales representatives and distributors to sell our products.

We currently sell our WellnessPro product to consumers through a network of independent sales representatives and distributors, domestically and internationally, as well as through the Company’s website.  We are dependent upon these sales representatives and distributors to both sell our products and assist in the promotion and marketing of our products; however, they are under no contractual obligation to continue to promote our WellnessPro product to their customers.  Further, our sales representatives and distributors can sell products of our competitors and are not required to promote our WellnessPro product over those of our competitors. Many of our sales representatives and distributors may terminate their relationship with us at any time. Moreover, one of our distributors represents approximately 20% of our annual sales. If we are no longer able to rely on one of more of our distributors, we may experience a decrease in sales, which will negatively impact our business.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our sole director or any new directors that may be appointed in the future and the Company against the possible third-party claims. This is due to the significant lack of availability of such policies at reasonably competitive prices. As a result, the Company and our executive director and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If we fail to maintain satisfactory relationships with future customers, our business may be harmed.

Due to competition or other factors, we could lose business from our future customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We currently rely on third party manufacturers located in Asia.

Currently, our products are primarily produced by, and purchased or procured from, independent manufacturing contractors located in Asia, mainly in China. A manufacturing contractor’s failure to ship our products to us in a timely manner or meet the required quality standards could cause us to miss the delivery date requirements of our customers for those items. Due to our overseas production, which is more than 80% of total production, our business is subject to the following risks:

•	political and economic instability, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods;

•	imposition of regulations and quotas relating to imports;

•	imposition of increased duties, taxes and other charges on imports;

•	labor shortages in China;

•	a significant decrease in availability or an increase in the cost of raw materials;

•	restrictions on the transfer of funds to or from China;

•	disease pandemics, epidemics and health-related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

•	increases in the costs of tariffs, fuel, travel and transportation;

•	increases in manufacturing costs in the event of a decline in the value of the United States dollar against major world currencies, particularly the Chinese Yuan, and higher labor costs being experienced by our manufacturers in China; and

•	violations by foreign contractors of labor and wage standards and resulting adverse publicity.

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. COVID-19, and actions taken to mitigate it, have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, COVID-19 has had an adverse effect on our business, including our supply chains and distribution systems. While we are taking diligent steps to mitigate disruptions to our supply chain, we are unable to predict the extent or nature of these impacts, at this time, to our future financial condition and results of operations.

If these risks limit or prevent us from selling or manufacturing our WellnessPro product in any significant international market, prevent us from acquiring products from foreign suppliers, or significantly increase the cost of our WellnessPro product, our operations could be seriously disrupted until alternative suppliers are found or alternative markets are developed, which could negatively impact our business.

We depend on key personnel and have a difficult time recruiting needed personnel.

Our future success depends on the efforts of a small number of key personnel, including our founder and Chief Executive Officer, Matthew Wolfson, and our computer and engineering teams. In addition, due to our financial resources and specialized expertise required, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

Our strategies to grow our business may not be successful.

We are pursuing a variety of strategies to grow our business, including:

•	collaborations, licensing arrangements, joint ventures, strategic alliances or partnerships;

•	pursuing sales in international markets; and

•	acquisitions of complementary products or technologies.

In addition to stretching our financial and management resources, each of these strategies has its own inherent risks. For instance, arranging collaborations, licensing arrangements, joint ventures, strategic alliances, partnerships and acquisitions can be a lengthy and complex process and we may not enter into such arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. Even if we do enter into such arrangements, they may not result in achieving and developing new models and revenue streams. Expansion internationally could result in additional costs and risks, including those related to development of new distribution channels, increased shipping and distribution costs, compliance with foreign laws and regulations as well as U.S. law controlling international business practices of U.S. companies (such as regulations under the Foreign Corrupt Practices Act and the requirements of the Office of Foreign Assets Control), currency fluctuations as well as subjecting us to geopolitical and trade risks. Failure to implement growth strategies could severely impair our business.

We are subject to substantial regulation and industry standard guidelines related to the manufacturing, labeling and marketing of our products.

The FDA, along with other U.S. and foreign government agencies and industry associations, regulate or provide guidance on the types of products that we can produce and how we manufacture, label and market those products. These regulations relate to product quality, safety and effectiveness. Further, our facilities are subject to periodic and unannounced inspection by U.S. and foreign regulatory agencies to audit compliance with the FDA’s Quality System Regulation (“QSR”) and comparable foreign and ISO regulations. As part of our business plan, we have previously partnered and plan in the future to partner with third parties in the development and monitoring of compliance activities. However, we may have limited ability to control any partners’ process and quality control. Further, we do not have regulatory counsel and rely on our partners’ specifications for compliance with their regulations and guidelines. Failure by us or our partners to comply with current or future government regulations and quality assurance guidelines or concerns related to safety and manufacturing issues could lead to product recalls, fines, temporary manufacturing shutdowns, product shortages, declines in sales, loss of approvals and certifications, and delays in manufacturing. Any or all of these actions could result in our failure to continue operations or become profitable. Our Wellness Pro product received FDA clearance on July 6, 2007 (FDA K062616) as a Class II Medical Device, under the 510(K) clearance process. We have not applied for FDA clearance on our other products in research and development, including the Wellness Pro Pod. There is no guarantee that we will successfully complete research and development, apply for and receive FDA clearance under the 510(k) clearing process for any of our products currently in development.

We operate in a market that is subject to changing statutory provisions and regulations and interpretations of those statutory provisions and regulations.

Regulatory authorities and legislative bodies pass inconsistent and constantly changing laws and regulations, including in the areas related to medical devices, labor and employment laws, and import-export regulations. In particular, we are subject to various domestic and international laws and regulations which determine how we develop, test, manufacture, label, store, install, service, advertise, promote, market, distribute, import, export and market our WellnessPro product. Currently, the WellnessPro device is considered a Class II device by the FDA. See “The Company’s Business – Regulation.” Changes in laws and regulations, or different interpretations of those laws and regulations, could make it difficult or impossible to comply or increase our regulatory compliance burdens and therefore hinder our ability to operate profitably. In addition, various laws govern healthcare and the payment for medical devices. Some of our clients are able to purchase our WellnessPro product because of reimbursements from third parties, including independent and government sponsored insurance schemes. Changes in reimbursements or how our WellnessPro product are classified could negatively impact our business.

We may be subject to patient data protection requirements.

There are a number of federal, state and foreign laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the U.S. Department of Health and Human Services, (HHS), promulgated patient privacy rules under the Health Insurance Portability and Accountability Act of 1996, or HIPAA. If we or any of our service providers are found to be in violation of the promulgated patient privacy rules under HIPAA, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation, and have a material adverse effect on our business, financial condition and operating results.

We may not be able to protect all of our intellectual property.

Our profitability may depend in part on our ability to effectively protect our proprietary rights, including obtaining patent protection for our designs, utilities and methods of manufacturing our WellnessPro product, maintaining the secrecy of our internal workings and preserving our trade secrets, as well as our ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that we will be able to obtain future patents or defend our current and future patents. Further, policing and protecting our intellectual property against unauthorized use by third parties is time-consuming and expensive, and certain countries may not even recognize our intellectual property rights. There can also be no assurance that a third party will not assert patent infringement claims with respect to our products or technologies. Any litigation relating to either protecting our intellectually property or defending our use of certain technologies could have material adverse effect on our business, operating results and financial condition, regardless of the outcome of such litigation.

As a growing company, we have to develop reliable accounting resources and internal controls. Failure to achieve and maintain effective controls could prevent us from producing reliable financial reports.

Effective internal controls and accounting resources are necessary for us to provide reliable financial reports. We have not implemented a system of internal controls. Failure to implement and maintain an effective internal accounting and control environment could cause us to face regulatory action, and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our business and financial results.

If product liability lawsuits are brought against us, our business may be harmed, and we may be required to pay damages.

Our business exposes us to potential product liability claims that are inherent in the testing, manufacture and sale of medical devices. We could become the subject of product liability lawsuits alleging that component failures, malfunctions, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to patients.

Regardless of the merit or eventual outcome, product liability claims may result in:

•	decreased demand for our WellnessPro product;

•	injury to our reputation;

•	significant litigation costs;

•	substantial monetary awards to or costly settlements with patients;

•	product recalls;

•	material defense costs;

•	loss of revenues;

•	the inability to commercialize new products or product candidates; and diversion of management attention from pursuing our business strategy

Our WellnessPro product and operations are subject to extensive government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

We and our WellnessPro product are subject to extensive regulation in the United States and elsewhere, including by the FDA and its foreign counterparts. The FDA and foreign regulatory agencies regulate, among other things, with respect to medical devices: design, development and manufacturing; testing, labeling, content and language of instructions for use and storage; clinical trials; product safety; marketing, sales and distribution; premarket clearance and approval; record keeping procedures; advertising and promotion; recalls and field safety corrective actions; post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury; post-market approval studies; and product import and export.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The FDA enforces these regulatory requirements through periodic unannounced inspections. We do not know whether we will pass any future FDA inspections. Failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as: warning letters; fines; injunctions; civil penalties; termination of distribution; recalls or seizures of products; delays in the introduction of products into the market; total or partial suspension of production; refusal to grant future clearances or approvals; withdrawals or suspensions of current clearances or approvals, resulting in prohibitions on sales of our products; and in the most serious cases, criminal penalties.

Our Wellness Pro product received FDA clearance on July 6, 2007 (FDA K062616) as a Class II Medical Device, under the 510(K) clearance process. We have not applied for FDA clearance on our other products in research and development, including the Wellness Pro Pod. There is no guarantee that we will successfully complete research and development, apply for and receive FDA clearance under the 510(k) clearing process for any of our products currently in development.

We may not receive the necessary clearances or approvals for our future products, and failure to timely obtain necessary clearances or approvals for our future products would adversely affect our ability to grow our business.

An element of our strategy is to continue to upgrade our products, add new features and expand clearance or approval of our current products to new indications. In the United States, before we can market a new medical device, for a new use, or make a new claim for, or make a significant modification to an existing product, we must first receive either clearance under Section 510(k) of the Federal Food, Drug, and Cosmetic Act, or the FDCA, or approval of a premarket approval application, or PMA, unless an exemption applies. Our Wellness Pro product received FDA clearance on July 6, 2007 (FDA K062616) as a Class II Medical Device, under the 510(K) clearance process. We have not applied for FDA clearance on our other products in research and development, including the Wellness Pro Pod. There is no guarantee that we will successfully complete research and development, apply for and receive FDA clearance under the 510(k) clearing process for any of our products currently in development.

In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally-marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (pre-amendments device), a device that was originally on the U.S. market pursuant to an approved PMA and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence. In the PMA process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, pre-clinical, clinical trial, manufacturing and labeling data. Our ability to successfully obtain clearance for any new indications will be dependent on us submitting data as to the successful completion of clinical trials evidencing safety and efficacy. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. However, some devices are automatically subject to the PMA pathway regardless of the level of risk they pose because they have not previously been classified into a lower risk class by the FDA. Manufacturers of these devices may request that FDA review such devices in accordance with the de novo classification procedure, which allows a manufacturer whose novel device would otherwise require the submission and approval of a PMA prior to marketing to request down-classification of the device on the basis that the device presents low or moderate risk. If the FDA agrees with the down classification, the applicant will then receive authorization to market the device. This device type can then be used as a predicate device for future 510(k) submissions. We initially received marketing authorization of our device through the de novo classification process, and we have made changes to our system through subsequent 510(k) clearances. The process of obtaining regulatory clearances or approvals, or completing the de novo classification process, to market a medical device can be costly and time consuming, and we may not be able to successfully obtain pre-market reviews on a timely basis, if at all.

Modifications to our WellnessPro product that are approved through a PMA application generally require FDA approval. Similarly, certain modifications made to our WellnessPro product cleared through a 510(k) or authorized through the de novo classification process may require a new 510(k) clearance. Each of the PMA approval, de novo classification and the 510(k) clearance processes can be expensive, lengthy and uncertain. The FDA’s 510(k) clearance process usually takes from three to twelve months, but can last longer. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or even longer, from the time the application is filed with the FDA. In addition, a PMA generally requires the performance of one or more clinical trials.

Despite the time, effort and cost, a device may not be approved or cleared by the FDA. Any delay or failure to obtain necessary regulatory approvals or clearances could harm our business. Furthermore, even if we are granted regulatory clearances or approvals, they may include significant limitations on the indicated uses for the device, which may limit the market for the device.

Any modifications to our WellnessPro product may require new 510(k) clearance; however, future modifications may be subject to the substantially more costly, time-consuming and uncertain PMA process. If the FDA requires us to go through a lengthier, more rigorous examination for future products or modifications to existing products than we had expected, product introductions or modifications could be delayed or canceled, which could cause our sales to decline.

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including: we may be unable to demonstrate to the FDA’s satisfaction that the product or modification is substantially equivalent to the proposed predicate device or safe and effective for its intended use; the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required; and the manufacturing process or facilities we use may not meet applicable requirements.

Even if granted, a 510(k) clearance, de novo classification, or PMA approval imposes substantial restrictions on how our devices may be marketed or sold, and the FDA continues to place considerable restrictions on our products and operations. For example, the manufacture of medical devices must comply with the FDA’s Quality System Regulation, or QSR. In addition, manufacturers must register their manufacturing facilities, list the products with the FDA, and comply with requirements relating to labeling, marketing, complaint handling, adverse event and medical device reporting, reporting of corrections and removals, and import and export. The FDA monitors compliance with the QSR and these other requirements through periodic inspections. If our facilities or those of our manufacturers or suppliers are found to be in violation of applicable laws and regulations, or if we or our manufacturers or suppliers fail to take satisfactory corrective action in response to an adverse inspection, the regulatory authority could take enforcement action, including any of the following sanctions: untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties; customer notifications or repair, replacement, refunds, detention or seizure of our products; operating restrictions or partial suspension or total shutdown of production; refusing or delaying requests for 510(k) marketing clearance or PMA approvals of new products or modified products; withdrawing 510(k) marketing clearances or PMA approvals that have already been granted; refusing to provide Certificates for Foreign Government; refusing to grant export approval for our products; or pursuing criminal prosecution. Any of these sanctions could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands, and could have a material adverse effect on our reputation, business, results of operations and financial condition. We may also be required to bear other costs or take other actions that may have a negative impact on our sales and our ability to generate profits.

Our Wellness Pro product received FDA clearance on July 6, 2007 (FDA K062616) as a Class II Medical Device, under the 510(K) clearance process. We have not applied for FDA clearance on our other products in research and development, including the Wellness Pro Pod. There is no guarantee that we will successfully complete research and development, apply for and receive FDA clearance under the 510(k) clearing process for any of our products currently in development.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions, which may prevent or delay approval or clearance of our future products under development or impact our ability to modify our currently cleared products on a timely basis. Such policy or regulatory changes could impose additional requirements upon us that could delay our ability to obtain new 510(k) clearances, increase the costs of compliance or restrict our ability to maintain our current clearances. We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. For example, certain policies of the Trump administration may impact our business and industry. Recently, the Trump administration has taken several executive actions, including the issuance of a number of Executive Orders, that could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. With the change of administration as the result of the November, 2020 elections, it is difficult to predict how these executive actions, including the Executive Orders, will be implemented, and the extent to which they will impact the FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.

In order to sell our products in member countries of the EEA our WellnessPro product must comply with the essential requirements of the EU Medical Devices Directive (Council Directive 93/42/EEC). Compliance with these requirements is a prerequisite to be able to affix the CE Mark to our WellnessPro product, without which they cannot be sold or marketed in the EEA. To demonstrate compliance with the essential requirements we must undergo a conformity assessment procedure, which varies according to the type of medical device and its classification. Except for low-risk medical devices (Class I non-sterile, non-measuring devices), where the manufacturer can issue an EC Declaration of Conformity based on a self-assessment of the conformity of its products with the essential requirements of the EU Medical Devices Directive, a conformity assessment procedure requires the intervention of an organization accredited by a Member State of the EEA to conduct conformity assessments, or a Notified Body. Depending on the relevant conformity assessment procedure, the Notified Body would typically audit and examine the technical file and the quality system for the manufacture, design and final inspection of our devices. The Notified Body issues a certificate of conformity following successful completion of a conformity assessment procedure conducted in relation to the medical device and its manufacturer and their conformity with the essential requirements. This certificate entitles the manufacturer to affix the CE Mark to its medical devices after having prepared and signed a related EC Declaration of Conformity.

We or our distributors will may also need to obtain regulatory approval in other foreign jurisdictions in which we plan to market and sell our WellnessPro product, and we or they may not obtain such approvals as necessary to commercialize our products in those territories.

Our products must be manufactured in accordance with federal and state regulations, and we could be forced to recall our installed systems or terminate production if we fail to comply with these regulations.

The methods used in, and the facilities used for, the manufacture of our products must comply with the FDA’s Quality System Regulation, or QSR, which is a complex regulatory scheme that covers the procedures and documentation of the design, testing, production, process controls, quality assurance, labeling, packaging, handling, storage, distribution, installation, servicing and shipping of medical devices. Furthermore, we are required to verify that our suppliers maintain facilities, procedures and operations that comply with our quality standards and applicable regulatory requirements. The FDA enforces the QSR through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of subcontractors. Our products are also subject to similar state regulations and various laws and regulations of foreign countries governing manufacturing.

We or our third-party manufacturers may not take the necessary steps to comply with applicable regulations, which could cause delays in the delivery of our products. In addition, failure to comply with applicable FDA requirements or later discovery of previously unknown problems with our products or manufacturing processes could result in, among other things: warning letters or untitled letters; fines, injunctions or civil penalties; suspension or withdrawal of approvals or clearances; seizures or recalls of our products; total or partial suspension of production or distribution; administrative or judicially imposed sanctions; the FDA’s refusal to grant pending or future clearances or approvals for our products; clinical holds; refusal to permit the import or export of our products; and criminal prosecution of us or our employees.

Any of these actions could significantly and negatively impact supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and suffer reduced revenues and increased costs.

RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.  We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. During recent financial periods, we have experienced negative cash flow from operations and continued operating losses during the years ended December 31, 2020 and 2019 and the nine-months ended September 30, 2021, and we expect to experience significant negative cash flow from operations in the future. The Company’s continuation as a going concern is dependent on our ability to generate financing and/or sufficient cash flows from operations to meet our obligations, in which, to date, we have not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements submitted with this filing have been prepared assuming that we will continue as a going concern; however, the above conditions raise substantial doubt about our ability to do so.

We will be controlled by Matthew Wolfson, our sole director, officer and majority shareholder after this offering.

Upon the completion of this Offering, our sole director and officer and majority shareholder currently in place will continue to oversee the Company’s operations.

As a result, our sole director and officer and majority shareholder will have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of our board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the Company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring or preventing a change in control of the Company, even when such a change of control would be in the best interests of the Company’s other stockholders.

Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our shares of Common Stock are deemed to be “penny stock” as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our shares of Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares of Common Stock that are deemed to be “penny stock”.

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of Common Stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse.

Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our shares of Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investors to deposit paper stock certificates or to clear our shares of Common Stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

RISKS RELATED TO THE OFFERING

Since our shares of Common Stock are thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded, the trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including, but not limited to: the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets OTCQB tier and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Matthew Wolfson, our chief executive officer and principal stockholder, will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

Our sole director, executive officer and principal stockholder beneficially owns or controls a majority of our shares. As a result, Mr. Wolfson has significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this and the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This Prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiary, volatility of stock price, federal enforcement and state enforcement, and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

White Lion may sell, from time to time, any or all of the shares of our Common Stock covered by this Prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of our Common Stock by White Lion. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, research and development, businesses, or operations, or for other purposes that our board of directors, in its good faith, deems to be in the Company’s best interest.

We estimate our total offering registration costs to be approximately $98.57 which will be paid from corporate funds. We estimate our legal and auditor related fees will be $5,000.

DETERMINATION OF OFFERING PRICE

All shares registered in accordance with this registration statement are being registered solely pursuant to the noted agreements which are filed as exhibits to this registration statement. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

THE OFFERING

The Company will be registering all common stock under the Exchange Act in connection with this Offering.

This prospectus relates to:

1)	The offer and sale from time to time of up to 21,265,393 shares our Common Stock, par value $0.00001 per share, eligible to be resold by White Lion pursuant to an irrevocable “Purchase Notice” under the Common Stock Purchase Agreement dated November 10, 2021.

2)	Pursuant to the Common Stock Purchase Agreement, after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue White Lion an irrevocable Purchase Notice to purchase our registered shares. The number of shares subject to any Purchase Notice shall be the lesser of: (i) 250% of the Average Daily Trading Volume or (ii) the Investment Limit divided by the highest closing price of the Common Stock over the most recent five (5) Business Days including the respective Purchase Date. Notwithstanding the forgoing, White Lion may waive the Purchase Notice Limit at any time to allow it to purchase additional shares under a Purchase Notice. The sale price of the Shares sold to White Lion pursuant to any Purchase Notice is ninety-two percent (92%) of the lowest daily volume weighted average price of the Common Stock the five (5) Business Day prior to the Closing Date of each Purchase Notice.

3)	The total of 21,265,393 shares included in this Offering, will represent approximately 24.24% of the 87,725,842 shares of Common Stock issued and outstanding just prior to the date of this Prospectus.

4)	Common Shares Outstanding Just Prior to the Offering: 87,725,842 as of December 8, 2021.

Common Shares Approximately Outstanding assuming the sale of all shares subject to Purchase Notices under the Common Stock Purchase Agreement: 108,991,235.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is currently listed on the OTC Markets OTCQB tier under the symbol EMED. We have 87,725,842 issued and outstanding common shares as of December 8, 2021.

There are 18,399,999 warrants outstanding. See “Outstanding Warrants” on page 28.

There are 445,000 options outstanding. See “Outstanding Options” on page 28 for further information.

There are 2,000,000 Series A Stock authorized and 500,000 outstanding.

There is 1 share of Series B Stock authorized and none outstanding.

Holders

We have 90 shareholders of record of our common stock as of December 8, 2021.

Securities Authorized for Issuance under Equity Compensation Plans

In 2017, the Company’s Board of Directors approved the 2017 Employee and Consultant Stock Ownership Plan, (the “Plan”), as amended on February 16, 2021. The Plan provides that the Board of Directors may grant common stock awards, restricted stock units, incentive stock options and non-statutory stock options and common shares to officers, key employees and certain consultants and advisors to the Company up to a maximum of 5,000,000 shares. Stock options granted under the Plan have ten-year terms with vesting terms to be determined by the administrator of the Plan. Restricted stock unit grant terms will be set by the administrator and at the discretion of the administrator, be settled in cash, shares, or a combination of both. As of December 8, 2021, 445,000 options have been issued and remain outstanding under the plan. Please see the Section “Stock Options” for further information.

Dividends

Please see “Dividend Policy” above.

DILUTION

The sale of our common stock to White Lion following the Common Stock Purchase Agreement dated November 10, 2021, will negatively impact our stockholders. As a result, our net loss per share could increase in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is when we exercise our Purchase Notice, the more shares of our common stock we will have to issue to White Lion to drawdown according to the Common Stock Purchase Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience more significant dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of our existing stockholders’ lower book value.

Just prior to the Offering there are 87,725,842 common shares outstanding. The 21,265,393 shares of the Company’s common stock being offered by the Company represent dilution to common shareholders will result in a new total for outstanding and issued common shares of approximately 108,991,235.

SELLING STOCKHOLDERS

This Prospectus relates to the resale of 21,265,393 shares of our common stock, par value $0.001 per share, which are issuable to White Lion Capital, LLC (“White Lion”).

Pursuant to the Common Stock Purchase Agreement, and after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue White Lion an irrevocable Purchase Notice to purchase our registered shares. The number of shares subject to any Purchase Notice shall be the lesser of: (i) 250% of the Average Daily Trading Volume or (ii) the Investment Limit divided by the highest closing price of the Common Stock over the most recent five (5) Business Days including the respective Purchase Date. Notwithstanding the forgoing, White Lion may waive the Purchase Notice Limit at any time to allow it to purchase additional shares under a Purchase Notice. The sale price of the Shares sold to White Lion pursuant to any Purchase Notice is ninety-two percent (92%) of the lowest daily volume weighted average price of the Common Stock the five (5) Business Day prior to the Closing Date of each Purchase Notice.

The Common Stock Purchase Agreement permits us to issue irrevocable Purchase Notices to White Lion for an aggregate of five million dollars ($5,000,000) in shares of our common stock until (i) the date White Lion may sell all of the Shares without restriction pursuant to Rule 144 promulgated under the Securities Act, or (ii) the date on which White Lion shall have sold all the Shares covered thereby, and no available amount remains under the Common Stock Purchase Agreement, or until $5,000,000 of such shares have been subject to a Purchase Notice.

White Lion may offer and sell, from time to time, any or all of the shares of our common stock to be sold to White Lion under the Common Stock Purchase Agreement dated November 10, 2021.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of December 1, 2021, and the number of shares of our common stock being offered according to this Prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares. Because White Lion may offer and sell all or only some portion of the 21,265,393 shares of our common stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that White Lion will hold upon the termination of the offering are only estimates based on the assumption that White Lion will sell all of its shares of our common stock being offered in the offering.

The selling stockholders have not had any position or office, or other material relationship with us or any of our affiliates over the past three years. To our knowledge, the selling stockholders are not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement untrue in any material respect or that requires the changing of statements in those documents to make statements in those documents not misleading.

	Shares Owned by the Selling	Total Shares	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
Name of the Selling Stockholder	Stockholder before the Offering(1)	Offered in the Offering	# of Shares(2)	% of Class(2),(3)
White Lion Capital LLC (4)	$0	21,265,393	*	*

* Represents less than 1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation to sell any shares of common stock at this time.

(3) Based on 108,991,235 shares of our common stock issued and outstanding as of December 8, 2021, including the total number shares being offered pursuant to this Prospectus, which are counted as outstanding for computing the percentage of the selling stockholder.

(4) DmitriySlobodskiy has the voting and dispositive power over the shares owned by White Lion. White Lion Capital LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

PLAN OF DISTRIBUTION

Pursuant to the Common Stock Purchase Agreement with White Lion, and after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue White Lion an irrevocable Purchase Notice to purchase our registered shares. The number of shares subject to any Purchase Notice shall be the lesser of: (i) 250% of the Average Daily Trading Volume or (ii) the Investment Limit divided by the highest closing price of the Common Stock over the most recent five (5) Business Days including the respective Purchase Date. Notwithstanding the forgoing, White Lion may waive the Purchase Notice Limit at any time to allow it to purchase additional shares under a Purchase Notice. The sale price of the Shares sold to White Lion pursuant to any Purchase Notice is ninety-two percent (92%) of the lowest volume weighted average price of the Common Stock the five (5) Business Day prior to the Closing Date of each Purchase Notice.

The Common Stock Purchase Agreement permits us to issue Purchase Notices to White Lion for an aggregate of five million dollars ($5,000,000) in shares of our common stock until (i) the date White Lion may sell all of the Shares without restriction pursuant to Rule 144 promulgated under the Securities Act, or (ii) the date on which White Lion shall have sold all the Shares covered thereby, and no available amount remains under the Common Stock Purchase Agreement, or until $5,000,000 of such shares have been subject to a Purchase Notice.

The Common Stock Purchase Agreement with White Lion is not transferable.

At an assumed purchase price under the Common Stock Purchase Agreement of $0.046 (equal to 92% of the closing price of our common stock of $0.05 on December 1, 2021, we will be able to receive up to $366,498.47 in gross proceeds, assuming we elect to sell the entire 21,265,393 Purchase Notice Shares being registered hereunder to White Lion pursuant to the Common Stock Purchase Agreement. At an assumed purchase price of $0.046 under the Common Stock Purchase Agreement, we would be required to register 100,728,294 additional shares to obtain the balance of $4,633,501.22. under the Common Stock Purchase Agreement. Due to the floating offering price, we are unable to determine the exact number of shares that we will issue under the Common Stock Purchase Agreement.

From time to time, White Lion may sell any or all of the shares of our common stock covered hereby on the OTC Markets or any other stock exchange, market, or trading facility on which the shares are traded or in private transactions. White Lion may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices. White Lion may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution following the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If available, White Lion may also sell securities under Rule 144 under the Securities Act of 1933, rather than under this Prospectus.

Broker-dealers engaged by White Lion may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from White Lion (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as outlined in a supplement to this Prospectus, in the case of an agency transaction not over a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, White Lion may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the securities in the course of hedging the positions they assume. White Lion may also sell securities short and deliver these securities to close out its short positions or loan or pledge the securities to broker-dealers that in turn may sell these securities. White Lion may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such as broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. The selling stockholder will be subject to the Prospectus delivery requirements of the Securities Act of 1933, including Rule 172 thereunder.

White Lion will sell the resale securities only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with applicable laws.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in distributing the resale securities may not simultaneously engage in market-making activities concerning the common stock for the applicable restricted period, as defined in Regulation M, before the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this Prospectus available to the selling stockholders. We will inform them of the need to deliver a copy of this Prospectus to each purchaser at or before the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Certain Relationships and Related Transactions

As of December 31, 2019, the Company entered into various promissory notes totaling $318,000 with a related party, Donald Steinberg the sole member and manager of Blue Ridge Enterprises, LLC (“Blue Ridge”), a California limited liability company. The Company entered into additional promissory notes with Blue Ridge for $84,500 and repaid $169,000 of promissory notes in 2020 and as of September 30, 2021, for a total of $233,500 outstanding. All notes mature at various times in 2020 and 2021. Interest will accrue at 10% per annum from the due date thereon until all principal is paid in full. Proceeds from the loans were used for operations. On December 1, 2021, the Company entered into a settlement agreement with Donald Steinberg for the outstanding principal and interest of $249,870.27. Upon execution of the agreement, the Company made a payment to the spouse of Donald Steinberg of $62,467.52, with a payment of $63,152.37 plus interest to be made 30 days from the execution date. In addition, the Company issued 2,000,000 shares of common stock to Donald Steinberg. The shares contain lock up and leak out provisions restricting sale to no more than 500,000 shares per month.

On November 1, 2018, the Company entered into a KISS agreement with Blue Ridge in consideration for Blue Ridge rendering services under a consulting agreement in which Blue Ridge agreed to review the Company’s business plans, marketing and market development strategy, distribution network expansion, mergers and acquisitions, and analyzing corporate structure. Mr. Steinberg and Blue Ridge are thus associates of the Company and related parties. Consideration for the Company’s issuance of the KISS agreement included a $35,000 purchase price from Blue Ridge, and is non-interest bearing, matures twelve months from the issuance date on November 1, 2019, and has been recorded as KISS liability-related party in the current liabilities section of the Company’s balance sheet. Upon (a) the maturity date of November 1, 2019; (b) in the event of a “Next Equity Financing” where the Company sells its preferred shares from which the Company receives not less than $1 million dollars; or, (c) a corporate transaction in which all or substantially all of the Company’s assets are sold, merged or consolidated into another entity, Blue Ridge may, at its option, convert the principal of the KISS into common shares of Company. The Company’s obligation under the KISS agreement is to solely convert the KISS note upon election of Blue Ridge. In October 2019, the related party converted 1,000,000 of the conversion shares at a value of $197,942. On September 23, 2020, Blue Ridge converted the remaining shares of 7,156,497 at a value of $1,452,575.

In July 2017, the Company entered into a $250,000 promissory note with its CEO, Matthew Wolfson. Mr. Wolfson is considered a Related Party since he is the Company’s Principal Executive Officer. The proceeds were used for operations and Regulation A+ offering costs. The promissory note began accruing interest on the interest commencement date of October 1, 2018 at 2% per annum, compounded monthly. The note payable and accrued interest of $3,775 are deemed paid in full as of December 31, 2019.

In October 2013, the Company entered in to a $45,000 note payable with an individual related to the Company’s CEO. The proceeds were used for operations. Interest began accruing on the interest commencement date of January 1, 2018, at 2% per annum, compounded monthly. The unpaid principal balance and accrued interest is due within ten days of the maturity date on December 31, 2020. In October 2019, the related party lender of the $44,000 note-payable, converted the principal amount of $44,000 plus unpaid accrued interest into 64,215 shares of restricted common stock.

In August 2019, the Company’s CEO personally paid $100,000 to the holder of a Company note payable, reducing the amount due from the Company’s CEO.

During the year ended December 31, 2019, the Company’s CEO personally sold 693,750 shares of his common stock to several employees at par value.

The Company’s CEO personally guarantees certain amounts due under its long-term debt agreements.

In October 2019, the Company entered into an employment agreement with the Company’s CEO. The terms of the agreement include an annual base salary of $240,000 and a signing bonus of $500,000, as well as discretionary annual bonuses and participation in long-term incentive plans. The signing bonus may be paid in shares of the Company’s common stock. The agreement remains in effect until the earlier of the discharge or resignation of the CEO. In conjunction with the agreement, the $500,000 signing bonus has been accrued and included in selling, general and administrative expenses in the accompanying statement of operations during the year ended December 31, 2019. On November 1, 2019, the Company’s board of directors and the majority of shareholders awarded CEO, Matthew Wolfson, 500,000 shares of Series A Preferred stock, which was valued at $355,000 or $.71 per share. The shares were issued as partial payment for the $500,000 signing bonus, for which $145,000 remained payable at December 31, 2019. During the year ended December 31, 2020, the Company paid the Company’s CEO $124,022 towards the balance of the 2019 signing bonus. Total amount outstanding at September 30, 2021 and December 31, 2020 is $0 and $20,978, respectively. The Company paid the Company’s CEO an additional bonus of $61,930 during the nine months ended September 30, 2021.

On February 16, 2021, the Company issued Matthew Wolfson 1,100,000 shares of common stock registered on Form S-8.

In October 2021, the Company issued the Company’s CEO 5,000,000 cashless warrants at $0.025 per share.

DESCRIPTION OF SECURITIES

General

Common Shares in the Company

Our Board of Directors has created a class of shares of Common Stock designated as the shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. The Company’s shares of Common Stock do not have cumulative voting rights. On October 14, 2021, the board of directors approved a resolution to amend the Company’s Certificate of Incorporation to: (1) increase the Company’s authorized shares to 251,000,000 and 1 shares of capital stock, including: 250,000,000, shares designated as “Common Stock,” with a par value of $0.00001 per share; 1,000,000, shares designated as “Series A Preferred Shares,” par value $0.00001 per share; and 1 share designated as “Series B Preferred Shares,” par value $0.00001 per share. Concurrently, and pursuant to Section 2.11 of the Company’s By-Laws, shareholders holding a majority of the votes eligible to be cast approved by written consent the proposed amendments to the Company’s Certificate of Incorporation. As of December 8, 2021, the Company had 87,725,842 shares of Common Stock issued and outstanding immediately prior to this offering.

Preferred Shares in the Company

The Company has two classes of Preferred Stock, which have been designated Preferred Series A and Preferred Series B. The Company has designated 2,000,000 shares of Series A Preferred, of which 500,000 shares have been issued and are outstanding. Holders of Series A Preferred hold rights to vote on all matters requiring a shareholder vote at 100 common shares vote equivalents for each share of Series A Preferred held.

Designation of the Series B Preferred Shares modifies the voting rights of stockholders by granting the holder of the Series B Preferred Shares a voting preference on any matter coming before a vote of the security holders, equal to the number of issued and authorized shares, plus one hundred thousand votes, it being the intention of the Company that the holder of the Series B Preferred Share have effective voting control of the Corporation on a fully diluted basis. The Company has not issued the Series B Preferred Share as of the date of this filing.

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of Common Stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of Common Stock will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of Common Stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assess-able.

The Series A and Series B Preferred Stock shall hold senior liquidation rights to all other classes of shares, including, but not limited to Common Shares.

Options to Purchase Common Shares in the Company

In 2017, the Company’s Board of Directors approved the 2017 Employee and Consultant Stock Ownership Plan, (the “Plan”) as amended February 16, 2021. The Plan provides that the Board of Directors may grant restricted stock units, incentive stock options non-statutory stock options and common shares to officers, key employees and certain consultants and advisors to the Company up to a maximum of 5,000,000 shares. Stock options granted under the Plan have vesting terms determined by the administrator of the Plan. Restricted stock unit   grant terms will be set by the administrator and at the discretion of the administrator, be settled in cash, shares, or a combination of both.

Options pertaining to the Equity Option Plan as of September 30, 2021 are as follows:

	Number of shares	Weighted Average Exercise Price	Weighted Average Contractual term (years)
Options outstanding at December 31, 2020	-

Granted	651,250	$0.71

Exercised	-	-

Forfeited	(206,250)	$0.71

Expired	-	-

Options outstanding at September 30, 2021	445,000	$0.71	.75

Exercisable at September 30, 2021	420,000	$0.71	.75

Options exercisable and expected to vest at September 30, 2021	445,000	$0.71	.75

As of September 30, 2021, there are 445,000 options outstanding as follows:

Grant date	Granted	Strike Price	Life	Vested	Outstanding and Expected to Vest
11-Mar-19	100,000	0.71	10 yrs	100,000	100,000
11-Mar-19	100,000	0.71	10 yrs	100,000	100,000
11-Mar-19	100,000	0.71	10 yrs	100,000	100,000
10-Mar-19	75,000	0.71	10 yrs	50,000	75,000
30-Oct-19	70,000	0.71	10 yrs	70,000	70,000
	445,000			420,000	445,000

Outstanding Warrants

There are 18,399,999 warrants outstanding.

100,000 of the warrants relate to a consulting agreement signed by the Company and Agility Financial Partners, LLC on September 7, 2016. The agreement grants the holder the right to acquire 100,000 Company common shares at an exercise price of $0.71. The warrants terminate on December 1, 2023.

100,000 warrants were granted May 1, 2020 pursuant to a consulting agreement signed by the Company and Agility Financial Partners, LLC on May 1, 2020. The agreement grants the holder the right to acquire 100,000 Company common shares at an exercise price of $0.52. The warrants terminate on May 1, 2025.

2,500,000 warrants were granted on February 8, 2021 in conjunction with a borrowing with an investor under a convertible note. The agreement grants the holder the right to acquire 2,500,000 Company common shares at an exercise price of $0.40. The warrants terminate on February 8, 2026.

On October 1, 2021, the Company issued 5,000,000 and 4,000,000 cashless warrants to the Company’s CEO and an employee, respectively. The warrants have an exercise price of $0.025 and a maturity date of October 1, 2026.

On October 14, 2021 the Company issued warrants to purchase 6,249,999 shares of the Company’s common stock in conjunction with certain convertible promissory notes. The warrants have an exercise price of $0.12 per share and are subject to price adjustments for certain actions, including dilutive issuances. The warrants do not provide for registration rights and terminate on October 14, 2026.

On October 17, 2021, the Company issued a warrant to purchase 450,000 shares of the Company’s common stock in conjunction with a finder’s fee agreement entered in June 2021. The warrant entitles the holder to purchase 450,000 shares of the Company’s common stock at an exercise price of $0.12 per share. The warrant expires on October 17, 2024.

Transfer Agent

Our transfer agent is

Pacific Stock Transfer Company

6725 Via Austi Parkway

Suite 300

Las Vegas, NV 89119

INTERESTS OF EXPERTS

No expert named in the registration statement of which this Prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this Prospectus as having given an opinion upon the validity of the securities being offered pursuant to this Prospectus, or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification, or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, as defined in Item 509 of Regulation SK, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter or voting trustee.

INFORMATION WITH RESPECT TO THE REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF ElectroMedical TECHNOLOGIES, INC. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company History and Overview

The Company was formed in Nevada in August 30, 2002 as IntelSource Group, Inc. and began operations in 2003. In 2007, IntelSource Group, Inc. merged with ElectroMedical Technologies, LLC. The Company began acting as ElectroMedical Technologies, LLC, an Arizona limited liability company on November 9, 2010 after the merger with ElectroMedical Technologies, LLC, a Nevada Company. The Company converted to a corporation in the State of Delaware on August 23, 2017.

Electromedical Technologies, Inc. is a bioelectronics manufacturing and marketing company. We offer U.S. Food and Drug Administration (FDA) cleared medical devices for pain management.

Bioelectronics is a developing field of “electronic” medicine, which uses electrical impulses over the body’s neural circuitry to try to alleviate pain, without drugs. The human body is controlled by electrical signals sent through the nervous system, which can become distorted after accidents or as a result of disease. The field of bioelectronic medicine aims to safely correct irregularities in the nervous system by modifying the electrical language of the body related to pain relief.

Our mission is to improve global wellness for people suffering from various painful conditions by relieving chronic and acute pain using energy, frequency and vibration as an alternative to pharmaceuticals; and one day, read and modifies electrical signals passing along nerves in the body, to restore long-term health.

Additionally, we have a corporate goal to offer the public effective alternatives to addictive pain -relieving drugs, such as opioids. According to the Society of Actuaries, opioid overdose deaths are now the single largest factor slowing the growth of life expectancy in the United States, and has led to stagnation or decreases in life expectancy three years in a row for the first time since 1915–1918, when the country was facing World War I and the Spanish flu pandemic. The U.S. Centers of Disease Control and Prevention (CDC) has reported that, from 1999 through 2017, nearly 400,000 have died from overdoses from prescription or illicit opioids. It is our aim to offer effective alternatives to pain management.

We believe that we do this by delivering innovative solutions providing fast and long- lasting pain relief across the broadest range of ailments. We engineer simple-to-use bioelectronics therapy devices, which send a proprietary sequence of electrical signals. We believe our devices have proven to be highly effective over the past decade and have the technological capability to be used in medical research.

The Company is publicly traded on the OTC Markets OTCQB tier under the symbol EMED.

Principal Products and Services

Our principal product, WellnessPro Plus, is an intelligent and effective bioelectronics therapy prescription device; and is used by consumers and health care professionals to relieve chronic and acute pain. Research studies have shown the efficacy of bioelectronics therapy in the treatment of chronic pain from a variety of ailments. The WellnessPro Plus is classified in the FDA as a transcutaneous electrical nerve stimulation (“TENS”) device. We believe, based on consumer and professional testimonials from the past decade that our device has been on the market, that the WellnessPro Plus treats pain conditions faster with longer-lasting relief, compared to lower cost conventional TENS devises. We attribute this in part to our proprietary algorithm and technology that we call the “DeepPulse.” With the DeepPulse there are close to one million frequency ranges to choose from to help prevent accommodation. The device can also generate micro-current stimulation.

The device sends a proprietary sequence of electrical signals that change at various times, preventing accommodation (where the body adapts to specific treatments, diminishing treatment effectiveness). Also, our proprietary DeepPulse pre-modulation technology allows signals to penetrate deeper into affected areas, which we believe produces faster, longer-lasting pain relief.

WellnessPro POD and Wellness IONLOGIC Pen

We are planning to bring two new products to market – extending the Wellness Product line: the WellnessPro POD, our first wearable product, and the Wellness IONLOGIC Pen. We believe that the WellnessPro POD represents an exciting product line expansion as a wearable device that will be intended to treat chronic pain, PTSD, anxiety, depression and insomnia conditioned upon FDA clearance, which as of the date of this filing has neither been applied for or granted. Currently the devices are in research and development and we have no estimate as to when they may be suitable for submission to the FDA. We intend to sell these devices over-the-counter; however, some modalities on this device may only be provided with a prescription. Our target market for the WellnessPro POD is chronic pain sufferers, which is estimated to be 100 million individuals in the United States alone. Our goal is to educate the medical community of the benefits of “natural”, non-invasive, non-toxic pain relief and for the WellnessPro POD to be an initial choice for practitioners to prescribe separately or in conjunction with pain medication.

Both of these new products, each in the development stage, will be designed to integrate with the WellnessPro to leverage the engineering breakthroughs and intellectual property found in the WellnessPro, and yet will still function as standalone devices.

WellnessPro POD

•	The WellnessPro POD is a compact wearable device intended to keep pace with the evolution in pain management across practice segments, which will expand the possible range of treatable modalities to include PTSD, anxiety, depression and insomnia upon FDA clearance.

WellnessIONLOGICPen

•	The Wellness IONLOGIC Pen is a unique interferential cold laser used to deliver targeted frequency stimulation. This therapeutic laser, which we intend to sell over-the-counter, will deliver expanded wavelengths relative to comparable lasers combined with micro-stimulation. We believe this will improve circulation and tissue healing and reduce inflammation and pain. The Wellness IONLOGIC Pen will also have cosmetic applications for skin issues.

Market

Our WellnessPro product is intended for anyone living with pain caused by various medical conditions or trauma, or who is battling pharmaceutical (e.g., opioid) dependency or addiction. The product can be purchased directly by consumers or used by healthcare practitioners, including:

•	Chiropractors;

•	Physiotherapists;

•	Pain management doctors and clinicians;

•	Natural medicine doctors;

•	Sports medicine doctors; and

•	Athletic trainers.

According to information provided by the American Academy of Pain Medicine, at least 100 million Americans suffer from chronic pain, not including acute pain for children. We believe that Electromedical represents a tested, proven solution for different segments of the population.

We plan to address these individuals directly as well as through their healthcare providers. There are approximately 77,000 chiropractors and 123,000 physiotherapists in the United States. Combined, over 200,000 healthcare practitioners focused on rehabilitation and pain relief, including practitioners involved in sports medicine, natural medicine and pain management.

Further, we believe that our current products and products under development may help provide a solution to the opioid problem. We believe that the WellnessPro will also be highly effective for pain management and relief and could be used as an alternative, or can be prescribed in conjunction with pain medication, to reduce the amount of deaths and addictions due to Opioid abuse and misuse.

Competition

We operate in the pain management, rehabilitation and physical therapy market. We not only compete with other similar devices that treat pain and other medical ailments, but also with traditional treatment approaches such as drug prescriptions and surgery and rehabilitation therapy and complementary medical practices such as acupuncture. Further, our competitors include several large, diversified companies who have more financial, marketing and other resources, distribution networks and greater name recognition than us. These competitors include: Galvani Bioelectronics, Medtronic and DJOGlobal-Chatanooga. Historically, Electromedical has competed in the “electromedical” and “bio-electrotherapy” device segment, including the crowded TENS market, which now includes inexpensive TENS devices such as the devices produced by “IcyHot.”

Strategy

Electromedical Technologies, for the first fifteen years of its existence, has been fortunate to have grown “organically” without formal sales and marketing programs and investments. We believe this is because of our product’s ability to deliver pain relief and a resulting better quality of life and wellness for thousands of customers, many who shared their stories of recovery, which can be found on our website. We believe that those testimonials influenced thousands of people living with ailments and pain to turn to the WellnessPro for relief. In 2019 and beyond, Electromedical will engage in a comprehensive and fully integrated marketing program to increase sales and build the Electromedical brand. The integrated marketing program will include the following elements:

•	Website marketing.

o	Using sophisticated tools integrated with our website, such as marketing automation, we will automate the process of nurturing web visitors and increasing sales.

•	Digital marketing.

o	Using advanced approaches for improving Electromedical’s organic and paid search optimization results, we will increase traffic to and sales from our website.

•	Social marketing and advertising.

o	Using a comprehensive approach to marketing across the primary social channels (twitter, LinkedIn, Facebook, YouTube, Instagram), we will engage consumers and influencers (associations), elevate the brand and increase sales directly and indirectly.

o	Social marketing will also include the thoughtful use of Facebook ads and LinkedIn sponsored posts to drive web traffic and increase sales.

•	Content marketing.

o	Using a thoughtful approach to newsletters and blog content, we will elevate the brand and increase sales directly and indirectly.

•	Partner and association marketing.

o	We will selectively identify associations and partners that can help elevate the brand and increase sales. Examples of associations that we intend to target include the American Chiropractic Association, which may provide an important opportunity to increase awareness, exercise thought leadership and drive sales.

•	Trade show marketing.

o	We will evaluate and participate in selective medical device and wellness trade shows, which elevate the brand and increase sales.

In addition to a comprehensive marketing program, Electromedical will make strategic investments in sales staff, training and support, all intended to expand distribution and sales.

•	Sales Staff: Electromedical intends to hire a Sales Director to further develop its business opportunities on various geographic areas.

•	National Technical Training Manager: Electromedical intends to hire a National Technical Training Manager to develop and implement training programs.

Our Advantages

Why Bioelectronics?

We believe Bioelectronic medicine represents an evolution in electrotherapy, which brings together electronics and biology for the treatment of pain. This evolution corresponds with Electromedical’s bioelectrical engineering focus for more than 15 years.

The bioelectronics field has recently seen more interest with announcements such as British pharmaceutical giant GlaxoSmithKline and Google’s parent company Alphabet forming a new company, Galvani Bioelectronics. Also, industry leaders such as General Electric are also making investments in bioelectronics. Electromedical believes bioelectronics will change medical science forever and how people are treated for their conditions; with non-invasive products that will be able to read and modify electrical signals passing along nerves and cells in the body, to restore health.

As reported in the Wall Street Journal, July 2016, Kevin Tracey, president and chief executive officer of the Feinstein Institute for Medical Research, commented “we live in a pharmacocentric culture today, where the world revolves around a drug for everything in a trillion-dollar pharmaceutical industry,” he says. “But when I talk to patients…people don’t want to take drugs.” According to the Feinstein Institute, “bioelectronics medicine is a scientific discipline that brings together molecular biology, neurophysiology, neurotechnology and analytics to develop nerve-stimulating technologies to regulate the molecular targets underlying disease. This approach promises to deliver therapies superior to pharmaceuticals in terms of efficacy, safety, and cost, without significant side effects.”

The field of bioelectronic medicine is focused on fighting diseases by delivering targeted electrical signals into the body and utilizing existing nervous-system connections linking the brain to every part of the body. Our WellnessPro product stimulates the peripheral nerves that send information about touch and vibration. The signals from the stimulated nerves interfere with pain signals traveling to the brain, which reduces the brain’s perception of pain, and stimulate naturally occurring pain relievers (e.g. dopamine).

Electromedical – a possible answer to the Growing Opioid Problem?

It is our goal and passion to significantly help reduce people’s dependency on pharmaceutical drugs and subsequently drug abuse – specifically from dangerous and highly addictive opioid narcotics. We think it is time to be bold and aggressive with our technology and commitment to help people who suffer from chronic and often crippling pain. We believe that the amount of data around opioid abuse due to chronic pain is staggering. According to a report published by the National Institute on Drug Abuse, “between 26.4 million and 36 million people abuse opioids worldwide, with an estimated 2.1 million people in the United States suffering from substance use disorders related to prescription opioid pain relievers in 2012.”

We support the effort and awareness for the opioid epidemic. People are dying, families are suffering, and the addictions are real. We believe that our WellnessPro product will bring a drug-free solution to those suffering with chronic pain and offers real relief.

Groundbreaking research at the Minneapolis VA has found no long-term benefits for patients taking opioid medications for chronic pain — a finding that we believe is likely to strengthen the case for reducing use of the addictive medications that have been responsible for a sharp rise in drug overdoses and deaths.

Distribution

Currently, we sell our WellnessPro product to consumers through a network of independent sales representatives and distributors, domestically and internationally, as well as through the Company website. These channels for Electromedical include:

•	Private citizens that elect to start a business reselling Electromedical products;
•	Professional distributors and independent sales representatives which currently sell medical devices into our target markets (chiropractic, physiotherapy, sports medicine, etc.); and
•	Healthcare professionals who not only administer treatments using the WellnessPro product to patients. Healthcare professionals in this channel include, chiropractors, physiotherapists, pain management doctors and clinicians, natural medicine doctors, sports medicine doctors and athletic trainers.

We recently signed independent sales representative and licensing agreement to open Electromedical de Mexico and develop a network of local sales representatives. This sales representative has a network of 200 representatives in Mexico.

Manufacturing

We outsource our inventory production to a number of manufacturers in the United States and in Asia, ship these components to the United States where final assembly, testing and quality assurance takes place. We then ship completed products from U.S. locations to our customers. Our primary manufacturer is located in the Shenzhen province of The People’s Republic of China, which is one of the major manufacturing hubs in the southern part of the country. Products manufactured at this site are packaged locally for transit and then shipped out of the port of Shenzhen to our headquarters location in Arizona or to other sites in the U.S. for final assembly. We believe our relationship with all of our manufacturing partners is excellent. The final WellnessPro package assembly is completed in the United States. In addition, to sourcing our own factories, the Company uses a U.S. based global sourcing provider to source and manage, including performing quality assurances, our manufacturers based in Asia, primarily in China. We are currently looking to source additional vendors to help expand the geographic diversity of our manufacturing facilities and are considering moving our manufacturing to the United States and negotiating directly with more of our manufacturers.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs amounted to $31,600 and $82,849 for the years ended December 31, 2020 and 2019, respectively. Total research and development costs are included in selling, general and administrative expenses on the accompanying statements of operations.

Employees

We currently have five full-time employees working in Scottsdale, Arizona.

Regulation

Medical devices are regulated by the Food and Drug Administration (the “FDA”) in the United States and can be regulated by foreign governments for devices sold internationally. The Company has medical device certifications in the USA (FDA) and Mexico (COFEPRIS) and is ISO 13485:2016 certified.

The Federal Food, Drug and Cosmetic Act and regulations issued by the FDA regulate testing, manufacturing, packaging, and marketing of medical devices. Under the current regulations and standards, we believe that our devices are subject to general controls, including compliance with labeling and record-keeping rules. In addition, our medical devices require pre-market approval, which for TENS devices can be achieved through a 510(k) premarket notification submission.

Further, our manufacturing processes and facilities are also subject to regulations, including the FDA’s  QSR requirements (formerly Good Manufacturing Practices). These regulations govern the way we manufacture our products and maintain documentation for our manufacturing, testing and control activities. In addition, to the extent we manufacture and sell products abroad, those products are subject to the relevant laws and regulations of those countries.

The FDA requires us to retain records for variable periods of time. We are compliant will all FDA record keeping requirements, including this outline in Title 21, Volume 8, Part 820 – Quality System Regulations, revised April 1, 2019, which states:

•	All records required by this part shall be maintained at the manufacturing establishment or other location that is reasonably accessible to responsible officials of the manufacturer and to employees of FDA designated to perform inspections. Such records, including those not stored at the inspected establishment, shall be made readily available for review and copying by FDA employee(s). Such records shall be legible and shall be stored to minimize deterioration and to prevent loss. Those records stored in automated data processing systems shall be backed up.

•	Confidentiality. Records deemed confidential by the manufacturer may be marked to aid FDA in determining whether information may be disclosed under the public information regulation in part 20 of this chapter.

(b) Record retention period. All records required by this part shall be retained for a period of time equivalent to the design and expected life of the device, but in no case less than 2 years from the date of release for commercial distribution by the manufacturer.

(c) Exceptions. This section does not apply to the reports required by 820.20(c) Management review, 820.22 Quality audits, and supplier audit reports used to meet the requirements of 820.50(a) Evaluation of suppliers, contractors, and consultants, but does apply to procedures established under these provisions. Upon request of a designated employee of FDA, an employee in management with executive responsibility shall certify in writing that the management reviews and quality audits required under this part, and supplier audits where applicable, have been performed and documented, the dates on which they were performed, and that any required corrective action has been undertaken.

The Title also outlines requirements for non-compliance and complaints from customers in additional sections. We maintain full compliance with such sections:

(a) Each manufacturer shall maintain complaint files. Each manufacturer shall establish and maintain procedures for receiving, reviewing, and evaluating complaints by a formally designated unit. Such procedures shall ensure that:

(1) All complaints are processed in a uniform and timely manner;

(2) Oral complaints are documented upon receipt; and

(3) Complaints are evaluated to determine whether the complaint represents an event which is required to be reported to FDA under part 803 of this chapter, Medical Device Reporting.

(b) Each manufacturer shall review and evaluate all complaints to determine whether an investigation is necessary. When no investigation is made, the manufacturer shall maintain a record that includes the reason no investigation was made and the name of the individual responsible for the decision not to investigate.

(c) Any complaint involving the possible failure of a device, labeling, or packaging to meet any of its specifications shall be reviewed, evaluated, and investigated, unless such investigation has already been performed for a similar complaint and another investigation is not necessary.

(d) Any complaint that represents an event which must be reported to FDA under part 803 of this chapter shall be promptly reviewed, evaluated, and investigated by a designated individual(s) and shall be maintained in a separate portion of the complaint files or otherwise clearly identified. In addition to the information required by 820.198(e), records of investigation under this paragraph shall include a determination of:

(1) Whether the device failed to meet specifications;

(2) Whether the device was being used for treatment or diagnosis; and

(3) The relationship, if any, of the device to the reported incident or adverse event.

(e) When an investigation is made under this section, a record of the investigation shall be maintained by the formally designated unit identified in paragraph (a) of this section. The record of investigation shall include:

(1) The name of the device;

(2) The date the complaint was received;

(3) Any unique device identifier (UDI) or universal product code (UPC), and any other device identification(s) and control number(s) used;

(4) The name, address, and phone number of the complainant;

(5) The nature and details of the complaint;

(6) The dates and results of the investigation;

(7) Any corrective action taken; and

(8) Any reply to the complainant.

The FDA provides the follow chart concerning its commitment to provide comments to company that submit for 501(K) clearance. There can be no assurance our process will be similar to what is outlined in the chart provided as there are many variable and exceptions to the overall clearance process. Additional information can be obtain at the following link: https://www.fda.gov/about-fda/510k-submission-process

Source: U.S. Food and Drug Administration

Finally, the labeling of our devices, our promotional activities and marketing materials are regulated by the FDA and various state agencies. Activities that are constrained by these regulations include the marketing of our products for “off-label” usage; that is, recommendations to use our products for purposes other than what is indicated in the labeling. Violations of this requirement may result in administrative, civil or criminal actions against the manufacturer or seller by the FDA or governing state agencies.

Intellectual Property

We have the following registered trademarks in the United States: IONLOGIC®, Wellness+Plus Pro®, Wellness Pro POD®, IDNA Interactive Dynamic Neuro Adaptation®, Deep Pulse®, WellnessPro® and Electromedical Technologies®. The U.S. Patent and Trademark Office issued us a design patent for our “Combination Transcutaneous Electrical Nerve Stimulation Devise and Microcurrent Electrical Neuromuscular Stimulator.” This patent expires on August 28, 2022. In addition, our Wellness POD utility patent is pending.

Litigation

From time to time, we may be involved in various claims and legal actions arising in the ordinary course of business. The company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

DESCRIPTION OF PROPERTY

The Company owns the over 5,000 square foot office warehouse unit where its headquarters is located at 16561 N. 92nd Street, Unit D101, Scottsdale, Arizona.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

There are no legal proceedings against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of Common Stock trades under the symbol “EMED” on the OTC Markets Quotation System.

The OTC Markets Quotation System is quotation service that display real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The market is limited for our stock and any prices quoted may not be a reliable indication of the value of our shares of Common Stock. The following Table 1sets forth the high and low bid prices per share of our shares of Common Stock by both the OTC Bulletin Board and OTC Markets for the periods indicated.

For the Period Ending	High	Low
Fourth Quarter, 2019(1)	$1.94	$1.94
First Quarter, 2020	$2.05	$0.30
Second Quarter, 2020	$1.14	$0.30
Third Quarter, 2020	$2.03	$0.57
Fourth Quarter, 2020	$1.04	$0.28
First Quarter, 2021	$0.73	$0.27
Second Quarter, 2021	$0.21	$0.04
Third Quarter, 2021	$0.18	$0.04

(1)The Company’s common stock began trading on August 14, 2019.

Holders of Record

As of December 8, 2021, we have 87,725,842 shares of our Common Stock issued and outstanding immediately prior to this offering held by approximately 90 shareholders of record.

Dividends

We have not paid, nor declared any cash dividends since our inception and do not intend to declare or pay any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by state law.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The statements contained in this report that are not statements of historical fact, including without limitation, statements containing the words “believes,” “expects,” “anticipates” and similar words, constitute forward-looking statements that are subject to a number of risks and uncertainties. From time to time we may make other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to an inherent risk that actual results may materially differ as a result of many factors, including the risks discussed from time to time in this report, including the risks described under “Risk Factors” in any filings we have made with the SEC.

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements have been prepared on the basis of he most current and best available information. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements.

Background

The Company was formed in Nevada in August 30, 2002 as IntelSource Group, Inc. and began operations in 2003. In 2007, IntelSource Group, Inc. merged with ElectroMedical Technologies, LLC. The Company began acting as Electro Medical Technologies, LLC, an Arizona limited liability company on November 9, 2010 after the merger with ElectroMedical Technologies, LLC, a Nevada Company. The Company converted to a corporation in the State of Delaware on August 23, 2017.

Electromedical Technologies is a bioelectronics manufacturing and marketing company. We offer U.S. Food and Drug Administration (FDA) cleared medical devices for pain management.

Bioelectronics is a developing field of “electronic” medicine, which uses electrical impulses over the body’s neural circuitry to try to alleviate pain, without drugs. The human body is controlled by electrical signals sent through the nervous system, which can become distorted after accidents or as a result of disease. The field of bioelectronic medicine aims to safely correct irregularities in the nervous system by modifying the electrical language of the body related to pain relief.

Our mission is to improve global wellness for people suffering from various painful conditions by relieving chronic and acute pain using energy, frequency and vibration as an alternative to pharmaceuticals; and one day, read and modifies electrical signals passing along nerves in the body, to restore long-term health.

Additionally, we have a corporate goal to offer the public effective alternatives to addictive pain -relieving drugs, such as opioids. According to the Society of Actuaries, opioid overdose deaths are now the single largest factor slowing the growth in U.S. life expectancy and has led to stagnation or decreases in life expectancy three years in a row for the first time since 1915–1918, when the country was facing World War I and the Spanish flu pandemic. The U.S. Centers of Disease Control and Prevention (CDC) has reported that, from 1999 through 2017, nearly 400,000 have died from overdoses from prescription or illicit opioids. It is our aim to offer effective alternatives to pain management.

Results of Operations

Overview and Financial Condition

Going Concern

The Company sustained continued operating losses during the years ended December 31, 2020 and 2019 and for the nine-months ended September 30, 2021. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

Management is endeavoring to commence revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our shares of Common Stock.

Results of Operations

The following table sets forth the unaudited results of our operations for the nine months ended September 30,

	2021	2020
Net Sales	$670,551	$557,476
Cost of goods sold:	158,065	139,892
Gross profit	512,486	417,584
Operating Expenses	2,822,251	3,768,196

Loss from operations	(2,309,765)	(3,350,612)
Other expense	(4,324,957)	(110,867)
Net Loss	$(6,634,722)	$(3,461,479)

The following table sets forth the audited results of our operations for the years ended December 31,

	2020	2019
Net Sales	$737,958	$829,737
Cost of goods sold:	194,384	238,516
Gross profit	543,574	591,221
Operating Expenses	3,710,262	2,259,848

Loss from operations	(3,166,688)	(1,668,627)
Other expense	(705,036)	(75,712)
Net Loss	$(3,871,724)	$(1,744,339)

Operating Results

January 1, 2021 through September 30, 2021 Compared to January 1, 2020 through September 30, 2020

Our sales totaled $670,551 for the nine months ended September 30, 2021 and $557,476 for the nine months ended September 30, 2020. The increase is primarily related to an increase in units sold.

Cost of sales and gross margins for the nine months ended September 30, 2021 and for the nine months ended September 30, 2020 were $158,065 and 76% and $139,892 and 75%, respectively. Our cost of sales consists of the cost of materials and distribution expenses. Cost of sales and gross margins are affected by product mix as well as the mix in the level of sales between commissioned agents and distributors.

The following table sets forth the operating expenses for the nine months ended September 30, 2021 and 2020:

	2021	2020	Change
Marketing	$82,676	$84,565	$(1,889)
Commissions	150,303	129,616	20,687
Payroll related	1,161,132	1,005,969	155,163
Consulting and professional fees	1,150,582	2,405,755	(1,255,173)
Research and development	152,064	11,200	140,864
Other operating expenses	125,494	138,291	(12,797)
	$2,822,251	$3,768,196	$(945,945)

The following table sets forth the stock- based compensation expense included in the above operating expenses for the nine months ended September 30, 2021 and 2020:

	2021	2020	Change
Marketing	$—	$—	$—
Commissions	—	—	—
Payroll related	604,890	607,657	(2,767)
Consulting and professional fees	804,237	2,154,191	(1,349,954)
Research and development	—	—	—
Other operating expenses	—	—	—
	$1,409,127	$2,761,848	$(1,352,721)

Selling, general and administrative expenses consist primarily of payroll related expenses, commissions, consulting and professional fees, sales and marketing, research and development and other operating expenses. Selling, general and administrative expenses totaled $2,822,251 for the nine months ended September 30, 2021 and 3,768,196 for the nine months ended September 30, 2020, a decrease of $945,945 or about 25%. The change is primarily due to decreases in stock-based compensation expense of $1,352,721, partially offset by increases in payroll related costs of $155,163, research and development costs of $148,064 and consulting and professional fees of $94,781. Stock-based compensation expense for the nine months ended September 30, 2021, includes $804,237 related to third party agreements for financial and strategic advisory services and $604,890 related to shares of common stock issued to the Company’s CEO as compensation. Stock-based compensation expense for the nine months ended September30, 2020, includes $2,108,000 related to third party agreements for financial and strategic advisory services and $600,000 related to shares of common stock issued to an employee for services rendered.

The increase in research and development costs reflects the Company’s ramped up efforts in the development of the POD. The increase in payroll related costs consists primarily of additional employee headcount and a bonus paid to the Company’s CEO totaling $61,930The increase in consulting and professional fees relates primarily to costs associated with operating as a public company.

Other expense increased by $4,214,090 primarily due to an increase in interest expense of $2,855,683 and an increase in the value of derivative liabilities of $1,414,341, partially offset by $50,082 of forgiven debt. The increase in interest expense for the nine months ended September 30, 2021, includes $2,751,188 related to the amortization of debt discount and $98,588 accrued on the convertible promissory notes entered into beginning in June 2020.

As a result of the foregoing, we recorded a net loss of $6,634,722 for the nine months ended September 30, 2021, compared to a net loss of $3,461,479 for the nine months ended September 30, 2020. The increase in net loss is primarily attributed to the increase in interest expense and the increase in value of derivative liabilities, partially offset by a decrease in selling, general and administrative expenses.

COVID-19 may impact our business.

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. COVID-19, and actions taken to mitigate it, have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which we operate. While it is unknown how long these conditions will last and what the complete financial effect will be to the Company, COVID-19 may have an adverse effect on our business. While we are taking diligent steps to mitigate any possible disruptions to our business, we are unable to predict the extent or nature of these impacts, at this time, to our future financial condition and results of operations.

January 1, 2020 through December 31, 2020 Compared to January 1, 2019 through December 31, 2019

Our sales totaled $737,958 for the year ended December 31, 2020 and $829,737 for the year ended December 31, 2019. The decrease is primarily related to a decrease in units sold, partially offset by an increase in average selling price. In 2020, the COVID -19 pandemic had an impact on worldwide manufacturing and supply and affected our ability to replenish inventory. In addition, we were not able to attend trade shows.

Cost of sales and gross margins for the year ended December 31, 2020 and for the year ended December 31, 2019 were $194,384 and 74% and $238,516 and 71%, respectively. Our cost of sales consists of the cost of materials and distribution expenses. The increase in gross margin is primarily attributed to an increase in average selling price including pricing to certain distributors and the release and sale of previously written off inventory. Cost of sales and gross margins are affected by product mix as well as the mix in the level of sales between commissioned agents and distributors.

The following table sets forth the operating expenses for the years ended December 31,2020 and 2019:

	2020	2019	Change
Marketing	$191,765	$7,978	$183,787
Commissions	$171,181	$212,560	$(41,379)
Payroll related	$564,387	$1,460,087	$(895,700)
Consulting and professional fees	$2,582,804	$373,126	$2,209,678
Research and development	$31,600	$82,849	$(51,249)
Other operating expenses	$168,525	$123,248	$45,277
	$3,710,262	$2,259,848	$1,450,414

The following table sets forth the stock- based compensation expense included in the above operating expenses for the years ended December 31, 2020 and 2019:

	2020	2019	Change
Marketing	$-	$-	$-
Commissions	$-	$-	$-
Payroll related	$9,728	$510,870	$(501,142)
Consulting and professional fees	$2,213,128	$207,568	$2,005,560
Research and development	$-	$82,849	$(82,849)
Other operating expenses	$-	$-	$-
	$2,222,856	$801,287	$1,421,569

Selling, general and administrative expenses consist primarily of payroll related expenses, commissions, consulting and professional fees, sales and marketing, research and development and other operating expenses. Selling, general and administrative expenses totaled $3,710,262 for the year ended December 31, 2020 and $2,259,848 for the year ended December 31, 2019, an increase of $1,450,414 or about 64%. The change is primarily due to increases in stock-based compensation expense of $1,421,569, consulting and professional fees of $204,118, marketing costs of $183,787, research and development costs of $31,600 and other operating expenses of $45,277, partially offset by decreases in payroll related costs of $394,558 and commissions of $41,379. The increase in stock-based compensation expense for the year ended December 31, 2020, includes $2,213,128 related to third party agreements for financial advisory services. Stock-based compensation expense for the year ended December 31, 2019 includes $492,563 related to the sale by the Company’s CEO of 693,750 shares of common stock to certain employees at par value, $151,557 related to third party agreements for financial advisory and marketing services and $157,168 related to outstanding stock options.

The increase in consulting and professional fees relates primarily to costs associated with operating as a public company.

The decrease in payroll related expenses is primarily related to the Company CEO’s signing bonus of $500,000 in conjunction with the October 2019 employment agreement and a decrease in medical insurance premiums and expenses related to a 2019 termination, partially offset by an increase in CEO salary. CEO compensation increased beginning in October 2019. The decrease in commissions is related to a decrease in sales as well as a promotion in the 2019 period that did not occur in 2020.

Other expense increased by $629,324 primarily due to an increase in interest expense of $714,777 and a decrease in the change in fair value of the KISS liability- related party of $13,114, partially offset by a decrease in value of derivative liabilities of $71,413. The increase interest expense includes $684,901 related to the amortization of debt discount and $39,285 accrued on the convertible promissory notes entered into during the year ended December 31, 2020.

As a result of the foregoing, we recorded a net loss of $3,871,724 for the year ended December 31, 2020, compared to a net loss of $1,744,399 for the year ended December 31, 2019. The increase in net loss is primarily attributed to the increase in selling, general and administrative expenses, increase in interest expense and decreased gross profit.

Liquidity and Capital Resources

During the nine months ended September 30, 2021, our cash and cash equivalents decreased by $100,103 reflecting cash used in operations of $906,073, partially offset by net proceeds from financing activities of $805,970. At September 30, 2021 the Company had a working capital deficit of $1,885,946 and cash on hand of $164,810. Working capital deficit totaled $1,082,727 excluding derivative liabilities – convertible notes-payable of $803,219. During the nine months ended September 30, 2020, our cash and cash equivalents increased by $85,477, reflecting cash provided by financing activities of $881,121, partially offset by cash used in operations of $795,644.

Operating Activities

Cash flows used in operating activities totaled $906,073 for the nine months ended September 30, 2021 as compared to cash flows used of $795,644for the nine months ended September 30, 2020. The increase in cash flows used in operating activities is primarily the result of an increase in inventory purchases, a reduction in accounts payable and an increase in the loss from operations, excluding stock-based compensation expense impacted by increased costs related to public Company operations, increased marketing efforts and ramp of research and development costs on the POD.

Financing Activities

Cash flows provided by financing activities totaled $805,970 for the nine months ended September 30, 2021 as compared to $881,921 for the nine months ended September 30,2020. The cash flows provided in the 2021 period are primarily the result of $937,500 in net proceeds from convertible promissory notes partially offset by debt repayments totaling $131,530.

During the nine months ended September 30, 2021, lenders converted principal totaling $1,549,800 plus accrued interest into 43,316,791 shares of common stock. The remaining principal outstanding of $972,353 includes $772,353 for which a forbearance agreement was entered into on September 3, 2021 and $150,000, which was converted into shares of common stock in October 2021.

Under the terms of the forbearance agreement, various notes totaling $784,853, two of which were in default, were changed to extend the maturity dates by six months. The notes were also amended to delete the prepayment penalty. As consideration for the forbearance, the Company agreed to make cash payments of $12,500 upon execution of the agreement and monthly thereafter until Jan 15, 2022 for a total of $75,000. $12,500 has been paid as of September 30, 2021. As additional consideration for entering into the forbearance agreement, the Company has agreed to issue the lender the number of shares equal to $100,000 on January 15, 2022 at a 25% discount based upon the previous 15-day average closing price. Effective after January 15, 2022, if the Company enters into an agreement with a third-party investor for consideration per share less than the $0.50 fixed price per share of the notes, the Company agrees to amend and restate the notes to reduce the conversion price.

On October 14, 2021, the Company entered into two financing contracts: one with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), in the principal amount of $500,000; and another with Talos Victory Fund, LLC, a Delaware limited liability company (“Talos”) in the principal amount of $250,000.

In exchange for a convertible promissory note, Mast Hill agreed to lend the Company $500,000 with 10% interest per annum, less $50,000 OID. The maturity date of the promissory note is October 13, 2022. There is no pre-payment penalty associated with the convertible promissory note, and no registration rights connected to the shares issuable under conversion of the note. The initial conversion price is $0.06, subject to adjustment should the Company take certain actions, including entering into another financing or selling common stock at a price below the fixed price. In that event, Mast Hill’s conversion price would be reduced to equal the lower price. The Company is not required to issue additional shares to Mast Hill in the event an adjustment to the fixed price occurs. As additional consideration for the financing, the Company issued Mast Hill a 5-year warrant to purchase 4,166,666 shares of common stock at $0.12 per share, subject to price adjustments for certain actions, including dilutive issuances. The warrant does not provide for registration rights.

In exchange for a convertible promissory note, Talos agreed to lend the Company $250,000 with 10% interest per annum, less $25,000 OID. The maturity date of the promissory note is October 13, 2022. There is no pre-payment penalty associated with the convertible promissory note, and no registration rights connected to the shares issuable under conversion of the note. The initial conversion price is $0.06, subject to adjustment should the Company take certain actions, including entering into another financing or selling common stock at a price below the fixed price. In that event, Talos’ conversion price would be reduced to equal the lower price. The Company is not required to issue additional shares to Talos in the event an adjustment to the fixed price occurs. As additional consideration for the financing, the Company issued Talos a 5-year warrant to purchase 2,083,333 shares of common stock at $0.12 per share, subject to price adjustments for certain actions, including dilutive issuances. The warrant does not provide for registration rights.

On November 10, 2021, the Company entered into a Common Stock Purchase Agreement with a third party to invest up to $5,000,000 to purchase the Company’s common stock. Concurrently, the Company entered into a Registration Rights Agreement, as an inducement to the investor to execute and deliver the Common Stock Purchase Agreement, whereby the Company agreed to provide certain registration rights under the Securities Act of 1933.

The Common Stock Purchase Agreement terminates on the earlier of (i) the date on which the Investor shall have purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) December 31, 2022. Stock may be purchased at 92% of the lowest daily VWAP of the common stock during the period five days prior to closing of the purchase transaction.

On November 10, 2021 in connection with the above agreement, the Company also entered into a non-exclusive agreement with a placement agent.

On December 1, 2021, the Company entered into a settlement agreement with Donald Steinberg for the outstanding principal and interest of $249,870.27. Upon execution of the agreement, the Company made a payment to the spouse of Donald Steinberg of $62,467.52, with a payment of $63,152.37 plus interest to be made 30 days from the execution date. In addition, the Company issued 2,000,000 shares of common stock to Donald Steinberg. The shares contain lock up and leak out provisions restricting sale to no more than 500,000 shares per month.

Related Party Transactions

We follow FASB ASC subtopic 850-10, “Related Party Transactions”, for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Material related party transactions are required to be disclosed in the financial statements, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operation are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person, and the date such person became a director or executive officer. Our executive officers are appointed by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

The following table presents information with respect to our officers, directors and significant employees as of December 8, 2021:

Name	Age	Position
Matthew Wolfson	49	Chief Executive Officer, President, Chief Financial Officer, Sole Director

Biographical Information Regarding Officers and Directors

Mr. Wolfson has been our sole officer and director since inception. Matthew Wolfson is a Phoenix based entrepreneur with a keen interest in technology and design. He is the founder of Electromedical Technologies, Inc. and has been the CEO and has worked full-time for the Company since he began researching and developing the WellnessPro in 2003.

As an entrepreneur he has been involved in several successful companies, in the early 90’s, Matthew Wolfson co-founded Globalcom 2000 and entered into the prepaid phone card business, which at that time was an almost unknown market. Globalcom 2000 became one of the largest phone card companies in the United States.

In 1994, he developed an interest in the telecom “International Callback” business and co-founded One World Communications. He subsequently travelled the world, opening up over 150 training centers and helped create the world’s largest International global sales force selling telecom services.

Term of Office

All of our directors are appointed for a one-year term to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.  Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director (or person nominated to become director), executive officer, founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To the knowledge of the Company, there have been no reported violations of the Code of Ethics.

Whistleblower Procedures Policy

In accordance with the requirements of Section 301 of the Sarbanes-Oxley Act of 2002, the Board of Directors of the Company has adopted a Whistleblower Procedures Policy, stating that all employees of the Company are strongly encouraged to report any evidence of financial irregularities which they may become aware of, including those with respect to internal controls, accounting or auditing matters.  Under the Whistleblower Procedures Policy, the management of the Company shall promptly and periodically communicate to all employees with access to accounting, payroll and financial information the means by which they may report any such irregularities.  In the event an employee is uncomfortable for any reason reporting irregularities to his or her supervisor or other management of the Company, employees may report directly to any member of the Board of Directors of the Company.  The identity of any employee reporting under these procedures will be maintained as confidential at the request of the employee, or may be made on an anonymous basis.  Notice must be provided to all of the Company’s employees with access to accounting, payroll and financial information in respect of these procedures.

The Company does not have any Committees of the Board

CORPORATE GOVERNANCE

Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Leadership Structure

We currently have one executive officer who is also a Director. Our Board has reviewed the Company’s current Board leadership structure. In light of the Company’s size, nature of the Company’s business, regulatory framework under which the Company operates, stockholder base, the Company’s peer group and other relevant factors, the Company has determined that this structure is currently the most appropriate Board leadership structure for our company. Nevertheless, the Board intends to carefully evaluate from time to time whether our current structure should be modified based on what the Board believes is best for the Company and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provides that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board of Directors shall be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by stockholders as it deems appropriate. The Board evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although we do not have a policy regarding diversity, the Board does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. Stockholders who wish to recommend a nominee should send nominations to our President, Matthew Wolfson, 16561 North 92nd Street, Suite 101, Scottsdale, AZ 85260, that includes all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at Electromedical Technologies, Inc., Attention: Mathew Wolfson, 16561 North 92nd Street, Suite 101, Scottsdale, AZ 85260. The Board shall review and respond to all correspondence received, as appropriate.

Director Independence

There are no independent directors at this time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Company’s directors and officers, and persons who own more than ten-percent (10%) of our Company’s shares of Common Stock, to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Such officers, directors and ten-percent shareholders are also required to furnish our Company with copies of all Section 16(a) reports they file. As of April 13, 2021, we believed such reports were timely filed.

EXECUTIVE AND DIRECTOR COMPENSATION

Our sole director, Matthew Wolfson, who is also our chief executive officer, chief financial officer, receives a base salary of $20,000 per month in compensation, as part of an Executive Compensation Agreement signed with the Company, attached hereto. In addition, Mr. Wolfson’s Employment Contract is attached hereto.

Mr. Wolfson receives no compensation for serving as the Chairman and sole director of the Company. During the Director’s term, the Company reimburses the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director in excess of $500.00) must be approved in advance by the Company

Executive Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Matthew Wolfson	2020	240,000	$0	$0	0	$0	$0	$0	$240,000	(2)
Matthew Wolfson	2019	$111,992.43	$500,000.00	$0	$0	$0	$0	$0	$611,992.43	(2)
Matthew Wolfson	2018	$0	$0	$0	$0	$0	$0	$0	$0	(1)
Matthew Wolfson	2017	$0	$0	$0	$0	$0	$0	$0	$0	(1)

(1)	Mr. Wolfson received no compensation during 2017 and 2018. In July 2017, the Company entered into a $250,000 promissory note with Mr. Wolfson, whereby he loaned the Company $250,000. The proceeds were used for operations and Regulation A+ offering costs. The promissory note began accruing interest on October 1, 2018 at 2% per annum, compounded monthly. The unpaid principal balance and accrued interest are due within ten days of the maturity date on September 30, 2020. Included in the accompanying balance sheets is $261,304 due from the Company’s CEO as of December 31, 2018. In 2018, $250,000 of the amount due from the Company’s CEO has been net against the note payable due the CEO, leaving a receivable of $11,304. As of December 31, 2019, the note payable and accrued interest are deemed paid in full.

(2)	In October 2019, the Company entered into an employment agreement with the Company’s CEO. The terms of the agreement include an annual base salary of $240,000 and a signing bonus of $500,000, as well as discretionary annual bonuses and participation in long-term incentive plans. The signing bonus may be paid in shares of the Company’s common stock. The agreement remains in effect until the earlier of the discharge or resignation of the CEO. In conjunction with the agreement, the $500,000 signing bonus has been accrued and included in selling, general and administrative expenses in the accompanying statement of operations during the year ended December 31, 2019. On November 1, 2019, the Company’s board of directors and the majority of shareholders awarded CEO, Matthew Wolfson, 500,000 shares of Series A Preferred stock, which was valued at $355,000 or $.71 per share. The shares were issued as partial payment for the $500,000 signing bonus, for which $145,000 remained payable at December 31, 2019. During the year ended December 31, 2020, the Company paid the Company’s CEO $124,022 towards the balance of the 2019 signing bonus. Total amount outstanding at September 30, 2021 and December 31, 2020 is $0 and $20,978, respectively.

The Company paid the Company’s CEO an additional bonus of $61,930 during the nine months ended September 30, 2021.

On February 16, 2021, the Company issued Matthew Wolfson 1,100,000 shares of common stock registered on Form S-8.

In October 2021, the Company issued the Company’s CEO 5,000,000 cashless warrants at $0.025 per share.

Directors	Title	Monthly Compensation
Matthew Wolfson(1)	Chief Executive Officer, Chief Financial Officer and Chairman	$20,000	(1)(2)

(1)	Mr. Wolfson owns 15,406,250 common shares and 500,000 Series A Preferred Shares. Please see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT for additional information.

(2)	In addition to Mr. Wolfson’s monthly compensation, which is outlined here, he receives additional compensation as part of this Executive Compensation Agreement. This Agreement is attached hereto.

Director Compensation Table

Directors	Title	Monthly Compensation
Matthew Wolfson(1)	Chief Executive Officer, Chief Financial Officer and Chairman	$0

(1)	This table represents Mr. Wolfson’s zero compensation as a director of the corporation. Please see section marked “Executive Compensation” for other information about Mr. Wolfson’s compensation as an executive of the corporation.

(2)	In addition, Mr. Wolfson receives additional compensation as part of this Executive Compensation Agreement. This Agreement is attached hereto.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, here is information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the shares of Common Stock.

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

The following table is based on the number of shares outstanding totaling 87,725,842 as of December 8, 2021.

The following table sets forth certain information as of December 8, 2021 by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock; and (ii) each director, director nominee, and Named Executive Officer. The footnotes below pertain to total shares, voting rights and conversion shares, and provide other explanations.

Name of Beneficial Owner	Common Shares Owned	Percent of Common(1)	Series A Owned	Series A Votes(2)	Voting Shares(3)(4)		Voting Power(3)(4)
Matthew Wolfson 7460 E Tuckey Ln Scottsdale, AZ 85250	15,406,250	17.6%	500,000	50,000,000	65,406,250	(4)	47.5%

1)	Based on 87,725,842 common shares

2)	Based on 100 votes of common share equivalents for each Series A Preferred held

3)	Based on combined voting power of Mr. Wolfson’s common shares and common share equivalent rights as a holder of Series A Preferred Shares.

4)	Based on 137,725,842 total possible votes assuming voting of Mr. Wolfson’s Series A Preferred Shares.

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership, voting power and investment power with respect to the shares of Company preferred stock and common stock.

Item 5.	Interest of Management and Others in Certain Transactions

As of December 31, 2019, the Company entered into various promissory notes totaling $318,000 with a related party, Donald Steinberg the sole member and manager of Blue Ridge Enterprises, LLC (“Blue Ridge”), a California limited liability company. The Company entered into additional promissory notes with Blue Ridge for $84,500 and repaid $169,000 of promissory notes in 2020 and as of September 30, 2021, for a total of $233,500 outstanding. All notes mature at various times in 2020 and 2021. Interest will accrue at 10% per annum from the due date thereon until all principal is paid in full. Proceeds from the loans were used for operations. On December 1, 2021, the Company entered into a settlement agreement with Donald Steinberg for the outstanding principal and interest of $249,870.27. Upon execution of the agreement, the Company made a payment to the spouse of Donald Steinberg of $62,467.52, with a payment of $63,152.37 plus interest to be made 30 days from the execution date. In addition, the Company issued 2,000,000 shares of common stock to Donald Steinberg. The shares contain lock up and leak out provisions restricting sale to no more than 500,000 shares per month.

On November 1, 2018, the Company entered into a KISS agreement with Blue Ridge in consideration for Blue Ridge rendering services under a consulting agreement in which Blue Ridge agreed to review the Company’s business plans, marketing and market development strategy, distribution network expansion, mergers and acquisitions, and analyzing corporate structure. Mr. Steinberg and Blue Ridge are thus associates of the Company and related parties. Consideration for the Company’s issuance of the KISS agreement included a $35,000 purchase price from Blue Ridge, and is non-interest bearing, matures twelve months from the issuance date on November 1, 2019, and has been recorded as KISS liability-related party in the current liabilities section of the Company’s balance sheet. Upon (a) the maturity date of November 1, 2019; (b) in the event of a “Next Equity Financing” where the Company sells its preferred shares from which the Company receives not less than $1 million dollars; or, (c) a corporate transaction in which all or substantially all of the Company’s assets are sold, merged or consolidated into another entity, Blue Ridge may, at its option, convert the principal of the KISS into common shares of Company. The Company’s obligation under the KISS agreement is to solely convert the KISS note upon election of Blue Ridge. In October 2019, the related party converted 1,000,000 of the conversion shares at a value of $197,942. On September 23, 2020, Blue Ridge converted the remaining shares of 7,156,497 at a value of $1,452,575.

In July 2017, the Company entered into a $250,000 promissory note with its CEO, Matthew Wolfson. Mr. Wolfson is considered a Related Party since he is the Company’s Principal Executive Officer. The proceeds were used for operations and Regulation A+ offering costs. The promissory note began accruing interest on the interest commencement date of October 1, 2018 at 2% per annum, compounded monthly. The note payable and accrued interest of $3,775 are deemed paid in full as of December 31, 2019.

On February 16, 2021, the Company issued Matthew Wolfson 1,100,000 shares of common stock registered on Form S-8.

In October 2013, the Company entered in to a $45,000 note payable with an individual related to the Company’s CEO. The proceeds were used for operations. Interest began accruing on the interest commencement date of January 1, 2018, at 2% per annum, compounded monthly. The unpaid principal balance and accrued interest is due within ten days of the maturity date on December 31, 2020. In October 2019, the related party lender of the $44,000 note-payable, converted the principal amount of $44,000 plus unpaid accrued interest into 64,215 shares of restricted common stock.

In August 2019, the Company’s CEO personally paid $100,000 to the holder of a Company note payable, reducing the amount due from the Company’s CEO.

During the year ended December 31, 2019, the Company’s CEO personally sold 693,750 shares of his common stock to several employees at par value.

The Company’s CEO personally guarantees certain amounts due under its long-term debt agreements.

In October 2019, the Company entered into an employment agreement with the Company’s CEO. The terms of the agreement include an annual base salary of $240,000 and a signing bonus of $500,000, as well as discretionary annual bonuses and participation in long-term incentive plans. The signing bonus may be paid in shares of the Company’s common stock. The agreement remains in effect until the earlier of the discharge or resignation of the CEO. In conjunction with the agreement, the $500,000 signing bonus has been accrued and included in selling, general and administrative expenses in the accompanying statement of operations during the year ended December 31, 2019.

On November 1, 2019, the Company’s board of directors and the majority of shareholders awarded CEO, Matthew Wolfson, 500,000 shares of Series A Preferred stock, which was valued at $355,000 or $.71 per share. The shares were issued as partial payment for the $500,000 signing bonus, for which $145,000 remained payable at December 31, 2019. During the year ended December 31, 2020, the Company paid the Company’s CEO $124,022 towards the balance of the 2019 signing bonus. Total amount outstanding at September 30, 2021 and December 31, 2020 is $0 and $20,978, respectively. The Company paid the Company’s CEO an additional bonus of $61,930 during the nine months ended September 30, 2021.

On February 16, 2021, the Company issued Matthew Wolfson 1,100,000 shares of common stock registered on Form S-8.

In October 2021, the Company issued the Company’s CEO 5,000,000 cashless warrants at $0.025 per share.

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our company.

LEGAL MATTERS

The validity of the shares sold by us under this Prospectus, including the shares to be sold by the selling stockholders, will be passed upon for us by Mailander Law Office, Inc., 4811 49th Street, San Diego, CA 92115.

EXPERTS

Dbbmckennon, our independent registered public accountant, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Dbbmckennon has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Delaware General Corporation Law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ELECTROMEDICAL TECHNOLOGIES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of Electromedical Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Electromedical Technologies, Inc. (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a negative working capital balance, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon
We have served as the Company’s auditor since 2018.
San Diego, California
March 30, 2021

ELECTROMEDICAL TECHNOLOGIES, INC.

BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$264,913	$-
Accounts receivable	17,694	15,667
Inventories	78,712	24,694
Prepaid expenses and other current assets	285,860	65,831
Total current assets	647,179	106,192

Other assets	20,601	25,580
Property and equipment, net	749,219	771,094
Total assets	$1,416,999	$902,866

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$262,614	$251,162
Credit cards payable	23,710	31,009
Accrued expenses and other current liabilities	201,814	289,791
Customer deposits	28,651	40,120
KISS liability - related party	-	1,444,761
Convertible promissory notes, net of discount of $1,277,255 and $0, respectively	257,398	50,000
Related party notes payable	332,500	105,000
PPP loan	39,500	-
Notes payable	12,846	59,153
Long term debt, current portion	28,260	25,595
Derivative liabilities- convertible promissory notes	831,852	-
Total current liabilities	2,019,145	2,296,591

Long-term liabilities:
Bank debt, net of current portion	546,552	566,406
Government debt, net of current portion	154,302	-
Related party notes payable	-	213,000
Other liabilities	15,603	11,306
Total liabilities	2,735,602	3,087,303

Commitments and contingencies (Note 11)	-	-

Stockholders’ deficit
Series A Preferred Stock, 1,000,000 shares authorized and 500,000 outstanding	355,000	355,000
Common stock, $.00001 par value, 125,000,000 and 50,000,000 shares authorized; 27,175,800 and 17,900,639 shares outstanding at December 31, 2020 and 2019, respectively	269	177
Additional paid-in-capital	7,957,860	2,713,087
Accumulated deficit	(9,631,732)	(5,252,701)
Total stockholders’ deficit	(1,318,603)	(2,184,437)
	$1,416,999	$902,866

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Net sales	$737,958	$829,737

Cost of sales	194,384	238,516

Gross profit	543,574	591,221

Selling, general and administrative expenses	3,710,262	2,259,848

Loss from operations	(3,166,688)	(1,668,627)

Other income (expense)
Interest expense	(769,591)	(54,814)
Change in fair value of KISS liability – related party	(7,784)	(20,898)
Change in fair value of derivative liabilities- convertible promissory notes	71,413	-
Other income	926	-
Total other expense	(705,036)	(75,712)

Net loss	$(3,871,724)	$(1,744,339)

Weighted average shares outstanding – basic and diluted	22,300,579	16,809,947
Weighted average loss per share – basic and diluted	$(0.17)	$(0.10)

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

					Additional		Total
	Series A Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Amount	Shares	Amount	Shares	Capital	Deficit	Deficit
Balance, December 31, 2018	$-	-	$162	16,320,823	$1,447,960	$(3,508,362)	$(2,060,240)

Issuance of preferred stock for CEO bonus	355,000	500,000	-	-	-	-	355,000

Issuance of common stock for cash	-	-	1	146,759	109,999	-	110,000

Shares issued for consulting services	-	-	2	213,461	151,555	-	151,557

Conversion of KISS liability- related party shares	-	-	10	1,000,000	197,932	-	197,942

Conversion of convertible note and note payable	-	-	2	219,596	155,910	-	155,912

Stock -based compensation	-	-	-	-	157,168	-	157,168

Sale of Chief Executive Officer’s shares to employees at par value	-	-	-	-	492,563	-	492,563

Net loss	-	-	-	-	-	(1,744,339)	(1,744,339)

Balance, December 31, 2019	355,000	500,000	177	17,900,639	2,713,087	$(5,252,701)	(2,184,437)

Shares issued in conjunction with vendor settlement	-	-	-	10,355	7,352	-	7,352

Shares issued for consulting services	-	-	16	1,565,000	2,163,884	-	2,163,900

Shares issued in conjunction with convertible promissory note	-	-	1	100,000	42,968	-	42,969

Warrant issued for services	-	-	-	-	37,149	-	37,149

Warrants issued in conjunction with convertible promissory notes	-	-	-	-	238,375	-	238,375

Warrants reset in conjunction with convertible promissory notes					507,307	(507,307)	-

Issuance of common stock for cash- net of offering costs	-	-	1	191,729	49,999	-	50,000

Shares repurchased	-	-	(1)	(87,849)	(36,432)	-	(36,433)

Conversion of convertible promissory note	-	-	3	339,429	118,797	-	118,800

Stock-based compensation	-	-	-	-	21,807	-	21,807

Beneficial conversion feature in conjunction with convertible promissory notes payable	-	-	-	-	641,094	-	641,094

Conversion of KISS liability- related party shares		-	72	7,156,497	1,452,473		1,452,545

Net loss	-	-	-	-	-	(3,871,724)	(3,871,724)

Balance, December31, 2020	$355,000	500,000	$269	27,175,800	$7,957,860	$(9, 631,732)	$(1,318,603)

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Cash flows from operating activities:
Net loss	$(3,871,724)		$(1,744,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for allowance for doubtful accounts	3,765		-
Stock-based compensation expense	2,222,856		801,287
Depreciation and amortization	21,875		24,457
Change in excess fair value of KISS liability- related party	7,784		20,898
Amortization of debt discount and day 1 derivative loss	684,901		-
Change in fair value of derivative liabilities- convertible promissory notes	(71,413)		-
Change in operating assets and liabilities:
Accounts receivable	(5,792)		(1,893)
Inventories	(54,018)		-
Prepaid expenses and other current assets	(205,029)		-
Due from Chief Executive Officer	-		11,304
Other assets	4,979		-
Accounts payable	11,452		84,183
Credit cards payable	(7,300)		(11,506)
Accrued expenses and other current liabilities	(71,824)		564,965
Customer deposits	(11,469)		(72,180)
Other liabilities	4,297		-
Net cash used in operating activities	(1,336,660)		(280,772)

Cash flows from financing activities:
Short-term financing	(40,307)		40,307
Proceeds from PPP loan	39,500		-
Proceeds from government debt	155,900		-
Repayments on bank debt	(18,787)		(24,074)
Related party notes payable-net	(500)		213,000
Issuance of convertible promissory notes	1,458,200		50,000
Repayments on notes payable	(6,000)		(108,461)
Issuance of common stock for cash- net	13,567		110,000
Net cash provided by financing activities	1,601,573		280,772

Net decrease in cash and cash equivalents	264,913		-

Cash and cash equivalents, beginning of year	-		-

Cash and cash equivalents, end of year	$264,913		$-

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$48,660		$56,008
Income taxes	$-		$-

Non-cash investing and financing activities:

Common stock issued in conjunction with conversion of notes payable	$-		$135,913
Conversion of CEO bonus liability into shares of Series A Preferred Stock	$-		$355,000
Inventory deposits converted to related party notes payable	$15,000	$
Shares issued in conjunction with vendor settlement	$7,352		$20,000
Warrants, common stock and beneficial conversion feature issued in conjunction with convertible promissory notes	$922,438		$-
Derivative liabilities issued in conjunction with convertible promissory notes	$903,265		$-
Conversion of convertible promissory note and accrued interest into shares of common stock	$118,800		$-
Conversion of KISS liability-related party into common stock	$1,452,545		$197,942

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1.	ORGANIZATION AND NATURE OF BUSINESS

Electro Medical Technologies, LLC (“the Company”), was formed in November 2010 as an Arizona limited liability company. In August 2017, the Company converted to a Delaware C Corporation under Electromedical Technologies, Inc. The Company is a bioelectronic engineering company with medical device certifications in the United States (FDA) and Mexico (Cofepris). The Company engineers simple-to-use portable bioelectronics devices, which provide fast and long -lasting pain relief across a broad range of ailments.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company maintains its accounting records on an accrual method in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements have been prepared on the basis of the most current and best available information. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements.

Going Concern

Since inception, the Company has incurred approximately $9.1 million of accumulated net losses. In addition, during the year ended December 31, 2020, the Company used $1,336,660 in operations and had a working capital deficit of $1,371,966. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company expects to obtain funding through additional debt and equity placement offerings until it consistently achieves positive cash flows from operations. If the Company is unable to obtain additional funding, it may not be able to meet all of its obligations as they come due for the next twelve months. The continuing viability of the entity and its ability to continue as a going concern is dependent upon the entity being successful in its continuing efforts in growing its revenue base and/or accessing additional sources of capital, and/or selling assets.

As a result, there is significant uncertainty whether the entity will continue as a going concern and, therefore, whether it will realize its assets and settle its liabilities and commitments in the normal course of business and at the amounts stated in the financial statements.

Accordingly, no adjustments have been made to the financial statements relating to the recoverability and classification of the asset carrying amounts or the amount and classification of liabilities that might be necessary should the entity not continue as a going concern. At this time, management is of the opinion that no asset is likely to be realized for an amount less than the amount at which it is recorded in the financial statements as at December 31, 2020.

Revenue Recognition

The FASB issued Accounting Standards Update (“ASU”) No. 2014-09, codified as ASC 606: Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted ASC 606 effective January 1, 2019 using modified retrospective basis and the cumulative effect was immaterial to the financial statements.

Revenues are recognized when performance obligations are satisfied through the transfer of promised goods to the Company’s customers. Control transfers upon shipment of product and when the title has been passed to the customers. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. Revenue is recorded net of sales taxes collected from customers on behalf of taxing authorities, allowance for estimated returns, chargebacks, and markdowns based upon management’s estimates and the Company’s historical experience. The Company’s liability for sales return refunds is recognized within other current liabilities, and an asset for the value of inventory which is expected to be returned is recognized within other current assets on the balance sheets. The Company generally allows a 30 day right of return to its customers. As of December 31, 2020 and 2019, the sales returns allowance was $6,990 and $3,225, respectively.

Certain larger customers pay in advance for future shipments. These advance payments totaled $28,651 and $40,120 at December 31, 2020 and 2019, respectively, and are recorded as customer deposits in the accompanying balance sheets. Revenue related to these advance payments is recognized upon shipment to the distributor or the end-customer.

At the completion of the initial three-year warranty, the Company sells extended warranties for periods ranging from one to three years. Revenue is recognized on a straight-line basis over the term of the contract. At December 31, 2020 and 2019, deferred revenue of $35,200 and $24,177 is recorded, respectively, in connection with these extended warranties.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at amounts due from customers, net of an allowance for doubtful accounts, and the Company generally does not require collateral. As a general policy, the Company determines an allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

The Company recorded an allowance for doubtful accounts of $1,000 as of both December 31, 2020 and 2019. respectively.

Financial Instruments and Concentrations of Business and Credit Risk

The Company elected early adoption of the Accounting Standards Update (“ASU”) 2016-01, Recognition and Measurement of Financial Assets and Liabilities, which eliminates the requirement of the Company to disclose the fair value of its financial instruments as of the balance sheet date. Financial instruments that potentially subject the Company to concentrations of business and credit risks consist of cash and cash equivalents, accounts receivable, and accounts payable.

The Company maintains cash balances that can, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk.

The Company’s accounts receivable, which are unsecured, expose the Company to credit risks such as collectability and business risks such as customer concentrations. The Company mitigates credit risk by investigating the creditworthiness of all customers prior to establishing relationships with them, performing periodic review of the credit activities of those customers during the course of the business relationship, regularly analyzing the collectability of accounts receivables, and recording allowances for doubtful accounts when these receivables become uncollectible. The Company mitigates business risks by attempting to diversify its customer base.

The Company had two significant customers (Customers A and B), that accounted for approximately 20.8% and 13.9% and 16.4% and 10.5% of net sales for the years ended December 31, 2020 and 2019, respectively. There were no amounts outstanding from these customers at December 31, 2020 and 2019. Amounts due these customers totaled $0 and $3,100 at December 31, 2020 and 2019, respectively for commissions and reimbursements. Customer deposits on hand from Customer A totaled $28,651 and $40,120 at December 31, 2020 and 2019, respectively. The loss of these customers would have a significant impact on the operations and cash flows of the Company.

The Company’s supplier concentrations expose the Company to business risks, which the Company mitigates by attempting to diversify its supply chain. Supplier concentrations consisted of one significant supplier in China that accounted for approximately 82% and 74% of total net purchases for the years ended December 31, 2020 and 2019, respectively. There were no amounts outstanding due this supplier at December 31, 2020 and 2019. The loss of key vendors may have a significant impact on the operations and cash flows of the Company.

The estimated fair value of financial instruments has been determined using available market information and appropriate valuation methodologies. However, considerable judgment is often required to interpret market data used to develop the estimates of fair value. Accordingly, the estimates presented may not be indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

Disclosure of Fair Value

The disclosure requirements within Accounting Standards Codification (ASC) Topic 820-10, Fair Value Measurement, require disclosure of estimated fair values of certain financial instruments. For financial instruments recognized at fair value in the Company’s statements of operations, the disclosure requirements of ASC Topic 820-10 also apply. The methods and assumptions are set forth below:

•	Cash and cash equivalents are carried at cost, which approximates fair value.

•	The carrying amounts of receivables approximate fair value due to their short-term maturities.

•	The carrying amounts of payables approximate fair value due to their short-term maturities.

•	KISS liability-related party is adjusted to fair value based on the value of the Company as a whole using the discounted cash flow method.

Derivative liabilities are adjusted to fair value utilizing the Lattice method

Asset and liabilities measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability

Level 3 — Pricing inputs include significant unobservable inputs used in determining the fair value of investments. The types of investments, which would generally be included in this category include equity securities issued by private entities.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The levels of the fair value hierarchy into which the Company’s assets and liabilities fall as of December 31, 2020, are as follows:

	Level 1	Level 2	Level 3	Total
Liabilities

Derivative liabilities – convertible promissory notes	$-	$-	$831,852	$831,852

Total fair value	$-	$-	$831,852	$831852

The following table presents changes during the year ended December 31, 2020 in Level 3 liabilities measured at fair value on a recurring basis:

Fair value- December 31, 2019	$1,444,761
Net unrealized gain	(63,629)
Derivative liabilities in conjunction with convertible promissory notes	903,265
Conversion of KISS liability – related party to common shares	(1,452,545)
Fair value- December 31, 2020	$831,852

The levels of the fair value hierarchy into which the Company’s assets and liabilities fall as of December 31, 2019, are as follows:

	Level 1	Level 2	Level 3	Total
Liabilities

KISS liability- related party	$-	$-	$1,444,761	$1,444,761

Total fair value	$-	$-	$1,444,761	$1,444,761

The following table presents changes during the year ended December 31, 2019 in Level 3 liabilities measured at fair value on a recurring basis:

Fair value- December 31, 2018	$1,621,805
Net unrealized gain	20,898
Conversion to restricted common shares	(197,942)
Fair value- December 31, 2019	$1,444,761

See Note 5 for discussion of the Company’s valuation of the KISS liability- related party. See Note 4 for discussion of the Company’s valuation of the derivative liabilities.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined based on the first-in, first-out cost flow assumption (“FIFO”) while market is determined based upon the estimated net realizable value less an allowance for selling and distribution expenses and a normal gross profit. The Company evaluates the need for inventory reserves associated with obsolete, slow moving, and non-sellable inventory by reviewing estimated net realizable values on a periodic basis. As of, December 31, 2020, and 2019, the Company believes there are no excess and obsolete inventories and accordingly, did not record an inventory reserve. Inventories consist of purchased finished goods.

Deferred Offering Costs

Incremental costs directly associated with the offering of securities are deferred and charged against the gross proceeds of the offering upon completion. Costs associated with the Company’s pending S-1 filing totaled $25,580 and are included in other assets on the accompanying balance sheet at December 31, 2019. The Company’s S-1 was effective in August 2020. Additional costs totaling $60,021 were incurred during the year ended December 31, 2020, of which $65,000 was reclassified to additional paid in capital offsetting proceeds from the offering. Costs totaling $20,061 are included in other assets on the accompanying balance sheet at December 31, 2020. The remaining costs will be expensed in the absence of additional offering proceeds.

Property and Equipment

Property and equipment are recorded at cost and is comprised of a building and office furniture and equipment. The building is depreciated using the straight-line method over the estimated useful life of 40 years. Office furniture and equipment is depreciated using the double-declining method or the straight-line method over the estimated useful lives of 3 to 7 years.

Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition, if any, is recognized in the accompanying statements of operations.

Impairment of Long-Lived Assets

In accordance with FASB ASC Topic 360, Property, Plant and Equipment, long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized on long-lived assets when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the carrying amount of the assets. In such cases, the carrying value of these assets are adjusted to their estimated fair values and assets held for sale are adjusted to their estimated fair values less selling expenses.

No impairment losses of long-lived assets were recognized for the years ended December 31, 2020 and 2019.

Income Taxes

The Company, which was formed as a Limited liability Company in Arizona, previously filed an Entity Classification Election, commonly known as a check-the-box-election, to be classified as a corporation for tax purposes. The Company also made an election to be treated for income tax purposes as an S corporation. Under U.S. and Arizona law, the taxable income or loss of an S corporation is included in the shareholder’s income tax returns. In August 2017, the Company converted to a Delaware Corporation. The conversion was tax-free under Internal Revenue Code Section 368(a)(1)(F) and is referred to as an F-reorganization, which is typically defined as a mere change in identity, form or place of organization. Management elected to terminate the S corporation election effective January 1, 2018 and the Company will operate for tax purposes as a C corporation from that date forward.

The Company follows the provisions of uncertain tax positions as addressed in FASB ASC Subtopic 740-10-65-1, Income Taxes. The Company has no such tax positions as of both December 31, 2020 and 2019, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of December 31, 2020 and 2019.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. With few exceptions, the Company is no longer subject to examination by U.S. federal tax authorities for returns filed for the prior three years and by state and local income tax authorities for returns filed for the prior four years. There are no examinations currently pending.

The Company’s tax provision for 2020 related to deferred tax charges consisting of accrued liabilities and accounts payable, for which the Company will receive the benefit from when paid and the net operating loss incurred during 2020. During the year ended December 31, 2020, the Company evaluated its deferred tax assets of $547,256 and determined a full valuation allowance was appropriate. Deferred tax assets related primarily to accrued liabilities and accounts payable of $115,490 and net operating losses of $431,766. During the year ended December 31, 2020, the valuation allowance increased by $379,812.

The Company’s tax provision for 2019 related to deferred tax charges consisting of a minor amount of accruals for which the Company will receive the benefit from when paid and the net operating loss incurred during 2019. During the year ended December 31, 2019, the Company evaluated its deferred tax assets of $167,444 and determined a full valuation allowance was appropriate.

For the years ended December 31, 2020 and 2019 the Company’s net operating loss carry forward was increased by $1,062,772 and $673,257, respectively. NOLs originating in 2020 can be carried forward indefinitely until the loss is fully recovered, but they are limited to 80% of the taxable income in any one tax period. However, this 80% limitation was removed for the 2018, 2019, and 2020 tax years by the CARES Act, which also allows for a 5-year carryback of the NOLs generated in 2018 and 2019. The difference between the statutory rate of 21% and the effective tax rate is due to permanent differences and a full valuation allowance. Total net loss operating carry forward at December 31, 2020 and 2019 totaled $2,536,907 and $1,474,135, respectively.

Sales Taxes

FASB ASC Subtopic 605-45, Revenue Recognition – Principal Agent Considerations, provides that the presentation of taxes assessed by a governmental authority that are directly imposed on revenue-producing transactions (e.g. sales, use, and excise taxes) between a seller and a customer on either a gross basis (included in revenues and costs) or on a net basis (excluded from revenues) is an accounting policy decision that should be disclosed. In addition, for any such taxes that are reported on a gross basis, the amounts of those taxes should be disclosed in the financial statements for each period for which a statement of operations is presented if those amounts are significant. Sales taxes for the years ended December 31, 2020 and 2019 were recorded on a net basis. Included in accrued expenses at, December 31, 2020 and 2019 is approximately $58,000 and $62,000 respectively, related to sales taxes.

Shipping and Handling Costs

The Company included shipping and handling costs in cost of sales on the accompanying statements of operations for the years ended December 31, 2020 and 2019.

Warranty

The Company warranties the sale of most of its products and records an accrual for estimated future claims. The standard warranty is typically for a period of three years. Such accruals are based upon historical experience and management’s estimate of the level of future claims. The Company recorded a liability as of, December 31, 2020 and 2019 of $17,483 and $16,183, respectively. The expense is included in cost of sales in the statements of operations and within accrued expenses on the accompanying balance sheets.

Advertising

Advertising costs are expensed as incurred. Total advertising expenses amounted to $0 for both the years ended December 31, 2020 and 2019. Total advertising costs are included in selling, general and administrative expenses on the accompanying statements of operations.

Research and Development Costs

Research and development costs are expensed as incurred. Total research and development costs amounted to $31,600 and $82,849 for the years ended December 31, 2020 and 2019, respectively. Total research and development costs are included in selling, general and administrative expenses on the accompanying statements of operations.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share.  Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2020 and 2019, diluted net loss per share is the same as basic net loss per share for each year. Stock options, warrants and convertible promissory notes with underlying shares totaling 3,803,949 at December 31, 2020, have not been included in the net loss per share calculation. The number of underlying shares related to convertible promissory notes may vary based upon the actual date of conversion.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. COVID-19, and actions taken to mitigate it, have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, COVID-19 has had an adverse effect on our business, including our supply chains and distribution systems. While we are taking diligent steps to mitigate disruptions to our supply chain, we are unable to predict the extent or nature of these impacts at this time to our future financial condition and results of operations.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations and comprehensive loss. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company is currently in the process of evaluating the potential impact of this new accounting guidance, which is effective for the Company beginning on January 1, 2022. The impact is not expected to be significant.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

NOTE 3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2020	2019
Building	$875,000	$875,000
Furniture and equipment	24,987	24,987
	899,987	899,987
Less: accumulated depreciation and amortization	(150,768)	(128,893)
	$749,219	$771,094

Depreciation and amortization expense related to property and equipment was $21,875 and $24,457 for the years ended December 31, 2020 and 2019, respectively. Depreciation and amortization are included in selling, general and administrative expenses on the accompanying statements of operations.

NOTE 4.	NOTES PAYABLE

In May 2018, the Company entered into a note payable with a third-party vendor as payment for an outstanding balance in the amount of $43,692. The note is interest free and requires monthly payments of $5,461 beginning June 15, 2018 with the remaining balance due and payable on December 15, 2018. The Company did not make timely payments as of December 15, 2018 which resulted in interest being accrued on the unpaid balance at a rate of ten percent beginning July 31, 2017. The outstanding balance as of December 31, 2020 and 2019 is $12,846 and 18,846, respectively.

Interest expense of $8,348 has been accrued in the Company’s balance sheet as of December 31, 2020, of which $1,703 and $2,507, has been recorded in the Company’s statement of operations for the years ended December 31, 2020 and 2019, respectively.

In October 2019, the Company entered into a future revenue sale agreement. Under the terms of the agreement, the Company agrees to sell $73,336 of its future revenues for a purchase price of $50,500 less transaction fees of $3,115 for a net advance of $47,385. Payments of $375 per day are to be made for principal and interest until the $73,336 is paid in full. The outstanding balance as of December 31, 2020 and 2019 is $0 and $40,307, respectively.

In April 2020, the Company received $39,500 in payroll protection program loans (“PPP”).  These loans provide for certain funding based on previous employment which in part may be forgivable under certain conditions. No payment is due during the deferral period which ends the earlier of the date of SBA forgiveness or ten months after the last day of the covered period. The remaining portion needs to be repaid over 2 years and carries a 1% annual interest rate. These loans require no collateral nor personal guarantees.  The loan was forgiven in its entirety in February 2021.

Convertible Promissory Notes

The aggregate of convertible promissory notes is as follows:

	As of December 31,
Convertible promissory notes	2020	2019
Principal balance	$1,534,653	$50,000
Debt discount balance	(1,277,255)	-
Net Notes balance	$257,398	$50,000

In May 2018, the Company borrowed $25,000 in conjunction with a convertible promissory note. The note matured in June 2020 and accrues interest at a rate of 8% per annum. The lender has the right at any time to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.71 per share. In October 2019, the lender converted the $25,000 note and unpaid accrued interest of $2,948 into 39,363 shares of common stock. There is no beneficial conversion feature as the conversion price is at fair market value. The proceeds were used for operations.

In December 2019, the Company borrowed $50,000 in conjunction with a convertible promissory note. The note matured in May 2020 and is interest free. The lender has the right at any time to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.71 per share. There is no beneficial conversion feature as the conversion price is at fair market value. The proceeds were used for operations.

In June 2020, the Company borrowed $110,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $100,000 include an original issue discount of $10,000. A one-time charge of 8% will be applied to the principal amount of $110,000 on the Issuance Date to be paid upon maturity. The note matures on December 15, 2020. The lender has the right at any time to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.35 per share. The number of shares of common stock issuable upon conversion of any conversion amount shall be equal to the quotient of dividing the conversion amount by the conversion price of $0.35. In December 2020, the investor converted the note into 339,429 shares of common stock.

In conjunction with the note issued in June 2020, the Company issued 100,000 shares of common stock to the investor as a well as a warrant to purchase 250,000 shares of the Company’s common stock.

The Common shares were valued at market price on June 4, 2020. Upon valuation of the common shares and the warrants, the Company allocated the values using a relative fair market value approach. The common shares were valued at $42,969 and the warrants were valued at $48,231. The residual value of $8,800 was recorded as a discount associated with the beneficial conversion feature. (see Note 10).

If the Company, at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then exercise price (such lower price, the “Base Share Price”), then the exercise price shall be reduced and only reduced to equal the Base Share Price and the number of shares issuable hereunder shall be increased accordingly.

The Company shall at all times reserve and keep available out of its authorized common stock a number of shares equal to at least 5 times the full number of shares of common stock issuable upon conversion of all outstanding amounts under these notes. As of December 31, 2020, there are 3,395,190 remaining shares reserved.

The Company shall have the option, under specific terms in each note, to pre-pay the entire remaining outstanding principal amount of this note in cash plus a premium ranging from 20-50%.

Upon the occurrence of any Event of Default (without the need for any party to give any notice or take any other action) for the notes issued in June 2020, the outstanding balance shall immediately and automatically increase to 120% of the outstanding balance immediately prior to the occurrence of the Event of Default (the “Default Sum”). Upon the occurrence of any Event of Default, the note shall become immediately due and payable. In the event of default, the Company would be required to convert the notes at a price of 60% of the lowest trade in the last 25 days prior to default.

In July 2020, the Company borrowed $107,500 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $90,000 include an original issue discount of $7,500 and legal fees of $10,000. The note matures on July 21, 2021. The lender has the right after January 21, 2021 to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $90,000 has been recorded as a discount on the note.

In August 2020, the Company borrowed $215,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $200,000 include an original issue discount of $15,000. The note matures on August 4, 2021. The lender has the right after February 4, 2021 to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $200,000 has been recorded as a discount on the note.

In August 2020, the Company borrowed $103,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $100,000 include an original issue discount of $3,000. The notes mature on August 11, 2021. The lender has the right for 180 days from the issuance date to convert the debt into fully paid and non- assessable shares of common stock at a price of $1.00 per share. From the period 180 days from issuance to maturity, the lender has the right to convert the debt into fully paid and non-assessable shares of common stock at a price of 63% of market value. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The Company shall issue irrevocable transfer agent instructions reserving 1,915,548 shares of common stock for conversions under the note. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $97,654 at the date of issuance and has been recorded as a discount on the note. (see Note 7).

In September 2020, the Company borrowed $107,500 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $100,000 include an original issue discount of $7,500. The note matures on September 3, 2021. The lender has the right after March 3, 2021 to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $100,000 has been recorded as a discount on the note.

In September 2020, the Company borrowed $78,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $75,000 include an original issue discount of $3,000. The notes mature on September 8, 2021. The lender has the right for 180 days from the issuance date to convert the debt into fully paid and non- assessable shares of common stock at a price of $1.00 per share. From the period 180 days from issuance to maturity, the lender has the right to convert the debt into fully paid and non-assessable shares of common stock at a price of 63% of market value. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The Company shall issue irrevocable transfer agent instructions reserving 1,450,609 shares of common stock for conversions under the note. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $74,238 at the date of issuance and has been recorded as a discount on the note. (see Note 7).

Pursuant to a previous financing commitment entered into September 28, 2020, received on October 1, 2020, the Company borrowed $108,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $100,000 include an original issue discount of $8,000. The notes mature on September 28, 2021. From the period 180 days from issuance to maturity, the lender has the right to convert the debt into fully paid and non-assessable shares of common stock at a price of 63% of market value. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The Company shall issue irrevocable transfer agent instructions reserving 4,023,000 shares of common stock for conversions under the note. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $182,670 at the date of issuance and has been recorded as a discount on the note. The fair value of the derivative liability as of the date of issuance was in excess of the note resulting in full discount of the note and a charge to interest expense. (see Note 7).

Pursuant to a financing commitment, on October 22, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $128,000 at a purchase price of $128,000. The note matures on October 22, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price equal to 65% of the outstanding share price. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The Company shall issue irrevocable transfer agent instructions reserving 2,171,014 shares of common stock for conversions under the note. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $81,969 at the date of issuance and has been recorded as a discount on the note. (see Note 7).

Pursuant to a financing commitment, on November 3, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $244,853 at a purchase price of $225,000. Proceeds of $225,000 include an original issue discount of $19,853. The note matures on November 3, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share, beginning 180 days after issuance. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $176,294 has been recorded as a discount on the note.

Pursuant to a financing commitment, on December 1 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $172,800 at a purchase price of $160,000. Proceeds of $147,200 include an original issue discount of $12,800 and fees of $12,800. The note matures on December 1, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price equal to 70% of the outstanding share price. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of five percent (5%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The Company shall issue irrevocable transfer agent instructions reserving 7,100,000 shares of common stock for conversions under the note. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $237,021 at the date of issuance and has been recorded as a discount on the note. The fair value of the derivative liability as of the date of issuance was in excess of the note resulting in full discount of the note and a charge to interest expense. (see Note 7).

In conjunction with the note the Company issued a warrant to purchase 135,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrant expires on December 1, 2023. The fair value of the warrant of $190,144 has been recorded as a discount on the note. (see Note 10).

If the Company, at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then exercise price (such lower price, the “New Issuance Price”), then the exercise price shall be reduced and only reduced to equal the New Issuance Price and the number of shares issuable hereunder shall be increased accordingly.

Pursuant to a financing commitment, on December 3, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $110,000 at a purchase price of $96,000. Proceeds of $96,000 include an original issue discount of $14,000. The note matures on December 3, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share, beginning 180 days after issuance. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $66,000 has been recorded as a discount on the note.

Pursuant to a financing commitment, on December 14, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $110,000 at a purchase price of $105,000. The note matures on December 14, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price equal to the lower of $0.55 per share or at a price equal to 63% of the outstanding share price. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The Company shall issue irrevocable transfer agent instructions reserving 831,440 shares of common stock for conversions under the note. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $229,713 at the date of issuance and has been recorded as a discount on the note. The fair value of the derivative liability as of the date of issuance was in excess of the note resulting in full discount of the note and a charge to interest expense. (see Note 7).

The beneficial conversion features and derivatives are initially recorded as a discount to the debt and amortized using the effective interest method. For the year ended December 31, 2020, $684,901 of debt discount amortization and day 1 derivative loss are recorded as interest expense. The remaining debt discount of $1,277,255 will be amortized in 2021. Additional interest expense of $39,285 has been recorded during the year ended December 31, 2020, of which $30,485 is included in accrued and other liabilities.

NOTE 5.	KISS LIABILITY- RELATED PARTY

In November 2018, the Company entered into KISS agreement with a related party for a purchase price of $35,000. The purchase price of the KISS agreement is non-interest bearing, matures twelve months from the issuance date in November 2019 and has been recorded as KISS liability- related party in the current liabilities section of the Company’s balance sheet.

Upon (a) after the maturity date of November 1, 2019; (b) in the event of a “Next Equity Financing” where the Company sells its preferred shares from which the Company receives not less than $1 million dollars; or, (c) a corporate transaction in which all or substantially all of the Company’s assets are sold, merged or consolidated into another entity, the investor may, at his discretion, convert the principal of the KISS into common shares of Company. The Company’s obligation is to convert the KISS note upon election of the investor. Unless earlier converted at the election of the investor at any time on or after the maturity date or the common stock of the Company is quoted on the OTC Markets, the KISS agreement shall be converted (in whole or in part) into that number of Conversion Shares equal to the quotient obtained by dividing the remaining purchase price by the conversion price.

The conversion price is the quotient resulting from dividing (A) the Valuation Cap by (B) the Fully-Diluted Capitalization immediately prior to the conversion. “Valuation Cap” shall mean (i) US $82,497 for shares converted prior to July 1, 2020 (the “2020 Valuation Cap”)”); (ii) US $106,376 for shares converted prior to July 1, 2022 (the “2022 Valuation Cap”) and (iii) US $142,458 for shares converted on or after July 1, 2022.

The Company has calculated the estimated number of conversion shares to be 8,156,497 based upon the Company’s listing on the OTC in August 2019. In October 2019, the related party converted 1,000,000 of the conversion shares at a value of $197,942, which was reclassed to additional paid-in-capital. On September 23, 2020, the related party converted the remaining shares of 7,156,497 at a value of $1,452,575, which was reclassed to additional paid-in-capital.

The Company determined the fair value of the KISS liability using the estimated enterprise value of the Company, allocating the percentage of fully diluted pro-rata shares to the value of the KISS liability.

The fair market value of the KISS liability- related party at December 31, 2019 is $1,444,762. Changes in fair market value are recorded as other income in the Company’s statements of operations. The change in fair market value for the years ended December 31, 2020 and 2019 totaled $7,784 and $20,898, respectively.

NOTE 6.	LONG-TERM DEBT

Note Payable

In March 2015, the Company entered into an $850,000 note payable (the “Original Note Payable”) with a third-party to finance the purchase of its office building. The Original Note Payable consisted of interest-only payments at 4.5% per annum, payable monthly in arrears. The Original Note Payable was collateralized by a deed of trust in the office building. During 2015, the Company refinanced the Original Note Payable with bank debt and a new note payable (“Note Payable”) for the unpaid principal balance.

The Note Payable, effective December 31, 2015 was issued for a principal amount of $157,000 and personally guaranteed by the Company’s CEO. Interest began accruing on the interest commencement date of January 1, 2018, at 2% per annum, compounded monthly. The unpaid principal balance and accrued interest is due within ten days of the maturity date on December 31, 2020. The outstanding balance on the Note Payable at December 31, 2018 was $157,000. In August 2019, the Company’s CEO personally repaid $100,000 of the note payable to the third-party and was recorded as a reduction of the CEO’s amount due the Company. In October 2019, the lender converted the remaining balance of $57,000 and unpaid accrued interest of $5,373 into 87,849 shares of common stock.

Government Debt

In June 2020, the Company received a $150,000 economic injury disaster loan (“EIDL”). The loan accrues interest at a rate of 3.75% annually and is collateralized by all personal property and intangible assets of the Company. The loan has a 12-month moratorium on payments, after which monthly principal and interest payments of $731 will be made through the maturity date of June 2050.

Bank Debt

In September 2015, the Company entered into a credit agreement for a $700,000 term loan with a financial institution. Payment terms consist of monthly payments in arrears of $3,547 for the first year outstanding. The monthly payment then increases to $4,574 until the term loan matures on September 30, 2025, in which the remaining unpaid principal balance and accrued interest is due. The interest rate for the first year was 1.99% per annum and increased to 4.95% per annum for the remaining life of the term loan. The term loan is collateralized by a deed of trust in the office building. The proceeds were used to purchase a building for which the Company’s operations are located. The net principal balance outstanding on the term loan at December 31, 2020 and 2019 was $573,213 and $592,001 respectively. The term loan is personally guaranteed by the Company’s CEO.

In March 2020, the Company entered into an agreement with the financial institution to defer its monthly payments for three months through May 2020. Such payments and additional accrued interest have been deferred to the maturity date of the loan.

Related Party Notes Payable

In October 2013, the Company entered in to a $45,000 note payable with an individual related to the Company’s CEO. The proceeds were used for operations. Interest began accruing on the interest commencement date of January 1, 2018, at 2% per annum, compounded monthly. The unpaid principal balance and accrued interest is due within ten days of the maturity date on December 31, 2020. In October 2019, the related party lender converted the principal amount of $44,000 and unpaid accrued interest of $1,592 into 64,215 shares of common stock.

In July 2017, the Company entered a $250,000 promissory note with its CEO. The proceeds were used for operations and Regulation A+ offering costs. The promissory note began accruing interest on the interest commencement date of October 1, 2018 at 2% per annum, compounded monthly. The unpaid principal balance and accrued interest are due within ten days of the maturity date on September 30, 2020. The note payable and accrued interest are deemed paid in full as of December 31, 2019.

The Company entered into additional promissory notes with a related party and significant shareholder, for $84,500 and repaid $70,000 of promissory notes in the year ended December 31, 2020, for a total of $332,500 outstanding. All notes mature at various times in 2020 and 2021. Interest will accrue at 10% per annum from the due date thereon until all principal is paid in full. Proceeds from the loans were used for operations.

The long-term debt agreements do not contain any financial covenants.

Future aggregate maturities of long-term debt, are as follows:

For the Years Ending December 31:
2021	$28,260
2022	30,853
2023	32,400
2024	27,020
2025	468,121
Thereafter	145,612
$732,266

NOTE 7.	DERIVATIVE LIABILITIES

The Company issued debts that consist of the issuance of convertible promissory notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and shares to be issued were recorded as derivative liabilities on the issuance date.

Based on the various convertible promissory notes described in Note 4, the fair value of applicable derivative liabilities on notes and the change in fair value of derivative liabilities are as follows for the year ended December 31, 2020:

Derivative Liability - Convertible Promissory Notes
Balance as of December 31, 2019	$–
Additions during the year	903,265
Change in fair value	(71,413)
Balance as of December 31, 2020	$831,852

The fair value of the derivative liabilities – convertible promissory notes is estimated using a Lattice pricing model with the following assumptions:

Market value of common stock	$0.30-1.01
Expected volatility	189-315.8%
Expected term (in years)	.63-1.00
Risk-free interest rate	0.09-0.13%

NOTE 8.	RELATED PARTY TRANSACTIONS

The Company has a promissory note with a related party for $44,000 that was converted into shares of common stock in 2019 (see Note 4).

In August 2019, the Company’s CEO personally repaid $100,000 of a note payable due to a third-party and was recorded as a reduction of the CEO’s amount due the Company.

During the year ended December 31, 2019, the Company’s CEO personally sold 693,750 shares of his common stock to several employees at par value (see Note 9).

The Company’s CEO personally guarantees certain amounts due under its long-term debt agreements.

In October 2019, the Company entered into an employment agreement with the Company’s CEO. The terms of the agreement include an annual base salary of $240,000 and a signing bonus of $500,000, as well as discretionary annual bonuses and participation in long-term incentive plans. The signing bonus may be paid in shares of the Company’s common stock. The agreement remains in effect until the earlier of the discharge or resignation of the CEO. In conjunction with the agreement, the $500,000 signing bonus has been accrued and included in selling, general and administrative expenses in the accompanying statement of operations during the year ended December 31, 2019. On November 1, 2019, the Company’s board of directors and the majority of shareholders awarded CEO, Matthew Wolfson, 500,000 shares of Series A Preferred stock., which was valued at $355,000 or $.71 per share. The shares were issued as partial payment for the $500,000 signing bonus, for which $145,000 remained payable at December 31, 2019. See Note 9 regarding rights and preferences related to the Series A Preferred stock. During the year ended December 31, 2020, the Company paid the Company’s CEO $124,022 towards the balance of the 2019 signing bonus. Total amount outstanding at December 31, 2020 is $20,978.

As of December 31, 2019, the Company entered into promissory notes totaling $318,000 with a related party. The Company entered into additional promissory notes with the related party for $84,500 and repaid $70,000 of promissory notes during the year ended December 31, 2020, for a total of $332,500 outstanding.

In October 2019, the related party converted 1,000,000 of the conversion shares in conjunction with the outstanding KISS liability. On September 23, 2020, the related party converted the remaining shares of 7,156,497 (see Note 5).

NOTE 9.	STOCKHOLDERS’ DEFICIT

In October 2019, the Company’s board of directors and a majority of shareholders eligible to vote, adopted a resolution increasing the number of authorized common shares from Twenty- Five Million (25,000,000) to Fifty Million (50,000,000). In December 2020, the Company increased its authorized common shares from Fifty Million (50,000,000) to One Hundred Twenty-Five Million (125,000,000).

On November 1, 2019, the Company’s board of directors and a majority of shareholders eligible to vote adopted a resolution designating a new Series A Preferred Stock. One Million (1,000,000) shares were authorized. The Company has one class of Preferred Stock, which has been designated Series A Preferred. The Company has designated 1,000,000 shares of Series A Preferred, of which 500,000 shares have been issued and are outstanding. Holders of Series A Preferred hold rights to vote on all matters requiring a shareholder vote at 100 common shares vote equivalents for each share of Series A Preferred held. The Series A Preferred Stock shall hold senior liquidation rights to all other classes of shares, including, but not limited to Common Shares.

During the year ended December 31, 2019, the Company received a total of $110,000 from several investors in exchange for 146,759 common shares of the Company at a price of $0.71 per share.

During the year ended December 31, 2019, the Company’s CEO personally sold 693,750 shares of his common shares to several employees at par value. Compensation expense has been recorded at the fair market value of $492,563 and is included in selling, general and administrative expenses for the year then ended.

During the year ended December 31, 2019, the Company issued 213,461 common shares in conjunction with agreements for financial and marketing consulting services at a value of $151,557 or $0.71 per share. The value of the consulting services has been recorded as selling, general and administrative expenses in the Company’s statement of operations.

During the year ended December 31, 2019, the Company issued 219,596 common shares in conjunction with the conversion of various notes payable and unpaid accrued interest totaling $155,912.

In January 2020, the Company issued 10,355 shares of common stock to a vendor as settlement for a liability totaling $14,585 at $0.71 per share

In February 2020, the Company issued 200,000 shares of common stock in conjunction with a twelve-month agreement for financial advisory consulting services at a value of $102,000 or $0.51 per share. The value of the consulting services has been recorded as selling, general and administrative expenses in the Company’s statement of operations. The fair market value of the shares was determined based the on the Company’s closing price on the date of issuance.

In February 2020, the Company entered into a six- month agreement for financial advisory consulting services with a third party. In conjunction with the agreement, the Company issued the third party 400,000 shares of common stock at a value of $188,000 or $0.47 per share, with the option to issue an additional 900,000 shares at the Company’s discretion. The value of the consulting services has been recorded as selling, general and administrative expenses in the Company’s statement of operations. The fair market value of the shares was determined based the on the Company’s closing price on the date of issuance. In August 2020, the Company issued the 900,000 shares of common stock in conjunction with the consulting agreement at a value of $1,818,000 or $2.02 per share. The value of the compensation has been recorded in selling, general and administrative expenses in the Company’s statement of operations.

In April 2020, the Company issued 2,000,000 shares of common stock to one of its employees as compensation for services provided at a value of $600,000 or $.30 per share. The value of the compensation has been recorded as selling, general and administrative expenses in the Company’s statement of operations. The shares were cancelled in December 2020 and the compensation expense was reversed.

In June 2020, the Company received a total of $50,000 from an investor in exchange for 142,857 shares of common stock of the Company at a price of $0.35 per share.

In June 2020, the Company issued 100,000 shares of common stock and a warrant to purchase 250,000 shares of common stock in conjunction with a convertible promissory note (see Notes 4 and 10).

In October 2020, the Company received a total of $35,000 from investors in exchange for 26,316 shares of common stock of the Company at a price of $1.33 per share.

In November 2020, the Company issued 65,000 shares of common stock, at a value of $55,900 or $0.86 per share, in conjunction with an agreement for financial advisory consulting services The value of the consulting services has been recorded as selling, general and administrative expenses in the Company’s statement of operations. The fair market value of the shares was determined based the on the Company’s closing price on the date of issuance.

In November 2020, the Company purchased, from a third-party prior note holder, and returned to treasury stock 87,849 shares of common stock for a purchase price of $36,413.

In December 2020, the Company received $5,000 from an investor in exchange for 3,759 shares of common stock for a purchase price of $1.33 per share.

In December 2020, the Company issued a warrant to purchase 135,000 shares of common stock in conjunction with a convertible promissory note (see Notes 4 and 10).

In December 2020, the holder of one of the convertible notes, converted principal and unpaid accrued interest totaling $118,800 into 339,429 shares of common stock (see Note 4).

NOTE 10.	STOCK OPTIONS AND WARRANTS

In 2017, the Company’s Board of Directors approved the 2017 Employee and Consultant Stock Ownership Plan, (the “Plan”). The Plan provides that the Board of Directors may grant stock units, incentive stock options and non-statutory stock options to officers, key employees and certain consultants and advisors to the Company up to a maximum of 2,500,000 shares. Stock options granted under the Plan have ten-year terms with vesting terms to be determined by the administrator of the Plan. Stock unit grant terms will be set by the administrator and at the discretion of the administrator, be settled in cash, shares, or a combination of both.

The Black-Scholes valuation model was utilized to estimate the fair value of the time-based options. No time-based options were granted during the year ended December 31, 2020. The weighted average assumptions utilized in the valuation of the time-based option awards granted during the year ended December 31, 2019 are summarized as follows:

(1) Expected volatility is based on the historical volatilities of comparable public companies.

(2) Risk-free interest rate is based on the yields from US State Treasury zero-coupon issues for a term consistent with the expected life of the awards in effect at the date of grant.

(3) Expected life of the option

(4) The Company currently has no expectation of paying cash dividends on its common stock.

Assumptions
Expected volatility rate	88%
Expected dividend yield	0%
Average risk-free interest rate	2.51%
Expected term years	3.0

The Company recorded pretax stock compensation expense of $21,807 and $157,168 during the years ended December 31, 2020 and 2019, respectively. Stock-based compensation is included in selling, general, and administrative expense in the accompanying statements of operations.  Stock-based compensation expense is based on awards ultimately expected to vest. Total unrecognized stock-based compensation cost related to unvested time-based stock options was $5,288 as of December 31, 2020 and is expected to be recognized over a weighted-average period of 12 months.

	Number of shares	Weighted Average Exercise Price		Weighted Average Contractual term (years)
Options outstanding at December 31, 2018	-	$		-

Granted	651,250		0.71	2.5

Exercised	-		-	-

Forfeited	(206,250)		0.71	2.5

Expired	-		-	-

Options outstanding at December 31, 2019	445,000		$.71	2.5

Granted			-

Exercised	-		-

Forfeited	-		-	-

Expired	-		-	-

Options outstanding at December 31, 2020	445,000		$0.71	1.5

Exercisable at December 31, 2020	360,000		$0.71	1.5

Options exercisable and expected to vest at December 31, 2020	445,000		$0.71	1.5

The following table summarizes the information with respect to outstanding warrants to purchase common stock of the Company, all of which were exercisable at December 31, 2020:

Date Issued	Exercise Price	Number Outstanding	Expiration Date
December 1, 2018	$0.71	100,000	December 1, 2023
May 1, 2020	$0.52	100,000	May 1, 2025
June 4, 2020	$0.35	714,206	June 30, 2023
December 1, 2020	$0.55	368,182	December 1, 2023
		1,282,388

On May 1, 2020, the Company issued a warrant to a third party to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.52 per share. The warrant is fully vested upon issuance and expires May 1, 2025. Compensation expense of $37,149 has been recorded in selling, general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2020. The Company utilizes the Black Scholes valuation model which relies on certain assumptions to estimate the warrant’s fair value. The assumptions used in the determination of the fair value of the warrant awarded are provided in the table below.

Assumptions
Expected volatility rate	95%
Expected dividend yield	0%
Average risk-free interest rate	.36%
Expected term years	5.0

On June 4, 2020, the Company issued a warrant to purchase 250,000 shares of the Company’s common stock in conjunction with a convertible promissory note. The warrant entitles the holder to purchase 250,000 shares of common stock at an exercise price of $1.00 per share. If held by the initial purchaser of the Private Warrant or certain permitted transferees, the purchase can occur on a cashless basis. The warrant will expire on June 30, 2023 or earlier upon redemption or liquidation.

The warrant qualified for equity accounting as the warrant did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The warrant was measured at fair value at the time of issuance and classified as equity.

The Company valued the warrant using the Black-Scholes valuation model and recorded the warrant as a reduction of the note included in the debt discount balance. The following table summarizes the assumptions used in the valuation model to determine the fair value of the warrant:

Fair Value of Common Share	$0.51
Exercise Price	$1.00
Risk Free Rate	0.36%
Expected Life (Yrs.)	3.00
Volatility	95.00%

In June 2020, subsequent stock issuances triggered the warrant reset feature, resulting in an increase in underlying shares to 714,286 from 250,000 and a reduction in exercise price to $0.35 per share. The reset was recorded as a reduction to retained earnings and an increase in additional paid-in-capital of $371,069.

On December 1, 2020, the Company issued a warrant to purchase 135,000 shares of the Company’s common stock in conjunction with a convertible promissory note. The warrant entitles the holder to purchase 135,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrant expires on December 1, 2023.

The warrant qualified for equity accounting as the warrant did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The warrant was measured at fair value at the time of issuance and classified as equity.

The Company valued the warrant using the Monte Carlo pricing model and recorded the warrant as a reduction of the note included in the debt discount balance. The following table summarizes the assumptions used in the valuation model to determine the fair value of the warrant:

Fair Value of Common Share	$0.8-0.89
Exercise Price	$1.50
Risk Free Rate	0.11-0.26%
Expected Life (Yrs.)	2.96-3
Volatility	147.4-254.4%

In December 2020, the subsequent issuance of convertible promissory notes with certain terms triggered the warrant reset feature, resulting in an increase in underlying shares of common stock to 368,182 from 135,000 and a change in exercise price to $0.55 per share. The reset was recorded as a reduction to retained earnings and in an increase to additional paid-in-capital of $136,238.

NOTE 11.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company is subject to various loss contingencies and assessments arising in the normal course of the business, some of which relate to litigation, claims, property taxes and sales and use tax or goods and services tax assessments. The Company considers the likelihood of the loss or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies and assessments. An estimated loss contingency or assessment is accrued when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Management regularly evaluates current information available to them to determine whether such accruals should be adjusted. Based on the information presently available, including discussion with counsel and other consultants, management believes that resolution of these matters will not have a material adverse effect on its business, results of operations, financial condition or cash flows.

NOTE 12.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred through the date of this filing and determined that there were no subsequent events or transactions that required recognition or disclosure in the financial statements, except as disclosed below.

In February and March 2021, the Company repaid $50,000 of its related party notes payable for a total outstanding of $282,500.

In February and March 2021, holders of convertible promissory notes converted principal and accrued interest totaling $184,900 into 1,019,113 shares of common stock.

In February 2021, the Company issued 1,100,000 shares of common stock to the Company’s CEO as compensation expense.

In February 2021, the Company issued 1,084,120 shares of common stock in conjunction with various agreements for financial advisory consulting services.

Pursuant to a financing commitment, on February 8, 2021 the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of convertible promissory notes in the principal amount totaling $1,000,000 and at a purchase price of 950,000. The first closing occurred upon the execution of the material definitive agreement in the face amount of $500,000, for a purchase price of $475,000. The second closing is in the face amount of $250,000 for a purchase price of $237,500, which was received on March 5, 2021, and the third closing in the face amount of $250,000 for a purchase price of $237,500. The notes mature 1 year from issuance. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price equal to the lower of $0.40 per share or at a price equal to 70% of the outstanding share price. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The Company shall issue irrevocable transfer agent instructions reserving 15,471,894 shares of common stock for conversions under the note. In conjunction with the note the Company issued a warrant to purchase 2,500,000 shares of the Company’s common stock at an exercise price of $0.40 per share. The warrant expires on February 8, 2026. The Company is determining the accounting impact of this transaction on the financial statements.

INTERIM FINANCIAL STATEMENTS

The following tables set forth our most recent interim financial statements. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited financial statements included elsewhere in this prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

ELECTROMEDICAL TECHNOLOGIES, INC.

BALANCE SHEETS

(UNAUDITED)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$164,810	$264,913
Accounts receivable	30,931	17,694
Inventories	229,906	78,712
Prepaid expenses and other current assets	23,936	285,860
Total current assets	449,583	647,179

Other assets	13,601	20,601
Property and equipment, net	732,813	749,219
Total assets	$1,195,997	$1,416,999

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$244,264	$262,614
Credit cards payable	14,769	23,710
Accrued expenses and other current liabilities	195,755	201,814
Customer deposits	2,267	28,651
Convertible promissory notes, net of discount of $159,114 and $1,277,255, respectively	813,239	257,398
Related party notes payable	233,500	332,500
PPP loan	—	39,500
Notes payable	—	12,846
Long term debt, current portion	28,516	28,260
Derivative liabilities- convertible promissory notes	803,219	831,852
Total current liabilities	2,335,529	2,019,145

Long-term liabilities:
Bank debt, net of current portion	525,851	546,552
Government debt, net of current portion	155,063	154,302
Other liabilities	10,162	15,603
Total liabilities	3,026,605	2,735,602

Commitments and contingencies (Note 11)	—	—

Stockholders’ deficit
Series A Preferred Stock, 1,000,000 shares authorized and 500,000 outstanding	355,000	355,000
Common stock, $.00001 par value, 125,000,000 shares authorized; 74,926,711 and 27,175,800 shares outstanding at September 30, 2021 and December 31, 2020, respectively	747	269
Additional paid-in-capital	17,828,794	7,957,860
Accumulated deficit	(20,015,149)	(9,631,732)
Total stockholders’ deficit	(1,830,608)	(1,318,603)
Total liabilities and stockholders’ deficit	$1,195,997	$1,416,999

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30,

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Net sales	$301,157	$205,850	$670,551	$557,476

Cost of sales	66,733	57,383	158,065	139,892

Gross profit	234,424	148,467	512,486	417,584

Selling, general and administrative expenses	454,997	2,243,377	2,822,251	3,768,196

Loss from operations	(220,573)	(2,094,910)	(2,309,765)	(3,350,612)

Other income (expense)
Interest expense	(1,105,069)	(52,658)	(2,937,851)	(82,168)
Change in excess fair value of KISS liability- related party	—	—	—	(7,784)
Change in fair market value of derivative liabilities	(1,974,164)	(22,415)	(1,436,756)	(22,415)
Other income (expense)	—		(432)	1,500
Forgiveness of debt	—	—	50,082	—
Total other expense	(3,079,233)	(75,073)	(4,324,957)	(110,867)

Net loss	$(3,299,806)	$(2,169,983)	$(6,634,722)	$(3,461,479)

Weighted average shares outstanding- basic and diluted	54,356,854	21,875,068	39,670,934	20,201,697
Weighted average loss per share- basic and diluted	$(0.06)	$(0.10)	$(0.17)	$(0.17)

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED)

							Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Amount	Shares	Amount	Shares	Capital	Deficit	Deficit
Balance, December 31, 2020	$355,000	500,000	$269	27,175,800	$7,957,860	$(9,631,732)	$(1,318,603)

Shares issued for consulting services	—	—	11	1,084,120	693,815	—	693,826

Warrant issued in conjunction with convertible promissory note	—	—	—	—	420,096	—	420,096

Warrants reset in conjunction with convertible promissory notes	—	—	—	—	510,222	(510,222)	—

Conversion of convertible promissory notes	—	—	10	1,019,113	380,093	—	380,103

Stock-based compensation	—	—	11	1,100,000	604,890	—	604,901

Net loss	—	—	—	—	—	(2,560,384)	(2,560,384)

Balance, March 31, 2021	$355,000	500,000	301	30,379,033	$10,566,976	$(12,702,338)	$(1,780,061)

Warrants reset in conjunction with convertible promissory notes	—	—	—	—	3,230,077	(3,230,077)	—

Conversion of convertible promissory notes	—	—	122	12,161,575	974,192	—	974,314

Shares issued for consulting services	—	—	13	1,250,000	110,387	—	110,400

Net loss	—	—	—	—	—	(774,532)	(774,532)

Balance, June 30, 2021	$355,000	500,000	$436	43,790,608	$14,881,632	$(16,706,947)	$(1,469,879)

Warrants reset in conjunction with convertible promissory notes	—	—	—	—	8,396	(8,396)	—

Conversion of convertible promissory notes	—	—	301	30,136,103	2,938,776	—	2,939,077

Shares issued in conjunction with warrant cancellation	—	—	10	1,000,000	(10)	—	—

Net loss	—	—	—	—	—	(3,299,806)	(3,299,806)

Balance, September 30, 2021	$355,000	500,000	$747	74,926,711	$17,828,794	$(20,015,149)	$(1,830,608)

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

							Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Amount	Shares	Amount	Shares	Capital	Deficit	Deficit
Balance, December 31, 2019	$355,000	500,000	$177	17,900,639	$2,713,087	$(5,252,701)	$(2,184,437)

Shares issued in conjunction with vendor settlement	—	—	—	10,355	7,352	—	7,352

Shares issued for consulting services	—	—	6	600,000	289,994	—	290,000

Stock -based compensation	—	—	—	—	5,265	—	5,265

Net loss	—	—	—	—	—	(451,241)	(451,241)

Balance, March 31, 2020	$355,000	500,000	$183	18,510,994	$3,015,698	$(5,703,942)	$(2,333,061)

Shares issued in conjunction with convertible promissory note	—	—	1	100,000	42,968	—	42,969

Beneficial conversion feature in conjunction with convertible promissory note	—	—	—	—	8,800	—	8,800

Shares issued to employee for services	—	—	20	2,000,000	599,980	—	600,000

Warrant issued for services	—	—	—	—	37,149	—	37,149

Issuance of common stock for cash	—	—	1	142,857	49,999	—	50,000

Warrant issued in conjunction with convertible promissory note	—	—	—	—	48,231	—	48,231

Stock-based compensation	—	—	—	—	5,481	—	5,481

Net loss	—	—	—	—	—	(840,255)	(840,255)

Balance, June 30, 2020	$355,000	500,000	$205	20,753,851	$3,808,306	$(6,544,197)	$(2,380,686)

Beneficial conversion feature in conjunction with convertible promissory notes	—	—	—	—	390,000	—	390,000

Conversion of KISS liability - related party shares	—	—	72	7,156,497	1,452,473	—	1,452,545

Shares issued for consulting services	—	—	9	900,000	1,817,991	—	1,818,000

Stock-based compensation	—	—	—	—	5,953	—	5,953

Net loss	—	—	—	—	—	(2,169,983)	(2,169,983)

Balance, September 30, 2020	$355,000	500,000	$286	28,810,348	$7,474,723	$(8,714,180)	$(884,171)

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

(UNAUDITED)

	2021	2020
Cash flows from operating activities:
Net loss	$(6,634,722)	$(3,461,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for allowance for doubtful accounts	3,495	3,765
Stock-based compensation expense	1,409,127	2,761,848
Depreciation and amortization	16,406	16,406
Forgiveness of debt	(49,783)	—
Change in excess fair value of KISS-liability- related party	—	7,784
Amortization of debt discount and day one derivative loss and warrant expense	2,785,844	33,038
Change in fair value of derivative liabilities- convertible promissory notes	1,436,756	22,415
Change in operating assets and liabilities:
Other	2,839	—
Accounts receivable	(16,732)	(4,939)
Inventories	(151,194)	(37,806)
Prepaid expenses and other current assets	261,924	(128,960)
Other assets	7,000	(60,021)
Accounts payable	(11,350)	57,036
Credit cards payable	(8,941)	(8,478)
Accrued expenses and other current liabilities	75,083	(28,401)
Customer deposits	(26,384)	24,660
Other liabilities	(5,441)	7,488
Net cash used in operating activities	(906,073)	(795,644)

Cash flows from financing activities:
Short-term financing	—	(40,308)
Proceeds from PPP loan	—	39,500
Proceeds from government debt	—	155,900
Repayments on bank debt	(19,684)	(12,471)
Related party notes payable-net	(99,000)	24,500
Issuance of convertible promissory notes	937,500	665,000
Repayments on notes payable	(12,846)	(1,000)
Issuance of common stock for cash - net	—	50,000
Net cash provided by financing activities	805,970	881,121

Net (decrease) increase in cash and cash equivalents	(100,103)	85,477

Cash and cash equivalents, beginning of period	264,913	—

Cash and cash equivalents, end of period	$164,810	$85,477

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$29,625	$37,408
Income taxes	$—	$—

Non-cash investing and financing activities:

Shares issued in conjunction with vendor settlement	$—	$7,352
Warrants, common stock and beneficial conversion feature issued in conjunction with convertible promissory notes	$420,096	$490,000
Derivative liabilities issued in conjunction with convertible promissory notes	$1,197,607	$171,892
Conversion of convertible promissory notes, derivative liabilities and accrued interest into shares of common stock	$4,290,655	$—
Conversion of KISS-liability related party to common stock	$—	$1,452,545

The accompanying notes are an integral part of these financial statements

ELECTROMEDICAL TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.      ORGANIZATION AND NATURE OF BUSINESS

ElectroMedical Technologies, LLC (“the Company”), was formed in November 2010 as an Arizona limited liability company. In August 2017, the Company converted to a Delaware C Corporation under Electromedical Technologies, Inc. The Company is a bioelectronic engineering company with medical device certifications in the United States (FDA) and Mexico (Cofepris). The Company engineers simple-to-use portable bioelectronics devices, which provide fast and long -lasting pain relief across a broad range of ailments.

NOTE 2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The accompanying unaudited financial statements of Electromedical Technologies, Inc. have been prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”) for interim financial information and in accordance with Rule 8-03 of Regulation S-X per Regulation A requirements. Certain information and disclosures normally included in the annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation, have been included. These interim financial statements should be read in conjunction with the audited annual financial statements of the Company as of and for the year ended December 31, 2020. The results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements have been prepared on the basis of the most current and best available information. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements.

Going Concern

Since inception, the Company has incurred approximately $15.8 million of accumulated net losses. In addition, during the nine months ended September 30, 2021, the Company used $906,073 in operations and had a working capital deficit of $1,885,946. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company expects to obtain funding through additional debt and equity placement offerings until it consistently achieves positive cash flows from operations. If the Company is unable to obtain additional funding, it may not be able to meet all of its obligations as they come due for the next twelve months. The continuing viability of the entity and its ability to continue as a going concern is dependent upon the entity being successful in its continuing efforts in growing its revenue base and/or accessing additional sources of capital, and/or selling assets.

As a result, there is significant uncertainty whether the entity will continue as a going concern and, therefore, whether it will realize its assets and settle its liabilities and commitments in the normal course of business and at the amounts stated in the financial statements.

Accordingly, no adjustments have been made to the financial statements relating to the recoverability and classification of the asset carrying amounts or the amount and classification of liabilities that might be necessary should the entity not continue as a going concern. At this time, management is of the opinion that no asset is likely to be realized for an amount less than the amount at which it is recorded in the financial statements as at September 30, 2021.

Revenue Recognition

Revenues are recognized when performance obligations are satisfied through the transfer of promised goods to the Company’s customers. Control transfers upon shipment of product and when the title has been passed to the customers. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. Revenue is recorded net of sales taxes collected from customers on behalf of taxing authorities, allowance for estimated returns, chargebacks, and markdowns based upon management’s estimates and the Company’s historical experience. The Company’s liability for sales return refunds is recognized within other current liabilities, and an asset for the value of inventory which is expected to be returned is recognized within other current assets on the balance sheets. The Company generally allows a 30 day right of return to its customers. As of September 30, 2021 and December 31, 2020, the sales returns allowance was $11,485 and $6,990, respectively

Certain larger customers pay in advance for future shipments. These advance payments totaled $2,267 and $28,651 at September 30, 2021 and December 31, 2020, respectively, and are recorded as customer deposits in the accompanying balance sheets. Revenue related to these advance payments is recognized upon shipment to the distributor or the end-customer.

At the completion of the initial three-year warranty, the Company sells extended warranties for periods ranging from one to three years. Revenue is recognized on a straight-line basis over the term of the contract. At September 30, 2021 and December 31, 2020, deferred revenue of $29,281 and $35,200, respectively, is recorded in connection with these extended warranties.

Financial Instruments and Concentrations of Business and Credit Risk

The Company elected early adoption of the Accounting Standards Update (“ASU”) 2016-01, Recognition and Measurement of Financial Assets and Liabilities, which eliminates the requirement of the Company to disclose the fair value of its financial instruments as of the balance sheet date. Financial instruments that potentially subject the Company to concentrations of business and credit risks consist of cash and cash equivalents, accounts receivable, and accounts payable.

The Company maintains cash balances that can, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk.

The Company’s accounts receivable, which are unsecured, expose the Company to credit risks such as collectability and business risks such as customer concentrations. The Company mitigates credit risk by investigating the creditworthiness of all customers prior to establishing relationships with them, performing periodic review of the credit activities of those customers during the course of the business relationship, regularly analyzing the collectability of accounts receivables, and recording allowances for doubtful accounts when these receivables become uncollectible. The Company mitigates business risks by attempting to diversify its customer base.

Significant customer sales as a percentage of total sales are as follows:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Customer A	18.5%	20.1%	17.0%	17.2%
Customer B	13.5%	15.2%	13.1%	12.9%
Customer C	18.3%	—	12.8%	—
Customer D	—	10.7%	—	—

Amounts due these customers totaled $15,328 and $13,800 at September 30, 2021 and December 31, 2020, respectively for commissions and reimbursements. There was $12,800 and $0 due from these customers at September 30, 2021 and December 31, 2020. Customer deposits on hand from these customers totaled $2,300 and $28,651 at September 30, 2021 and December 31, 2020, respectively. The loss of these customers would have a significant impact on the operations and cash flows of the Company.

The Company’s supplier concentrations expose the Company to business risks, which the Company mitigates by attempting to diversify its supply chain. Significant supplier purchases as a percentage of total inventory purchases are as follows:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Supplier A	—	86.8%	95.9%	80.8%
Supplier B	38.5%	—	—	—
Supplier C	61.5%	—	—	—

There were no amounts outstanding due these suppliers at September 30, 2021 and December 31, 2020. The loss of key vendors may have a significant impact on the operations and cash flows of the Company.

The estimated fair value of financial instruments has been determined using available market information and appropriate valuation methodologies. However, considerable judgment is often required to interpret market data used to develop the estimates of fair value. Accordingly, the estimates presented may not be indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

Disclosure of Fair Value

The disclosure requirements within Accounting Standards Codification (ASC) Topic 820-10, Fair Value Measurement, require disclosure of estimated fair values of certain financial instruments. For financial instruments recognized at fair value in the Company’s statements of operations, the disclosure requirements of ASC Topic 820-10 also apply. The methods and assumptions are set forth below:

•	Cash and cash equivalents are carried at cost, which approximates fair value.

•	The carrying amounts of receivables approximate fair value due to their short-term maturities.

•	The carrying amounts of payables approximate fair value due to their short-term maturities.

•	Derivative liabilities are adjusted to fair value utilizing the Lattice method

Asset and liabilities measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability

Level 3 — Pricing inputs include significant unobservable inputs used in determining the fair value of investments. The types of investments, which would generally be included in this category include equity securities issued by private entities.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The levels of the fair value hierarchy into which the Company’s assets and liabilities fall as of September 30, 2021 are as follows:

	Level 1	Level 2	Level 3	Total
Liabilities

Derivative liabilities – convertible promissory notes	$—	$—	$803,219	$803,219

Total fair value	$—	$—	$803,219	$803,219

The levels of the fair value hierarchy into which the Company’s assets and liabilities fall as of December 31, 2020 are as follows:

	Level 1	Level 2	Level 3	Total
Liabilities

Derivative liabilities – convertible promissory notes	$—	$—	$831,852	$831,852

Total fair value	$—	$—	$831,852	$831,852

The following table presents changes during the nine months ended September 30, 2021 in Level 3 liabilities measured at fair value on a recurring basis:

Fair value- December 31, 2020	$831,852
Change in fair value of derivative liabilities	1,436,756
Derivative liabilities in conjunction with convertible promissory notes	1,197,607
Conversion of convertible promissory notes	(2,662,996)
Fair value- September 30, 2021	$803,219

See Note 6 for discussion of the Company’s valuation of the derivative liabilities.

Sales Taxes

FASB ASC Subtopic 605-45, Revenue Recognition – Principal Agent Considerations, provides that the presentation of taxes assessed by a governmental authority that are directly imposed on revenue-producing transactions (e.g. sales, use, and excise taxes) between a seller and a customer on either a gross basis (included in revenues and costs) or on a net basis (excluded from revenues) is an accounting policy decision that should be disclosed. In addition, for any such taxes that are reported on a gross basis, the amounts of those taxes should be disclosed in the financial statements for each period for which a statement of operations is presented if those amounts are significant. Sales taxes for the three months and nine months ended September 30, 2021 and 2020, were recorded on a net basis. Included in accrued expenses at, September 30, 2021 and December 31, 2020 are approximately $61,000 and $58,000 respectively, related to sales taxes.

Warranty

The Company warranties the sale of most of its products and records an accrual for estimated future claims. The standard warranty is typically for a period of three years. Such accruals are based upon historical experience and management’s estimate of the level of future claims. The Company recorded a liability as of September 30, 2021 and December 31, 2020 of $14,936 and $17,483, respectively. The expense is included in cost of sales in the statements of operations and within accrued expenses on the accompanying balance sheets.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of September 30, 2021 and December 31, 2020, diluted net loss per share is the same as basic net loss per share for each period.

Conversion of outstanding warrants, stock options and convertible promissory notes at September 30, 2021 may result in an estimated 13.8 million additional shares of common stock outstanding.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. COVID-19, and actions taken to mitigate it, have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, COVID-19 has had an adverse effect on our business, including our supply chains and distribution systems. While we are taking diligent steps to mitigate disruptions to our supply chain, we are unable to predict the extent or nature of these impacts at this time to our future financial condition and results of operations.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations and comprehensive loss. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company is currently in the process of evaluating the potential impact of this new accounting guidance, which is effective for the Company beginning on January 1, 2022. The impact is not expected to be significant.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

NOTE 3.      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	September 30,	December 31,
	2021	2020
Building	$875,000	$875,000
Furniture and equipment	24,987	24,987
	899,987	899,987
Less: accumulated depreciation and amortization	(167,174)	(150,768)
	$732,813	$749,219

Depreciation and amortization expense related to property and equipment was $5,468 and $16,406 for the three months and nine months ended September 30, 2021 and 2020. Depreciation and amortization are included in selling, general and administrative expenses on the accompanying statements of operations.

NOTE 4.      NOTES PAYABLE

In May 2018, the Company entered into a note payable with a third- party vendor as payment for an outstanding balance in the amount of $43,692. The note is interest free and requires monthly payments of $5,461 beginning June 15, 2018 with the remaining balance due and payable on December 15, 2018. The Company did not make timely payments as of December 15, 2018 which resulted in interest being accrued on the unpaid balance at a rate of ten percent beginning July 31, 2017. The outstanding principal balance as of December 31, 2020 of $12,846, and accrued interest of $5,154 was paid in full as of March 31, 2021. Accrued interest of $3,283 was forgiven and included in other income in the accompanying statement of operations

In April 2020, the Company received $39,500 in payroll protection program loans (“PPP”). These loans provide for certain funding based on previous employment which in part may be forgivable under certain conditions. No payment is due during the deferral period which ends the earlier of the date of SBA forgiveness or ten months after the last day of the covered period. The remaining portion needs to be repaid over 2 years and carries a 1% annual interest rate. These loans require no collateral nor personal guarantees. The loan was forgiven in its entirety in February 2021 and has been included in other income in the accompanying statement of operations.

Related Party Notes Payable

The Company repaid $99,000 of promissory notes with a related party and significant shareholder, in the nine months ended September 30, 2021, for a total of $233,500 outstanding. All notes mature at various times in 2020 and 2021. Interest will accrue at 10% per annum from the due date thereon until all principal is paid in full. Proceeds from the loans were used for operations. Interest expense totaled $7,561 and $0 for three months ended September 30, 2021 and 2020, respectively. Interest expense totaled $14,182 and $0 for the nine months ended September 30, 2021 and 2020, respectively.

Convertible Promissory Notes

During the nine months ended September 30, 2021, lenders converted principal totaling $1,549,800 plus accrued interest into 43,316,791 shares of common stock. The remaining principal outstanding of $972,353 includes $772,353 for which a forbearance agreement was entered into on September 3, 2021 and $150,000, which was converted into shares of common stock in October 2021 (see Note 11).

Under the terms of the forbearance agreement, various notes, two of which were in default, were changed to extend the maturity dates by six months. The notes were also amended to delete the prepayment penalty. As consideration for the forbearance, the Company agreed to make cash payments of $12,500 upon execution of the agreement and monthly thereafter until Jan 15, 2022 for a total of $75,000. $12,500 has been paid as of September 30, 2021. As additional consideration for entering into the forbearance agreement, the Company has agreed to issue the lender the number of shares equal to $100,000 on January 15, 2022 at a 25% discount based upon the previous 15-day average closing price. Effective after January 15, 2022, if the Company enters into an agreement with a third-party investor for consideration per share less than the $0.50 fixed price per share of the notes, the Company agrees to amend and restate the notes to reduce the conversion price. The terms of the forbearance agreement have been treated as a modification to the existing notes and will be amortized over the remaining term of the notes.

The aggregate of convertible promissory notes is as follows:

	September 30,	December 31,
Convertible promissory notes	2021	2020
Principal balance	$972,353	$1,534,653
Debt discount balance	(159,114)	(1,277,255)
Net Notes balance	$813,239	$257,398

The Net Notes balance at September 30, 2021 is comprised of the following:

	Principal	Debt Discount	Net
Pre 2020	$50,000	$—	$50,000
July 2020	95,000	—	95,000
August 2020	215,000	—	215,000
August 2020	107,500	—	107,500
November 2020	244,853	(36,487)	208,366
December 2020	110,000	(23,558)	86,442
February 2021	150,000	(99,069)	50,931
	$972,353	$(159,114)	$813,239

In December 2019, the Company borrowed $50,000 in conjunction with a convertible promissory note. The note matured in May 2020 and is interest free. The lender has the right at any time to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.71 per share. There is no beneficial conversion feature as the conversion price is at fair market value. The proceeds were used for operations.

In July 2020, the Company borrowed $107,500 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $90,000 include an original issue discount of $7,500 and legal fees of $10,000. The note matures on July 21, 2021. The lender has the right after January 21, 2021 to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $90,000 has been recorded as a discount on the note. This note is a part of the forbearance agreement discussed above which includes an extension of the maturity date to January 21, 2022.

In August 2020, the Company borrowed $215,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $200,000 include an original issue discount of $15,000. The note matures on August 4, 2021. The lender has the right after February 4, 2021 to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $200,000 has been recorded as a discount on the note. This note is a part of the forbearance agreement discussed above which includes an extension of the maturity date to February 4, 2022.

In August 2020, the Company borrowed $103,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $100,000 include an original issue discount of $3,000. The notes mature on August 11, 2021. The lender has the right for 180 days from the issuance date to convert the debt into fully paid and non- assessable shares of common stock at a price of $1.00 per share. From the period 180 days from issuance to maturity, the lender has the right to convert the debt into fully paid and non-assessable shares of common stock at a price of 63% of market value. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $97,654 at the date of issuance and has been recorded as a discount on the note. (see Note 6). As of September 30, 2021, the lender converted the principal amount plus accrued interest into 519,113 shares of common stock at prices ranging from $0.1638 to $0.2659.

In September 2020, the Company borrowed $107,500 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $100,000 include an original issue discount of $7,500. The note matures on September 3, 2021. The lender has the right after March 3, 2021 to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $100,000 has been recorded as a discount on the note. This note is a part of the forbearance agreement discussed above which includes an extension of the maturity date to March 3, 2022.

In September 2020, the Company borrowed $78,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $75,000 include an original issue discount of $3,000. The notes mature on September 8, 2021. The lender has the right for 180 days from the issuance date to convert the debt into fully paid and non- assessable shares of common stock at a price of $1.00 per share. From the period 180 days from issuance to maturity, the lender has the right to convert the debt into fully paid and non-assessable shares of common stock at a price of 63% of market value. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $74,238 at the date of issuance and has been recorded as a discount on the note. (see Note 6). As of September 30, 2021, the lender converted the principal amount plus accrued interest into 500,000 shares of common stock at a price of $0.1638 per share.

Pursuant to a previous financing commitment entered into September 28, 2020, received on October 1, 2020, the Company borrowed $108,000 in conjunction with an unsecured convertible promissory note from an investor. Proceeds of $100,000 include an original issue discount of $8,000. The notes mature on September 28, 2021. From the period 180 days from issuance to maturity, the lender has the right to convert the debt into fully paid and non-assessable shares of common stock at a price of 63% of market value. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest accrues at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $182,670 at the date of issuance and has been recorded as a discount on the note. The fair value of the derivative liability as of the date of issuance was in excess of the note resulting in full discount of the note and a charge to interest expense. (see Note 6). As of September 30, 2021, the lender converted the principal amount plus accrued interest of $5,795 into 1,239,206 shares of common stock at prices of $0.0693-$0.1756 per share.

Pursuant to a financing commitment, on October 22, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $128,000 at a purchase price of $128,000. The note matures on October 22, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price equal to 65% of the outstanding share price. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $81,969 at the date of issuance and has been recorded as a discount on the note. (see Note 6). As of September 30, 2021, the lender converted the principal amount plus accrued interest of $6,400 into 2,556,166 shares of common stock at prices of $0.0405-$0.0804 per share.

Pursuant to a financing commitment, on November 3, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $244,853 at a purchase price of $225,000. Proceeds of $225,000 include an original issue discount of $19,853. The note matures on November 3, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share, beginning 180 days after issuance. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $176,294 has been recorded as a discount on the note. This note is a part of the forbearance agreement discussed above which includes an extension of the maturity date to May 3, 2022.

Pursuant to a financing commitment, on December 1, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $172,800 at a purchase price of $160,000. Proceeds of $147,200 include an original issue discount of $12,800 and fees of $12,800. The note matures on December 1, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price equal to 70% of the outstanding share price. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of five percent (5%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $237,021 at the date of issuance and has been recorded as a discount on the note. The fair value of the derivative liability as of the date of issuance was in excess of the note resulting in full discount of the note and a charge to interest expense. (see Note 6). As of September 30, 2021, the lender converted the principal into 5,384,079 shares of common stock at prices of $0.029 - $0.043 per share.

In conjunction with the note the Company issued a warrant to purchase 135,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The warrant expires on December 1, 2023. The fair value of the warrant of $190,144 has been recorded as a discount on the note. (see Note 9). The warrant was partially exercised and cancelled in October 2021 (see Note 11).

If the Company, at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then exercise price (such lower price, the “New Issuance Price”), then the exercise price shall be reduced and only reduced to equal the New Issuance Price and the number of shares issuable hereunder shall be increased accordingly.

Pursuant to a financing commitment, on December 3, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $110,000 at a purchase price of $96,000. Proceeds of $96,000 include an original issue discount of $14,000. The note matures on December 3, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price of $0.50 per share, beginning 180 days after issuance. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of eight percent (8%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid. A beneficial conversion feature valued at $66,000 has been recorded as a discount on the note. This note is a part of the forbearance agreement discussed above which includes an extension of the maturity date to June 3, 2022.

Pursuant to a financing commitment, on December 14, 2020, the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of a convertible promissory note in the principal amount of $110,000 at a purchase price of $105,000. The note matures on December 14, 2021. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price equal to the lower of $0.55 per share or at a price equal to 63% of the outstanding share price. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 22% per year, simple interest, non-compounding, until paid. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $229,713 at the date of issuance and has been recorded as a discount on the note. The fair value of the derivative liability as of the date of issuance was in excess of the note resulting in full discount of the note and a charge to interest expense. (see Note 6). As of September 30, 2021, the lender converted the principal plus accrued interest of $6,257 into 3,957,147 shares of common stock at prices of $0.02526 - $0.03906 per share.

Pursuant to a financing commitment, on February 8, 2021 the Company entered into a Note Purchase Agreement (the “Agreement”) with a third party for the sale of convertible promissory notes in the principal amount totaling $1,000,000 and at a purchase price of 950,000. The first closing occurred upon the execution of the material definitive agreement in the face amount of $500,000, for a purchase price of $475,000. The second closing is in the face amount of $250,000 for a purchase price of $237,500, which was received on March 5, 2021, and the third closing is in the face amount of $250,000 for a purchase price of $237,500, which was received on May 7, 2021. The notes mature 1 year from issuance. The lender has the right to convert the debt into fully paid and non- assessable shares of common stock at a price equal to the lower of $0.40 per share or at a price equal to 70% of the outstanding share price. Conversions are subject to adjustments due to stock dividends, stock splits, rights offerings or combinations, recapitalizations and reorganizations. Interest will accrue at the rate of ten percent (10%) per annum, simple interest, in each case to the extent that the note and the principal amount and any unpaid accrued interest has not been converted into conversion shares (as defined) prior to the maturity date. Interest shall commence accruing on the issuance date and be computed on the basis of a 365-day year. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 15% per year, simple interest, non-compounding, until paid. The note has a variable conversion price and the Company recorded an embedded derivative liability. The fair value of the liability totaled $913,910 at the dates of issuance and has been recorded as a discount on the note. The fair value of the derivative liability as of the date of issuance was in excess of the note resulting in full discount of the note and a charge to interest expense. (see Note 6). As of September 30, 2021, the lender converted principal of $850,000 plus accrued interest of $44,626 into 29,161,080 shares of common stock at prices of $0.025 to $0.0466 per share.

In conjunction with the note the Company issued a warrant to purchase 2,500,000 shares of the Company’s common stock at an exercise price of $0.40 per share. The warrant expires on February 8, 2026. The relative fair value of the warrant of $420,096 has been recorded as a discount on the note. On September 1, 2021, the exercise price of the warrant and the fixed exercise price on the notes was reset to $0.025 (see Note 9).

If the Company, at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then exercise price (such lower price, the “New Issuance Price”), then the exercise price shall be reduced and only reduced to equal the New Issuance Price. On September 1, 2021, the warrant and convertible debt exercise price was reset to $0.025.

The beneficial conversion features, warrants and derivatives are initially recorded as a discount to the debt and amortized using the effective interest method. For the three months and nine months ended September 30, 2021, $1,058,643 and $2,785,844, respectively, of debt discount amortization day one derivative loss and fair market value of warrants are recorded as interest expense. The remaining debt discount of $159,114 will be amortized in 2021 and 2022. Additional interest expense on the convertible promissory notes of $30,063 and $10,790 has been recorded during the three months ended September 30, 2021and 2020, respectively. Additional interest expense on the convertible promissory notes of $110,635 and $12,047 has been recorded during the nine months ended September 30, 2021 and 2020, respectively.

NOTE 5.      LONG-TERM DEBT

Government Debt

In June 2020, the Company received a $150,000 economic injury disaster loan (“EIDL”). The loan accrues interest at a rate of 3.75% annually and is collateralized by all personal property and intangible assets of the Company. The loan has a 24-month moratorium on payments, after which monthly principal and interest payments of $731 will be made through the maturity date of June 2050.

Bank Debt

In September 2015, the Company entered into a credit agreement for a $700,000 term loan with a financial institution. Payment terms consist of monthly payments in arrears of $3,547 for the first year outstanding. The monthly payment then increases to $4,574 until the term loan matures on September 30, 2025, in which the remaining unpaid principal balance and accrued interest is due. The interest rate for the first year was 1.99% per annum and increased to 4.95% per annum for the remaining life of the term loan. The term loan is collateralized by a deed of trust in the office building. The proceeds were used to purchase a building for which the Company’s operations are located. The net principal balance outstanding on the term loan at September 30, 2021 and December 31, 2020 was $553,531 and $573,213, respectively. The term loan is personally guaranteed by the Company’s CEO.

In March 2020, the Company entered into an agreement with the financial institution to defer its monthly payments for three months through May 2020. Such payments and additional accrued interest have been deferred to the maturity date of the loan.

The long-term debt agreements do not contain any financial covenants.

NOTE 6.      DERIVATIVE LIABILITIES

The Company issued debts that consist of the issuance of convertible promissory notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and shares to be issued were recorded as derivative liabilities on the issuance date.

Based on the various convertible promissory notes described in Note 4, the fair value of applicable derivative liabilities on notes and the change in fair value of derivative liabilities are as follows for the nine months ended September 30, 2021:

Derivative
Liability -
Convertible
Promissory
Notes
Balance as of December 31, 2020	$831,852
Conversion of convertible promissory notes	(2,662,996)
Derivative liabilities in conjunction with convertible promissory notes	1,197,607
Change in fair value of derivative liabilities	1,436,756
Balance as of September 30, 2021	$803,219

The fair value of the derivative liabilities – convertible promissory notes at September 30, 2021 is estimated using a Lattice pricing model with the following assumptions:

Market value of common stock	$0.1289
Expected volatility	217.3-284.2
Expected term (in years)	.21-.60
Risk-free interest rate	0.18-0.22%

NOTE 7.      RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2021, the Company paid the Company’s CEO $20,978 towards the balance of the 2019 signing bonus. During the nine months ended September 30, 2020, the Company paid the Company’s CEO $98,796 towards the balance of the 2019 signing bonus. Total amount outstanding at September 30, 2021 and December 31, 2020 is $0 and $20,978, respectively. The Company paid the Company’s CEO an additional bonus of $61,930 during the nine months ended September 30, 2021.

In February 2021, the Company issued 1,100,000 shares of common stock to the Company’s CEO as compensation expense. (see Note 8). In October 2021, the Company issued the Company’s CEO 5,000,000 cashless warrants at $0.025 per share (see Note 11).

The Company repaid $99,000 during the nine months ended September 30, 2021 of related party notes payable.

NOTE 8.      STOCKHOLDERS’ DEFICIT

In February 2021, the Company issued 1,100,000 shares of common stock to the Company’s CEO as compensation expense at a value of $604,890 or $0.5499 per share. The value of the compensation has been recorded in selling, general and administrative expenses in the Company’s statement of operations. The fair market value of the shares was determined based the on the Company’s closing price on the date of issuance.

In February 2021, the Company issued 1,084,120 shares of common stock in conjunction with various agreements for financial advisory consulting services for a value of $693,837 or $0.64 per share. The value of the compensation has been recorded in selling, general and administrative expenses in the Company’s statement of operations. The fair market value of the shares was determined based the on the Company’s closing price on the date of issuance.

In April 2021, the Company issued 50,000 shares of common stock in conjunction with a consulting agreement for strategic advisory services for a value of $8,400 or $0.168 per share. The value of the compensation has been recorded in selling, general and administrative expenses in the Company’s statement of operations. The fair market value of the shares was determined based the on the Company’s closing price on the date of issuance.

In June 2021, the Company issued 1,200,000 shares of common stock in conjunction with a consulting agreement for strategic advisory services for a value of $102,000 or $0.085 per share. The value of the compensation has been recorded in selling, general and administrative expenses in the Company’s statement of operations. The fair market value of the shares was determined based the on the Company’s closing price on the date of issuance.

On September 30, 2021, the Company entered into a warrant cancellation agreement with Vista Capital Investments, LLC (“Vista”). Previously, on June 4, 2020, the Company issued to Vista a warrant as part of a convertible note financing. In exchange for the cancellation of the warrant, the Company agreed to issue Vista 1,000,000 shares of common stock.

During the nine months ended September 30, 2021, lenders converted principal totaling $1,549,800 plus accrued interest into 43,316,791 shares of common stock.

NOTE 9.      STOCK OPTIONS AND WARRANTS

Stock Options

In 2017, the Company’s Board of Directors approved the 2017 Employee and Consultant Stock Ownership Plan, (the “Plan”) as amended February 16, 2021. The Plan provides that the Board of Directors may grant restricted stock units, incentive stock options non-statutory stock options and common shares to officers, key employees and certain consultants and advisors to the Company up to a maximum of 10,000,000 shares. Stock options granted under the Plan have vesting terms determined by the administrator of the Plan. Restricted stock unit grant terms will be set by the administrator and at the discretion of the administrator, be settled in cash, shares, or a combination of both.

The Black-Scholes valuation model was utilized to estimate the fair value of the time-based options. No time-based options were granted during the nine months ended September 30, 2021 or the year ended December 31, 2020.

The Company recorded pretax stock compensation expense of $0 and $5,481 during the three months ended September 30, 2021 and 2020, respectively. The Company recorded pretax stock compensation expense of $0 and $10,946 during the nine months ended September 30, 2021 and 2020, respectively. Stock-based compensation is included in selling, general, and administrative expense in the accompanying statements of operations. Stock-based compensation expense is based on awards ultimately expected to vest.

			Weighted
		Weighted	Average
	Number	Average	Contractual
	of	Exercise	term
	shares	Price	(years)
Options outstanding at December 31, 2020	445,000	$.71	1.5

Granted	—	—	—

Exercised	—	—	—

Forfeited	—	—	—

Expired	—	—	—

Options outstanding at September 30, 2021	445,000	$0.71	.75

Exercisable at September 30, 2021	420,000	$0.71	.75

Options exercisable and expected to vest at September 30, 2021	445,000	$0.71	.75

Warrants

On February 8, 2021, the Company issued a warrant to purchase 2,500,000 shares of the Company’s common stock in conjunction with a convertible promissory note (see Note 4) The warrant entitles the holder to purchase 2,500,000 shares of the Company’s common stock at an initial exercise price of $0.40 per share. The warrant expires on February 8, 2026. On September 1, 2021, the exercise price of the warrant and the fixed exercise price on the notes was reset to $0.025.

The warrant qualified for equity accounting as the warrant did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The warrant was measured at fair value at the time of issuance and classified as equity.

The Company valued the warrant using the Monte Carlo pricing model and recorded the warrant as a reduction of the note included in the debt discount balance. The following table summarizes the assumptions used in the valuation model to determine the fair value of the warrant:

Fair Value of Common Share	$0.225-0.47
Exercise Price	$0.40
Risk Free Rate	0.41-1.74%
Expected Life (Yrs.)	4.86-5.0
Volatility	147.4-154.0%

The relative fair value of the warrant of $420,096 has been recorded as a discount on the note.

During the nine months ended September 30, 2021, the subsequent issuance of convertible promissory notes with certain terms and convertible promissory note conversions triggered the warrant reset feature on certain previously issued warrants.

The resets for all outstanding warrants were recorded as a reduction to retained earnings and in an increase to additional paid-in-capital of $3,748,695.

On September 30, 2021, the Company entered into a warrant cancellation agreement with Vista Capital Investments, LLC (“Vista”). Previously, on June 4, 2020, the Company issued to Vista a warrant as part of a convertible note financing. In exchange for the cancellation of the warrant, the Company agreed to issue Vista one million shares of common stock

The following table summarizes the information with respect to outstanding warrants to purchase common stock of the Company, all of which were exercisable at September 30, 2021:

Date Issued	Exercise Price	Number Outstanding	Expiration Date
December 1, 2018	$0.71	100,000	December 1, 2023
May 1, 2020	$0.52	100,000	May 1, 2025
December 1, 2020	$0.025	8,100,000	December 1, 2023
February 8, 2021	$0.025	2,500,000	February 8, 2026
		10,800,000

NOTE 10.      COMMITMENTS AND CONTINGENCIES

Contingencies

The Company is subject to various loss contingencies and assessments arising in the normal course of the business, some of which relate to litigation, claims, property taxes and sales and use tax or goods and services tax assessments. The Company considers the likelihood of the loss or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies and assessments. An estimated loss contingency or assessment is accrued when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Management regularly evaluates current information available to them to determine whether such accruals should be adjusted. Based on the information presently available, including discussion with counsel and other consultants, management believes that resolution of these matters will not have a material adverse effect on its business, results of operations, financial condition or cash flows.

In June 2021, the Company entered into a consulting agreement for investor relations services with a third party. The agreement provides for certain stock- based compensation should the Company reach certain milestones prior to the agreement expiration date of December 11, 2021. If the Company’s common stock reaches $0.50 per share, the Company will issue the third party 200,000 shares of common stock. If the Company’s common stock reaches $1.00 per share, the Company will issue the third party 100,000 shares of commons stock. No compensation expense has been recorded.

NOTE 11.      SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred through the date of this filing and determined that there were no subsequent events or transactions that required recognition or disclosure in the financial statements, except as disclosed below.

On October 1, 2021, the Company issued 5,000,000 and 4,000,000 cashless warrants to the Company’s CEO and an employee, respectively. The warrants have an exercise price of $0.025 and a maturity date of October 1, 2026.

On October 5, 2021, the Company entered into a warrant cancellation and forfeiture agreement with Jefferson Street Capital, LLC (“Jefferson”). Previously, on December 1, 2020, the Company issued to Jefferson a warrant as part of a convertible note financing. Prior to the date of the warrant cancellation, Jefferson exercised warrant conversions and the Company issued 3,281,871 shares of common stock. Jefferson’s cancellation of the remainder of the warrant was conditioned upon the Company’s closing of financing equal to $750,000, which it accomplished on October 15, 2021.

On October 14, 2021, the board of directors approved a resolution to amend the Company’s Certificate of Incorporation to: (1) increase the Company’s authorized shares to 251,000,000 and 1 shares of capital stock, including: two 250,000,000, shares designated as “Common Stock,” with a par value of $0.00001 per share; 1,000,000, shares designated as “Series A Preferred Shares,” par value $0.00001 per share; and 1 share designated as “Series B Preferred Shares,” par value $0.00001 per share. Concurrently, and pursuant to Section 2.11 of the Company’s By-Laws, shareholders holding a majority of the votes eligible to be cast approved by written consent the proposed amendments to the Company’s Certificate of Incorporation. Designation of the Series B Preferred Shares modifies the voting rights of stockholders by granting the holder of the Series B Preferred Shares a voting preference on any matter coming before a vote of the security holders, equal to the number of issued and authorized shares, plus one hundred thousand votes, it being the intention of the Company that the holder of the Series B Preferred Shares have effective voting control of the Corporation on a fully diluted basis. The Company has not issued the Series B Preferred Shares as of the date of this filing.

On October 14, 2021, the Company entered into two financing contracts: one with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), in the principal amount of $500,000; and another with Talos Victory Fund, LLC, a Delaware limited liability company (“Talos”) in the principal amount of $250,000.

The Mast Hill Agreement

In exchange for a convertible promissory note, Mast Hill agreed to lend the Company $500,000 with 10% interest per annum, less $50,000 OID. The maturity date of the promissory note is October 13, 2022. There is no pre-payment penalty associated with the convertible promissory note, and no registration rights connected to the shares issuable under conversion of the note. The initial conversion price is $0.06, subject to adjustment should the Company take certain actions, including entering into another financing or selling common stock at a price below the fixed price. In that event, Mast Hill’s conversion price would be reduced to equal the lower price. The Company is not required to issue additional shares to Mast Hill in the event an adjustment to the fixed price occurs. As additional consideration for the financing, the Company issued Mast Hill a 5-year warrant to purchase 4,166,666 shares of common stock at $0.12 per share, subject to price adjustments for certain actions, including dilutive issuances. The warrant does not provide for registration rights.

The Talos Agreement

In exchange for a convertible promissory note, Talos agreed to lend the Company $250,000 with 10% interest per annum, less $25,000 OID. The maturity date of the promissory note is October 13, 2022. There is no pre-payment penalty associated with the convertible promissory note, and no registration rights connected to the shares issuable under conversion of the note. The initial conversion price is $0.06, subject to adjustment should the Company take certain actions, including entering into another financing or selling common stock at a price below the fixed price. In that event, Talos’ conversion price would be reduced to equal the lower price. The Company is not required to issue additional shares to Talos in the event an adjustment to the fixed price occurs. As additional consideration for the financing, the Company issued Talos a 5-year warrant to purchase 2,083,333 shares of common stock at $0.12 per share, subject to price adjustments for certain actions, including dilutive issuances. The warrant does not provide for registration rights.

On October 17, 2021, the Company issued a warrant to purchase 450,000 shares of the Company’s common stock in conjunction with a finder’s fee agreement entered in June 2021. The warrant entitles the holder to purchase 450,000 shares of the Company’s common stock at an exercise price of $0.12 per share. The warrant expires on October 17, 2024.

On November 10, 2021, the Company entered into a Common Stock Purchase Agreement with a third party to invest up to $5,000,000 to purchase the Company’s common stock. Concurrently, the Company entered into a Registration Rights Agreement, as an inducement to the investor to execute and deliver the Common Stock Purchase Agreement, whereby the Company agreed to provide certain registration rights under the Securities Act of 1933.

The Common Stock Purchase Agreement terminates on the earlier of (i) the date on which the Investor shall have purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) December 31, 2022. Stock may be purchased at 92% of the lowest daily VWAP of the common stock during the period five days prior to closing of the purchase transaction.

On November 10, 2021 in connection with the above agreement, the Company also entered into a non-exclusive agreement with a placement agent.

As of November 12, 2021, holders of convertible promissory notes converted principal of $150,000 and accrued interest totaling $431 into 6,017,260 shares of common stock.

As of November 12, 2021, the Company paid $2,000 of its related party notes payable. On December 1, 2021, the Company entered into a settlement agreement with Donald Steinberg for the outstanding principal and interest of $249,870.27. Upon execution of the agreement, the Company made a payment to the spouse of Donald Steinberg of $62,467.52, with a payment of $63,152.37 plus interest to be made 30 days from the execution date. In addition, the Company issued 2,000,000 shares of common stock to Donald Steinberg. The shares contain lock up and leak out provisions restricting sale to no more than 500,000 shares per month.

On November 29, 2021, the Company issued 1,500,000 shares of common stock in conjunction with a consulting agreement for strategic advisory services for a value of $102,000 or $0.068 per share. The value of the compensation has been recorded in selling, general and administrative expenses in the Company’s statement of operations. The fair market value of the shares was determined based the on the Company’s closing price on the date of issuance.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2020 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the common stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Matthew Wolfson our Chief Executive Officer.

PROSPECTUS

Electromedical Technologies, Inc.

16561 N. 92nd Street, Suite 101

Scottsdale, AZ 85260

(888) 880-7888

21,265,393 SHARES OF COMMON STOCK

December 21, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The Selling Security Holder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the Selling Security Holder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the SEC registration fees.

Item	Amount to be paid
SEC registration fee		$98.57
Legal fees and expenses		$4,000
Accounting fees and expenses		$1,000
Miscellaneous fees and expenses	$
Total		$5,098.57

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Delaware General Corporation Law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares of Common Stock

Except as otherwise noted, the securities in these transactions were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. The Company took reasonable steps to verify that the investors were accredited investors. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The proceeds from these sales were used for general corporate purposes.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In February and March 2017, the Company executed a promotion whereby distributors who made purchases during the promotional period would receive credits towards either future purchases of product through September 1, 2017 or shares of stock. Credits totaling $173,955 were earned by such distributors of which $1,010 had been applied against purchases of product. The remaining credit of $172,945 would be satisfied in shares of the Company’s common stock. As of and for the year ended December 31, 2017, an accrual for $170,930 of the amount of the net credits has been recorded as marketing expense in the statement of operations as well as within accrued liabilities on the accompanying balance sheet. The Company recorded the amount as marketing expense as the promotion was provided directly to distributors rather than to end users. In 2018, the Company issued 243,584 common shares to 25 unaffiliated shareholders earned in the 2017 promotional program. The issuances were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. The distributors were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to the distributors full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. The distributors acquired the restricted common stock for their own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 31, 2017, the Company issued 15,000,000 common shares to Matthew Wolfson (“Wolfson”) for services valued at $697,984. Two million were registered in the Company’s S-1 made effective August 6, 2020. The issuance to Wolfson was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Wolfson was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Wolfson full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Wolfson acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On September 19, 2018, the Company issued 5,000 common shares to Body Tone, a sole proprietorship (“Body Tone”) for $5,000. The issuance to Body Tone was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Body Tone was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Body Tone full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Body Tone acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 31, 2018, the Company issued 100,000 common shares to Gene Taubman (“Taubman”) for $100,000. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Taubman was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Taubman was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Taubman full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Taubman acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 29, 2018, the Company issued 247,565 common shares to EBI (“EBI”) as a settlement for debt valued at 175,771. The issuance to EBI was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. EBI was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to EBI full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. EBI acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 24, 2019, the Company issued 28,169 common shares to Robert L. Hymers, III (“Hymers”) for $20,000. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 7, 2019, the Company issued 20,000 common shares to Chester W. Hedderman (“Hedderman”) for $20,000. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Hedderman was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hedderman was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Hedderman full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hedderman acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 12, 2019, the Company sold 150,000 common shares to Robert L. Hymers, III (“Hymers”) for services valued at $106,500. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 28, 2019, the Company sold 21,126 common shares to Robert L. Hymers, III (“Hymers”) for 15,000. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020.The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 27, 2019, the Company sold 35,211 common shares to James Hancock (“Hancock”) for $25,000. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Hancock was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hancock was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Hancock full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hancock acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 28, 2019, the Company sold 43,461 common shares to Robert L. Hymers, III (“Hymers”) for services valued at $30,857. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 1, 2019, the Company sold 42,253 common shares to Robert L. Hymers, III (“Hymers”) for $30,000. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020.The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 1, 2019, the Company sold 10,000 shares to PYP Enterprises (“PYP”) for services valued at $7,100. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to PYP was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. PYP was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to PYP full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. PYP acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 1, 2019, the Company sold 10,000 common shares to Brenda Andrews (“Andrews”) for services valued at $7,100. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Andrews was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Andrews was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Andrews full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Andrews acquired the restricted common stock for her own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 11, 2019, the Company sold 64,215 common shares to Nikolai Ogorodikov (“Ogorodikov”) for conversion of a note and accrued interest. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Ogorodikov was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Ogorodikov was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Ogorodikov full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Ogorodikov acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 24, 2019, the Company sold 39,363 common shares to Ben and Carol Howden (“Howden”) for conversion of a note and accrued interest. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Howden was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Howden was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Howden full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Howden acquired the restricted common stock for their own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On October 30, 2019, the Company sold 28,169 common shares to Eyelyn Easson (“Easson”) for settlement of a liability. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Easson was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Easson was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning her qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Easson full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Easson acquired the restricted common stock for her own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 1, 2019, the Company sold 1,000,000 common shares to Donald Steinberg (“Steinberg”) for conversion of KISS note. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Steinberg was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Steinberg was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 23, 2020, the Company sold 10,355 common shares to Tim Manning (“Manning”) settlement of a liability. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Manning was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Manning was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Manning full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Manning acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 11, 2020, the Company sold 200,000 common shares to Robert L. Hymers, III (“Hymers”) for services valued at $102,000. These shares were registered in the Company’s S-1 registration statement made effective August 6, 2020. The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 27, 2020, the Company sold 400,000 common shares to RedStone Consultants (“RedStone”) for services valued at $188,000. The issuance to RedStone was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. RedStone was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to RedStone full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. RedStone acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 4, 2020, the Company sold 100,000 common shares to Vista Capital (“Vista”) as original issue discount on debt valued at $51,000. The issuance to Vista was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Vista was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Vista full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Vista acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 15, 2020, the Company sold 142,857 common shares to Pro Active Capital (“Pro Active”) for $50,000. The issuance to Pro Active was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Pro Active was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Pro Active full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Pro Active acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 3, 2020, the Company sold 65,000 common shares to PCG Advisory for services valued at $55,900. The issuance to PCG was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. PCG was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to PCG full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. PCG acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 14, 2020 Vista Capital Investments, LLC converted is promissory note of unpaid principal and accrued interest $118,800 in 339, 429 shares of common stock. The issuance to Vista was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Vista was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Vista full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Vista acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 18, 2021, Redstart Holdings Corp. converted $30,000 of unpaid principal into 112,824 common shares from a convertible note. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 22, 2021, Redstart Holdings Corp. converted $35,000 of unpaid principal into 145,833 common shares from a convertible note. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 10, 2021, Redstart Holdings Corp. converted $23,000 of unpaid principal and $5,150 of accrued and unpaid interest into 171,856 common shares from a convertible note dated August 11, 2020. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 15, 2021, Redstart Holdings Corp. converted $25,000 of unpaid principal into 152,625 common shares from a convertible note dated September 8, 2020. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 18, 2021, Redstart Holdings Corp. converted $53,000 of unpaid principal and $3,900 of accrued and unpaid interest into 347,375 common shares from a convertible note dated September 8, 2020. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 1, 2021, JSJ Investments, Inc. converted $30,000 of unpaid principal into 238,095 common shares from a convertible note. The issuance to JSJ was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. JSJ was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to JSJ full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. JSJ acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 8, 2021, JSJ Investments, Inc. converted $40,000 of unpaid principal into 361,572 common shares from a convertible note. The issuance to JSJ was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. JSJ was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to JSJ full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. JSJ acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 28, 2021, JSJ Investments, Inc. converted $38,000 of unpaid principal and $5,795.07 in accrued interest into 639,539 common shares from a convertible note dated September 28, 2020. The issuance to JSJ was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. JSJ was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to JSJ full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. JSJ acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 28, 2021, Redstart Holdings Corp. converted $30,000 of unpaid principal into 373,134 common shares from a convertible note dated October 22, 2020. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 6, 2021, Redstart Holdings Corp. converted $20,000 of unpaid principal into 385,356 common shares from a convertible note dated October 22, 2020. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 7, 2021, Redstart Holdings Corp. converted $35,000 of unpaid principal into 674,374 common shares from a convertible note dated October 22, 2020. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 12, 2021, Redstart Holdings Corp. converted $25,000 of unpaid principal into 520,833 common shares from a convertible note dated October 22, 2020. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 17, 2021, Redstart Holdings Corp. converted $18,000 of unpaid principal and $6,400 of interest into 602,469 common shares from a convertible note dated October 22, 2020. The issuance to Redstart was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Redstart was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Redstart full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Redstart acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 25, 2021, YA II PN, Ltd, converted $60,000 of unpaid principal and $1,301.37 of interest into 1,802,981 common shares from a convertible note dated May 7, 2021. The issuance to YA II PN, Ltd, was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. YA II PN, Ltd, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to YA II PN, Ltd, full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. YA II PN, Ltd, acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 8, 2021, Jefferson Street Capital, LLC converted $40,000 of unpaid principal and $750 of expense into 1,344,440 common shares from a convertible note dated December 1, 2020. The issuance to Jefferson Street Capital, LLC was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Jefferson Street Capital, LLC was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Jefferson Street Capital, LLC full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Jefferson Street Capital, LLC acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 16, 2021, YA II PN, Ltd, converted $65,000 of unpaid principal and, $1,197.26 of interest into 1,946,978 common shares from a convertible note dated May 7, 2021. The issuance to YA II PN, Ltd, was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. YA II PN, Ltd, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to YA II PN, Ltd, full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. YA II PN, Ltd, acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 17, 2021, GS Capital Partners, LLC converted $40,000 in principal and $2,005.48 in interest and $325 of expense into 1,675,591 common shares from a convertible note dated December 11, 2020. The issuance to GS Capital Partners, LLC was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital Partners, LLC was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital Partners, LLC full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital Partners, LLC acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company

On July 8, 2021, YA II PN, Ltd, converted $85,000 of unpaid principal and, $787.67 of interest into 1,910,638 common shares from a convertible note dated May 7, 2021. The issuance to YA II PN, Ltd, was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. YA II PN, Ltd, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to YA II PN, Ltd, full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. YA II PN, Ltd, acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 9, 2021, Jefferson Street Capital, LLC converted $50,000 of unpaid principal and expenses of $750 into 1,169,354 common shares from a convertible note dated December 1, 2020. The issuance to Jefferson Street Capital, LLC was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Jefferson Street Capital, LLC was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Jefferson Street Capital, LLC full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Jefferson Street Capital, LLC acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 15, 2021, GS Capital Partners, LLC converted $40,000 in principal and $2,312.33 in interest and $175 in expense into 1,087,745 common shares from a convertible note dated December 11, 2020. The issuance to GS Capital Partners, LLC was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital Partners, LLC was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital Partners, LLC full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital Partners, LLC acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 23, 2021, YA II PN, Ltd, converted $80,000 of unpaid principal and, $4,021.92 of interest into 2,386,985 common shares from a convertible note dated May 7, 2021. The issuance to YA II PN, Ltd, was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. YA II PN, Ltd, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to YA II PN, Ltd, full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. YA II PN, Ltd, acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 9, 2021, GS Capital Partners, LLC converted $30,000 in principal and $1,939.73 in interest and $175 in expense into 1,193,811 common shares from a convertible note dated December 11, 2020. The issuance to GS Capital Partners, LLC was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital Partners, LLC was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital Partners, LLC full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital Partners, LLC acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On November 29, 2021, the Company issued 1,500,000 shares of common stock to Robert L. Hymers, III. The issuance to Mr. Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Mr. Hymers was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning his qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Mr. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On December 2, 2021, the company issued 2,000,000 shares of common stock to Blue Ridge Enterprises, LLC in exchange for settlement of outstanding promissory notes. The issuance to Blue Ridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Blue Ridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Blue Ridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Blue Ridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company. Blue Ridge and the Company also entered into a lock up leak out agreement whereby sales of the 2,000,000 shares were restricted to 500,000 monthly.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1.)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii.)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii.)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(5.)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6.)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i.)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii.)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii.)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv.)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Location

3.1	Certificate of Incorporation.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

3.2	Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on January 9, 2020.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

3.3	Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on July 9, 2020 increasing authorized common stock to 50 million shares.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

3.4	Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on November 1, 2019 designating Series A Preferred Shares.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

3.5	Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on August 23, 2017 converting from a limited liability company to a C corporation.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

3.6	Corporate Bylaws.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

4(vi)	Description of Securities	Incorporated by reference from the Company’s Form 8a-12g filed August 5, 2020.

5.1	Opinion of Mailander Law Office, Inc.	*

10.1	Employment Contract; Matthew Wolfson Chief Executive Officer, as amended.	Incorporated by reference to the Company’s Form S-1/A-4 filed on July 20, 2020.

10.2	Rule 10b5-1 Sales Plan – Wolfson	Incorporated by reference to the Company’s Form S-1/A-4 filed on July 20, 2020.

10.3	Agility Warrant Agreement, December 1, 2018.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

10.4	Agility Warrant Agreement, May 1, 2020.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

10.5	Convertible Promissory Note Luis Lu December 11, 2019.	Incorporated by reference from the Company’s Form S-1/A-4 filed on July 20, 2020.

10.6	July 21, 2020 Convertible Promissory Note with JRD-HD Enterprises III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.7	July 21, 2020 Securities Purchase Agreement with JRD-HD Enterprises III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.8	August 4, 2020 Note Purchase Agreement with JRD-HD Enterprises III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.9	August 4, 2020 8% Convertible Note with JRD-HD Enterprises III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.10	September 3, 2020 Convertible Promissory Note JR-HD Enterprises, III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.11	September 3, 2020 Note Purchase Agreement with JR-HD Enterprises, III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.12	November 3, 2020 Securities Purchase Agreement with JR-HD Enterprises, III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.13	November 3, 2020 Convertible Note with JR-HD Enterprises, III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.14	December 3, 2020 Securities Purchase Agreement with JR-HD Enterprises, III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.15	December 3, 2020 Convertible Promissory Note with JR-HD Enterprises, III, LLC.	Incorporated by reference from the Company’s Form 10-K filed March 30, 2021.

10.16	February 8, 2021 Securities Purchase Agreement, Warrant Agreement, Convertible Debenture and Registration Rights Agreement with YA II PN, Ltd.	Incorporated by reference from the Company’s Form 8-K filed February 12, 2021.

10.17	September 3, 2021 Forbearance Agreement, JRD-HD Enterprises, III, LLC.	*

10.18	October 13, 2021 Securities Purchase Agreement, Convertible Promissory Note, Common Stock Purchase Warrant, Talos Victory Fund, LP.	Incorporated by reference from the Company’s Form 8-K filed October 21, 2021.

10.19	October 14, 2021 Securities Purchase Agreement, Convertible Promissory Note, Common Stock Purchase Warrant, Mast Hill Fund, LP.	Incorporated by reference from the Company’s Form 8-K filed October 21, 2021.

10.20	November 10, 2021 Placement Agent Agreement, Univest Securities.	Incorporated by reference from the Company’s Form 10-Q filed November 15, 2021.

10.21	November 10, 2021 Common Stock Purchase Agreement, White Lion Capital, LLC	Incorporated by reference from the Company’s Form 10-Q filed November 15, 2021.

10.22	November 10, 2021 Registration Rights Agreement, White Lion Capital, LLC	Incorporated by reference from the Company’s Form 10-Q filed November 15, 2021.

10.23	December 1, 2021, Note Settlement Agreement, Lock Up Leak Out Agreement, Blue Ridge Enterprises, LLC, Dianna Kaplan.	*

23.1	Consent of dbbmckennon, Independent Registered Certified Public Accounting Firm	*

*	Filed herewith.

**	In accordance with Rule 406T of Regulation S-T, this information is deemed not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 21, 2021.

By:	/s/ MatthewWolfson
Matthew Wolfson
Chief Executive Officer and Chief Financial Officer
(Principal Executive and Financial Officer)